Exhibit 10.2

EXECUTION VERSION

Project Monty - Syndicated Facility Agreement

Dated     28 November 2016

GWI Acquisitions Pty Ltd (ACN 615 317 130) (“Borrower”)

Each person listed as an Obligor in schedule 1 (together with the Borrower, “Original Obligors”)

National Australia Bank Limited (ABN 12 004 044 937) (“Agent”)

Each person listed as a Lender and Mandated Lead Arranger in schedule 2 (“Original Lenders and MLAs”)

King & Wood Mallesons

Level 61

Governor Phillip Tower

1 Farrer Place

Sydney NSW 2000

Australia

T +61 2 9296 2000

F +61 2 9296 3999

DX 113 Sydney

www.kwm.com

REF: PJD: 602-0017222

Project Monty - Syndicated Facility Agreement

Contents

Details		1

General terms		2

Part 1 Interpretation		2

1	Definitions and interpretation	2

1.1	Definitions	2
1.2	Interpretation	39
1.3	Incorporation of defined terms	41
1.4	Security Trust Deed	41
1.5	Obligations of Lenders to act reasonably	41

Part 2 The Facilities		41

2	The Facilities	41

2.1	Lenders to provide financial accommodation	41
2.2	Finance Party’s rights and obligations	42

3	Purpose	42

3.1	Purpose	42
3.2	No obligation to monitor	42

4	Using the Facilities	42

4.1	Conditions to first Utilisation	42
4.2	Conditions to all Utilisations	43
4.3	Drawdown during the Certain Funds Period	43
4.4	Number of Utilisations	44

5	Utilisations – Loans	44

5.1	Requesting a Utilisation – Loans	44
5.2	Completing a Utilisation Notice – Loans	44
5.3	Currency and amount	45
5.4	Lenders’ participation	45
5.5	Cancellation – end of the Availability Period	45
5.6	Clean Down	45

6	Utilisations – Letters of Credit	45

6.1	Tranche B	45
6.2	Delivery of a Utilisation Notice for Letters of Credit	46
6.3	Completing a Utilisation Notice – Letters of Credit	46
6.4	Currency and amount	46
6.5	Issue of Letters of Credit	46
6.6	Renewal of a Letter of Credit	47
6.7	Notification to the Agent	47
6.8	Reduction or expiry of Letter of Credit	47
6.9	Letter of Credit which does not expire before the Maturity Date for Tranche B	48

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	i

6.10	Extension of existing Letters of Credit	48

7	Letters of Credit	48

7.1	Claims under Letter of Credit	48
7.2	Indemnities	49
7.3	Rights of contribution	50
7.4	Voluntary pay-out	50

Part 3 Repayment, prepayment and cancellation		51

8	Repaying and cancelling	51

8.1	Repayment of Tranche A1 Loan	51
8.2	Repayment of Tranche A2 Loan	51
8.3	Repayment of Tranche B Loans	51
8.4	Voluntary prepayment	52
8.5	Voluntary cancellation	52
8.6	Illegality – Loans	53
8.7	Illegality – Letters of Credit	53
8.8	Restrictions	53

9	Mandatory prepayments	54

9.1	Mandatory prepayments	54
9.2	Application of mandatory prepayments	55
9.3	Timing of mandatory prepayments	56
9.4	Year 5 Mandatory Prepayment	56
9.5	RHA Termination Payment	57

10	Replacement or repayment and cancellation in relation to a Lender	57

10.1	Right to replace a Lender or repay and cancel commitments	57
10.2	Procedure to replace a Lender or repay and cancel commitments	58
10.3	Conditions	59

Part 4 Costs of Utilisations		59

11	Interest	59

11.1	Interest charges	59
11.2	Notification of Interest Periods	60
11.3	When Interest Periods begin and end	60
11.4	Consolidation of Loans	60

12	Changes to the calculation of interest	61

12.1	Unavailability of Screen Rate	61
12.2	Calculation of Reference Bank Rate	61
12.3	Market disruption	61
12.4	Cost of funds	62
12.5	Agent’s role and confidentiality	62
12.6	Right to prepay and substitute an MD Affected Lender	62

13	Fees	62

13.1	Fees contingent	62
13.2	Commitment fees	62
13.3	Establishment fees	63
13.4	Agency fees	63

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	ii

13.5	Letter of Credit fees	63

14	Interest on overdue amounts	64

14.1	Obligation to pay	64
14.2	Compounding	64

15	Break Costs	64

16	Reliquifying Bills	64

16.1	Obligation to draw Bills	64
16.2	Lender as attorney	65
16.3	Termination	65
16.4	No recourse to Borrower	65
16.5	Indemnity by Lender	65

Part 5 Additional payment obligations		65

17	Tax gross up and indemnities	65

17.1	Definitions	65
17.2	Tax gross up	65
17.3	Tax indemnity	66
17.4	Tax credit	67
17.5	Stamp duty and Taxes	67
17.6	Indirect Taxes	67
17.7	FATCA information	68
17.8	FATCA Deduction	68

18	Increased Costs	69

18.1	Increased Costs	69
18.2	Increased Costs claim	69
18.3	Exceptions	69

19	Other indemnities	70

19.1	Currency indemnity	70
19.2	Other indemnities	70
19.3	Indemnity to the Agent	71

20	Mitigation by the Finance Parties	71

20.1	Mitigation	71
20.2	Limitation of liability	71

21	Costs and expenses	72

21.1	Transaction expenses	72
21.2	Amendment and other costs	72
21.3	Enforcement costs	72

Part 6 Representations and warranties, undertakings, Events of Default and Review Event		72

22	Representations and warranties	72

22.1	Representations and warranties	72
22.2	Repetition	77
22.3	Reliance	77

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	iii

23	Undertakings	77

23.1	Information undertakings	78
23.2	Financial Covenants	80
23.3	Distributions	81
23.4	Accounting policy	83
23.5	General undertakings	83
23.6	Undertakings relating to Security and guarantees	87
23.7	Negative undertakings	89
23.8	Refinancing Debt	90

24	Events of Default	91

24.1	Events of Default	91
24.2	Consequences of an Event of Default	93
24.3	Equity cure	94
24.4	Clean-up Period	95
24.5	LC cash cover	96

25	Review Event	96

25.1	Review Event	96
25.2	Consequences of a Review Event	96
25.3	Conditions	98
25.4	RHA Review Event criteria	99

Part 7 Change to the Parties		100

26	Change in Lenders	100

26.1	Lender may assign or novate	100
26.2	Permitted assignment or transfer	100
26.3	Limitation of responsibility of Existing Lenders	102
26.4	Procedure for transfer	103
26.5	Agent’s obligations on receipt of Transfer Certificate	103
26.6	Security over Lenders’ rights	104
26.7	Assignment or novation fee	104
26.8	Borrower not required to pay additional amounts	104
26.9	Borrower not required to pay stamp duty	105

27	Change in Obligors	105

27.1	No assignment or transfers by Obligors	105
27.2	Accession of GRail	105
27.3	New Obligors	106
27.4	Resignation of Obligors	106

28	Relationship between Finance Parties	107

28.1	Appointment and authority	107
28.2	Scope of Agent’s obligations and duties	107
28.3	Role of the MLAs	108
28.4	Business with the Obligors	108
28.5	Lenders bound by Agent’s actions	108
28.6	Agent to follow instructions	108
28.7	How Agent asks for instructions and Lenders give them	108
28.8	Failure to respond and Defaulting Finance Party	109
28.9	Restrictions on variations and waivers	109
28.10	Borrower need not enquire	111

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	iv

28.11	Own enquiries about the Obligors	111
28.12	Agent not obliged to monitor performance or provide information	112
28.13	No obligations to do “know your customer” checks	112
28.14	Information Agent must provide	112
28.15	When Agent is aware of a Default or Review Event	112
28.16	Information received by another division of the Agent	112
28.17	Agent to give notices and communications	113
28.18	Agent not responsible for information	113
28.19	Agent need not act in breach	113
28.20	Force majeure	113
28.21	Exoneration	113
28.22	No liability for Lender’s breach	114
28.23	Agent’s other activities	114
28.24	Agent may delegate	114
28.25	Agent may rely on communications and opinions	114
28.26	Notice of assignment or novation	115
28.27	Correspondence	115

29	Funding of the Agent	115

29.1	Agent may require funding or security before acting	115
29.2	Lenders may fund other Lenders	116

30	Change of Agent	116

30.1	Retirement	116
30.2	Removal	116
30.3	FATCA retirement	116
30.4	Permitted replacements	116
30.5	How the change takes effect	117
30.6	Outgoing Agent’s obligations	117
30.7	Costs of changing Agent	117
30.8	Agent must notify appointment	117

Part 8 Public Offer		117

31	Public Offer	117

31.1	Representations, warranties and undertakings	117
31.2	Borrower’s confirmation	118
31.3	Lenders’ representations and warranties	118
31.4	Information	118

Part 9 Finance Parties and sharing provisions		118

32	Conduct of business by the Finance Parties	118

33	Sharing among the Finance Parties	119

33.1	Payments to Finance Parties	119
33.2	Redistribution of payments	119
33.3	Recovering Finance Party’s rights	119
33.4	Reversal of distribution	120
33.5	Exceptions	121

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	v

Part 10 Administration		121

34	Payment mechanics	121

34.1	Payments to the Agent	121
34.2	Distributions by the Agent	121
34.3	Distributions to an Obligor	122
34.4	Clawback and pre-funding	122
34.5	Agent as a Defaulting Finance Party	122
34.6	Partial payments	123
34.7	No set-off by Obligors	123
34.8	Business Days	123
34.9	Currency of account	124

35	Anti-money laundering and sanctions	124

36	KYC	126

37	Set-off	126

Part 11 General		127

38	Notices and communications	127

38.1	Communications in writing	127
38.2	Addresses	127
38.3	Delivery	127
38.4	Notification of address, fax number, email address	128
38.5	Communications if Agent is a Defaulting Finance Party	128
38.6	Email communication	128
38.7	Reliance	129
38.8	English language	129

39	Calculations and certificates	129

39.1	Accounts	129
39.2	Certificates and determinations	129
39.3	Day count convention	129

40	Partial invalidity	129

41	Remedies and waivers	130

42	Confidentiality	130

42.1	Confidential information	130
42.2	Disclosure of Confidential Information	130
42.3	Privacy	132
42.4	Continuing obligations	132
42.5	Entire agreement	132
42.6	Inside information	132
42.7	Notification of disclosure	132

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	vi

43	Counterparts	132

44	Indemnities and reimbursement	133

45	Code of Banking Practice	133

46	Governing law and jurisdiction	133

47	Contractual recognition of Bail-in	133

Schedule 1 – Original Obligors		134

Schedule 2 – Original Lenders and MLAs		138

Schedule 3 – Utilisation Notice		145

Part A – Form of Utilisation Notice (Loans)		145

Part B – Form of Utilisation Notice (Letter of Credit)		147

Schedule 4 – Interest Period Selection Notice		149

Schedule 5 – Form of Transfer Certificate		150

Schedule 6 – Initial Conditions Precedent		152

Schedule 7 – Tranche A1 Repayment Schedule		155

Schedule 8 – Form of Accession Deed (Additional Obligor)		156

Schedule 9 – Form of Obligor Resignation Deed		158

Schedule 10 – Form of Compliance Certificate		159

Schedule 11 – Form of Letter of Credit		160

Part A – Form of Letter of Credit		160

Part B – Form of Bank Guarantee		163

Schedule 12 – Form of Verification Certificate		166

Schedule 13 – Excluded Contracts		168

Schedule 14 – Approved Lenders		170

Part A – Banks		170

Part B – Funds, insurance companies and investment banks		171

Signing page		172

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	vii

Project Monty - Syndicated Facility Agreement

Details

Date	28 November 2016

Parties	Borrower, Original Obligors, Agent, Original Lenders and Mandated Lead Arrangers

Borrower	Name	GWI Acquisitions Pty Ltd

	ACN	615 317 130

	Address	Level 3, 33 Richmond Road, Keswick SA 5035

	Fax	+61 8 8343 5454

	Telephone	+61 8 8343 5455

	Email	mmorris@gwrr.com

	Attention	Chief Financial Officer, GWA

Original Obligors	Each person (together with the Borrower) listed as an Obligor in schedule 1 (“Original Obligors”). Their contact and notice details are also in schedule 1 (“Original Obligors”).

Mandated Lead Arrangers	Each person listed in Part A of schedule 2 (“Original Lenders and MLAs”). Their contact and notice details are also in Part A of schedule 2 (“Original Lenders and MLAs”).

Original Lenders	Each person listed in Part A of schedule 2 (“Original Lenders and MLAs”). Their contact and notice details are also in Part A of schedule 2 (“Original Lenders and MLAs”).

Agent	Name	National Australia Bank Limited

	ABN	12 004 044 937

	Address	Level 25, 255 George Street, Sydney NSW 2000

	Telephone	+61 2 9237 1040

	Fax	+61 2 9237 1634

	Email	Richard.Wheeler@nab.com.au

	Attention	Richard Wheeler, Director, Agency & Trustee Services

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	1

Project Monty - Syndicated Facility Agreement

General terms

Part 1 Interpretation

1	Definitions and interpretation

1.1	Definitions

These meanings apply unless the contrary intention appears:

AARC means AustralAsia Railway Corporation (ABN 43 839 400 411).

Accession Deed (Additional Obligor) means a document substantially in the form set out in schedule 8 (“Form of Accession Deed (Additional Obligor)”).

Accounting Principles means accounting principles and practices applying by law or otherwise generally accepted in Australia and the United States consistently applied, including Australian Accounting Standards (developed and maintained by the Australian Accounting Standards Board) and U.S. GAAP.

Additional Equity Contribution has the meaning given in clause 24.3(a) (“Equity cure”).

Additional Obligor means:

(a)	following the date on which it accedes to this agreement in the capacity as an Obligor in accordance with clause 27.2 (“Accession of GRail”), GRail; and

(b)	each other New Obligor,

and who, in each case, has not ceased to be an Obligor in accordance with the terms of this agreement.

Affected Lender has the meaning given in clause 10.1 (“Right to replace a Lender or repay and cancel commitments”).

Affiliate means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

Approved Lender means each Original Lender and each entity listed in schedule 14 (“Approved Lenders”).

Associate has the meaning given to it in section 128F(9) of the Tax Act.

AustralAsia Railway Project Concession Deed means the concession deed between AARC, The Northern Territory of Australia, The Crown in the right of the State of South Australia and GWA (North) (as amended and restated on 1 December 2010).

Australian Privacy Principles means the Australian Privacy Principles as set out in the Privacy Act 1988 (Cth).

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	2

Australian Withholding Tax means any Australian Tax required to be withheld or deducted from any interest or other payment under Division 11A of Part III of the Tax Act or Subdivision 12-F of Schedule 1 to the Taxation Administration Act 1953 (Cth).

Authorisation means:

(a)	any consent, authorisation, registration, filing, lodgement, agreement, notarisation, certificate, permission, licence, approval, authority or exemption from, by or with a Government Agency; or

(b)	in relation to anything which will be fully or partly prohibited or restricted by law if a Government Agency intervenes or acts in any way within a specified period after lodgement, filing, registration or notification, the expiry of that period without intervention or action.

Authorised Officer means:

(a)	in relation to an Obligor, a director or secretary of the Obligor and each person appointed as an “Authorised Officer” of the Obligor by notice to the Agent (that notice being accompanied by a certified copy of the signature of the appointee), whose identity has been verified to the satisfaction of each Finance Party in order to manage its “know your customer” and similar checks and whose appointment has not, prior to that time, been revoked by the Obligor by notice to the Agent; or

(b)	in relation to a Finance Party, a director or secretary or any person who purports to be a “manager”, “head”, “counsel”, “chief”, “executive”, “director”, “vice president” or “president” (or a person performing, or purporting to perform, the functions of any of them) of that party, at that time.

Availability Period means:

(a)	in relation to Tranche A1 and Tranche A2, the period from and including the date of Financial Close to and including the date that is 20 Business Days after the date of Financial Close; or

(b)	in relation to Tranche B, the period from and including the date of Financial Close to and including the date that is 1 month prior to the Maturity Date for Tranche B.

Available Commitment means, in relation to a Facility, a Lender’s Commitment under that Facility minus:

(a)	the amount of its participation in any outstanding Utilisations under that Facility; and

(b)	in relation to any proposed Utilisation, the amount of its participation in any Utilisations that are due to be made under that Facility on or before the proposed Utilisation Date,

other than, in relation to any proposed Utilisation under Tranche B only, that Lender’s participation in any outstanding Utilisations under Tranche B that are due to be repaid or prepaid on or before the proposed Utilisation Date.

Available Facility means, in relation to a Facility, the aggregate for the time being of each Lender’s Available Commitment in respect of that Facility.

Bail-in Action means the exercise of any Write-down and Conversion Powers.

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	3

Bail-in Legislation means, in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time.

Bank Base Case Financial Model means the financial model agreed between the Borrower and the Original Lenders as an Initial Condition Precedent.

Base Currency means Australian dollars.

Basel III means:

(a)	the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee on Banking Supervision in December 2010, each as amended, supplemented or restated;

(b)	the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and

(c)	any further guidance or standards published by the Basel Committee on Banking Supervision relating to “Basel III”.

BBSY Bid means in relation to any Loan in Australian dollars:

(a)	the applicable Screen Rate as of the Specified Time for Australian dollars and for a period equal in length to the Interest Period of that Loan; or

(b)	as otherwise determined pursuant to clause 12.1 (“Unavailability of Screen Rate”).

The rate set must be expressed as a percentage rate per annum and be rounded up to the nearest fourth decimal place.

Bid Date means 14 October 2016.

Bill has the meaning it has in the Bills of Exchange Act 1909 (Cth) and a reference to the drawing, acceptance or endorsement of, or other dealing with, a Bill is to be interpreted in accordance with that Act.

Break Costs means the amount (if any) by which:

(a)	the interest (exclusive of the Margin component) which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

exceeds:

(b)	the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	4

deposit with a leading bank in the Relevant Market or acquiring a bill of exchange accepted by a leading bank for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

It is an amount payable in lieu of interest which would otherwise have been paid.

Business Day means a day (other than a Saturday, Sunday or public holiday in that place) on which banks are open for general business in Sydney and Melbourne.

Calculation Date means, in each calendar year, the last day of each Quarter. The first Calculation Date will be 30 June 2017 or such earlier Quarter end date as notified by the Borrower to the Agent.

Calculation Period means, in respect of each Calculation Date, the 12 month period ending on that Calculation Date, other than where the period from Financial Close to that Calculation Date is less than 12 months, in which case clause 23.2(c) (“Financial Covenants”) will apply.

Cash Sweep Event will exist if, on any two consecutive Calculation Dates, a Lock-Up Event exists.

Certain Funds Event means any of the following:

(a)	the Initial Conditions Precedent or the conditions precedent in clause 4.2 (“Conditions to all Utilisations”) have not been satisfied or waived by the Agent (acting on the instructions of all the Original Lenders), except that a Utilisation Notice delivered during the Certain Funds Period will, in respect of confirmations as to no Default or misrepresentation subsisting at the time of delivery of the Utilisation Notice, only require confirmation in respect of the Major Representations and the Major Defaults and nothing else;

(b)	a Major Default is subsisting;

(c)	a Major Representation of an Obligor is not true and correct in all material respects; or

(d)	it is unlawful for the Original Lenders to perform any of their obligations in respect of the Facilities (for the avoidance of doubt the Lenders remain liable to perform those obligations that are not unlawful).

Certain Funds Period means, in respect of each Original Lender, the period from (and including) the Bid Date until (and including) the date that is 90 days after the Bid Date (or any extended period agreed between the Borrower and the Original Lenders).

CFADS means, for a Calculation Period ending on a Calculation Date (without double-counting):

(a)	EBITDA; plus or minus

(b)	negative or positive movements in working capital of the GWA Group; less

(c)	Operating Expenses (excluding costs, expenses and losses excluded from the calculation of EBITDA); less

(d)	expenditure on Growth Capex to the extent not funded from:

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	5

(i)	Permitted Financial Indebtedness;

(ii)	equity contributions; or

(iii)	any amount that was available in a previous period to pay a Distribution but which has been retained and not distributed; less

(e)	Taxes paid in cash by the GWA Group (net of rebates, refunds or credits for Taxes received by the GWA Group) for that period,

in each case, for that Calculation Period.

Change of Control Review Event has the meaning given in clause 25.1 (“Review Event”).

Code means the US Internal Revenue Code of 1986.

Commitment means a:

(a)	Tranche A1 Commitment;

(b)	Tranche A2 Commitment; or

(c)	Tranche B Commitment.

Competitor means any person from time to time which is involved in the freight rail, transport, logistics and rail infrastructure operation and maintenance businesses, including Aurizon, Pacific National, Brookfield Rail, Watco, Qube, Toll, Patrick, DP World and SCT Logistics (or any of their Affiliates) and Australian Rail Track Corporation.

Completion has the meaning given in the Share Sale Agreement.

Compliance Certificate means a certificate substantially in the form set out in schedule 10 (“Form of Compliance Certificate”).

Concession Document means:

(a)	each SA Ground Lease; and

(b)	the AustralAsia Railway Project Concession Deed.

Confidential Information means all information relating to any Obligor, the Finance Documents, a Facility or the Transaction of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or a Facility from either:

(a)	an Obligor or any of its Affiliates;

(b)	any Connected Person of an Obligor or its Affiliates; or

(c)	another Finance Party, if the information was obtained by that Finance Party directly or indirectly from an Obligor or its Affiliates (or any Connected Person of an Obligor or its Affiliates),

in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	6

contains or is derived or copied from such information but excluding information that:

(d)	is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of clause 42 (“Confidentiality”); or

(e)	is identified in writing at the time of delivery as non-confidential by any Obligor or its Affiliate (or any Connected Person of an Obligor or its Affiliates); or

(f)	is known by that Finance Party before the date the information is disclosed to it in accordance with sub-paragraphs (c) or (d) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Obligors and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.

Connected Person means, in relation to any person, any director, officer, employee, agent, attorney, auditor or other adviser of that person.

Contested Tax means any Tax payable by an Obligor where that Obligor:

(a)	in good faith and in accordance with proper procedures, is contesting its liability to pay that Tax;

(b)	is not required by applicable law to pay that Tax before contesting its liability to pay the Tax; and

(c)	in respect of which it has made appropriate provisions (if any) having regard to Accounting Principles and for which it has set aside equivalent reserves.

Core Business means the freight rail, transport, logistics and rail infrastructure operation and maintenance businesses operated by the GWA Group, including:

(a)	the rail freight and rail infrastructure business in South Australia known as “SA Rail” which is the subject of the SA Ground Leases;

(b)	the rail freight and rail infrastructure business between Adelaide and Darwin which is the subject of the AustralAsia Railway Project Concession Deed;

(c)	to the extent not already included in paragraphs (a) or (b) above, the rail freight, transport and logistics businesses operated by GWA from time to time;

(d)	the rail freight business operated by the Freightliner Entities; and

(e)	on and from Completion, the rail freight business operated by GRail.

Corporation Loan means the $50 million concessional loan from AARC to GWA (North).

Corporations Act means the Corporations Act 2001 (Cth).

Costs includes costs, charges and expenses, including those incurred in connection with advisers and any legal costs on a full indemnity basis.

Debt Financiers Security has the meaning given in the Debt Financiers Tripartite Deed (2010).

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	7

Debt Financiers Tripartite Deed (2010) has the meaning given in the AustralAsia Railway Project Concession Deed.

Debt Service means, in respect of a period (without double-counting):

(a)	Interest Expense for that period; and

(b)	the aggregate of all scheduled principal repayments under the Finance Documents (as defined in the Security Trust Deed) paid or payable during that period.

Debt Service Cover Ratio or DSCR means, for a Calculation Period ending on a Calculation Date, the ratio of A:B where:

A = CFADS for that Calculation Period; and

B = Debt Service for that Calculation Period.

Default means an Event of Default or a Potential Event of Default.

Defaulting Finance Party means any Finance Party which:

(a)	is or is adjudicated to be insolvent;

(b)	in the case of a Lender, fails to participate in a Loan under this agreement (or has notified the Borrower or the Agent that it will not participate in a Utilisation under this agreement) when it is obliged to do so;

(c)	in the case of an Issuing Bank:

(i)	fails to issue, renew or extend a Letter of Credit (or has notified the Borrower or the Agent that it will not issue, renew or extend a Letter of Credit) when it is obliged to do so; or

(ii)	fails to pay a claim (or has notified the Agent or the Borrower that it will not pay a claim) in accordance with clause 7.1 (“Claims under a Letter of Credit”);

(d)	without limiting paragraphs (b) and (c) above, fails to make a payment (in any capacity) when due under this agreement or has notified a party that it will not make such a payment;

(e)	repudiates or rescinds any Finance Document;

(f)	is the subject of Bail-in Action; or

(g)	is wound up or has a Controller appointed to it (or any analogous process),

unless, in the case of paragraphs (b), (c) and (d) above, its failure to participate in a Utilisation or to pay an amount is caused by an administrative or technical error or a Disruption Event and, in either case, the relevant Utilisation or payment is made within 3 Business Days of its due date or the Finance Party is disputing in good faith whether it is contractually obliged to make the payment in question.

Details means the section of this agreement entitled “Details”.

Disposal means a sale, transfer or other disposal by a person of any asset (whether by way of a single transaction or series of transactions).

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	8

Disruption Event means either or both of:

(a)	a material disruption to those payment or communication systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facilities (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the parties to this agreement; or

(b)	the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a party to this agreement preventing that, or any other party to this agreement:

(i)	from performing its payment obligations under the Finance Documents; or

(ii)	from communicating with other parties to this agreement in accordance with the terms of the Finance Documents,

and which (in either such case) is not caused by, and is beyond the control of, the party to this agreement whose operations are disrupted.

Distribution means any dividend, charge, interest, payment or other distribution or repayment to or for the benefit of any holder of units, share capital or partnership interests in an Obligor and includes any payment in respect of any Subordinated Debt but excludes:

(a)	any payment of reasonable director’s fees in any Financial Year, provided that no Default or Review Event has occurred and is continuing or will arise as a result of payment;

(b)	any dividend or distributions where there has been or will simultaneously be, one or more subscriptions for new units, partnership interests or shares by applicable unitholders in a relevant trust, partners or shareholders in the relevant Obligor, where the new units, partnership interests or shares are subject to the Security and the subscription is for an amount at least equal to such dividend or distribution;

(c)	in respect of a Financial Year, payments made pursuant to any arm’s length administrative services agreement for the provision of corporate and support services (the scope of which is consistent with agreements of that nature), including out-of-pocket expenses;

(d)	any distribution by one Obligor to another Obligor or payment pursuant to a Tax Funding Arrangement or Tax Sharing Arrangement; and

(e)	any dividend, payment or other distribution to one or more Minority Investors (provided that the aggregate amount of such dividend, payment or other distribution does not exceed the pro rata entitlement of the Minority Investors based on the percentage holding of the Minority Investors as at the date of this agreement).

Distribution Conditions has the meaning given in clause 23.3(a) (“Distributions”).

Dormant Entity means each of:

(a)	ARG Sell Down Holdings Pty Limited (ABN 55 096 337 816);

(b)	GWA Holdings Pty Limited (ABN 62 095 319 672);

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	9

(c)	ARG Sell Down No2 Pty Limited (ABN 80 096 337 923); and

(d)	GWA Operations North Pty Limited (ABN 88 093 145 290).

EBITDA means, in respect of a 12 month period ending on a Calculation Date, the consolidated net profit of the GWA Group for that period and (without double counting):

(a)	after adding back interest expense of the GWA Group in respect of the period (adjusted for the net effect of interest rate hedging transactions);

(b)	after excluding any accrued interest paid or payable to any member of the GWA Group;

(c)	after adding back corporate tax or tax on income or gains of the GWA Group in respect of the period;

(d)	before deducting (but if deducted, after adding back) any depreciation on fixed assets and any amortisation or impairment of any assets of the GWA Group in respect of the period;

(e)	after excluding costs, expenses and income resulting from any one-off, non-recurring, extraordinary, unusual or exceptional items (including significant items or abandonments);

(f)	after excluding unrealised gains or losses on hedging contracts and realised gains or losses on termination of hedging contracts;

(g)	after excluding amounts paid or payable in relation to any Subordinated Debt;

(h)	after excluding non-cash items taken into account in calculating the consolidated net profit of the GWA Group;

(i)	after excluding any transaction and one-off costs and expenses in respect of:

(i)	the Transaction or the Facilities (or both) in accordance with the agreed Funds Flow Statement; or

(ii)	any other Permitted Acquisition or Growth Capex (whether consummated or not) incurred by a member of the GWA Group during that period;

(j)	after deducting (to the extent otherwise included) any gain against book value incurred by a member of the GWA Group on the disposal of any asset (not being a disposal made in the ordinary course of trading) during that period and before taking account of any loss or gain on any revaluation or impairment of any asset during the period;

(k)	after adding back any non-cash costs related to any management incentive scheme or any other similar share or other ownership interest based employee compensation scheme of the GWA Group;

(l)	after excluding any non-cash current service costs, net interest costs or actuarial gains or losses on defined benefit superannuation schemes of the GWA Group;

(m)

to the extent included in net profit of the GWA Group, excluding any net profit (or loss) of any Excluded Subsidiary and any other entity which is not part of the consolidated group but including any net cash

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	10

distributions actually received by the consolidated group from such entity sourced from their excess operating cashflow or other internally generated cashflow; and

(n)	after adding back fees paid or payable to the Agent and the Security Trustee (in that capacity) under the Agency and Security Trustee Fee Letter.

For Permitted Acquisitions made or Growth Capex undertaken during a 12 month period ending on a Calculation Date which forms part of the consolidated group, EBITDA will be adjusted (without double counting) by an entity to include:

(i)	the pro-forma earnings before interest, tax, depreciation and amortisation (calculated in the same way as EBITDA) attributable to the Permitted Acquisition or, in the case of Growth Capex in connection with contracted revenue, attributable to that Growth Capex, in each case for that part of the 12 month period up to (but excluding) the date of the Permitted Acquisition made or Growth Capex undertaken, provided that those adjustments are certified by the Chief Financial Officer of the Borrower and if they exceed A$10 million in aggregate, those adjustments exceeding A$10 million must also be certified by any one of the “big four” accounting firms selected by the Borrower or any third party or consultant reasonably acceptable to the Agent; and

(ii)	the actual earnings before interest, tax, depreciation and amortisation for that part of the 12 month period from (and including) the date of the Permitted Acquisition made or Growth Capex undertaken.

Where an entity, business or other asset is sold, transferred or otherwise disposed of by any GWA Group member during such period, no EBITDA generated by that entity, business or other asset will be included.

EEA Member Country means any member state of the European Union, Iceland, Liechtenstein and Norway.

Environment includes the natural physical surroundings of mankind (whether affecting individuals or groupings of individuals) and any man-made changes to them.

Environmental Law means a provision of a law, regulation or directive issued by a Government Agency which is binding on an Obligor or its assets regulating or relating to an aspect of planning, the Environment, heritage, health or safety.

Equity Cure means an equity cure of the breach of a Financial Covenant effected in accordance with clause 24.3 (“Equity cure”).

EU Bail-In Legislation Schedule means the document described as such and published by the Loan Market Association (or any successor person) from time to time.

Event of Default means any event or circumstance specified as such in clause 24.1 (“Events of Default”).

Excluded Contract means each agreement referred to in schedule 13 (“Excluded Contracts”).

Excluded Subsidiary means:

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	11

(a)	each Dormant Entity; and

(b)	each member of the Hold Co Group which is not an Obligor and is not required to become an Obligor in accordance with clause 23.6(e) (“Obligor Coverage Test”).

Expiry Date means, for a Letter of Credit, the last day of its Term.

Facility means:

(a)	each Term Loan Facility; or

(b)	Tranche B,

and Facilities means all of them.

Facility Office means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days’ written notice) as the office or offices through which it will perform its obligations under this agreement.

FATCA means:

(a)	sections 1471 to 1474 of the Code or any associated regulations;

(b)	any treaty, law or regulation of any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)	any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.

FATCA Application Date means:

(a)	in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014;

(b)	in relation to a “withholdable payment” described in section 1473(1)(A)(ii) of the Code (which relates to “gross proceeds” from the disposition of property of a type that can produce interest from sources within the US), 1 January 2019; or

(c)	in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraphs (a) or (b) above, 1 January 2019,

or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of this agreement.

FATCA Deduction means a deduction or withholding from a payment under a Finance Document required by FATCA.

FATCA Exempt Party means a party that is entitled to receive payments free from any FATCA Deduction.

Fee Letter means:

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	12

(a)	the Mandate, Commitment and Establishment Fee Letter;

(b)	the Agency and Security Trustee Fee Letter; and

(c)	any other letter or letters entered into between the Borrower and a Finance Party from time to time setting out any fees payable by the Borrower to that Finance Party.

Finance Debt means any present or future, actual or contingent liability in connection with any:

(a)	money borrowed or raised; or

(b)	amount raised in connection with any note purchase facility or the issue of bonds, notes, debentures, units, loan stock or similar instruments; or

(c)	reimbursement obligation or counter-indemnity with respect to a letter of credit, guarantee or similar instrument issued by a bank or financial institution; or

(d)	derivative transaction (and, when calculating the liability in connection with any derivative transaction, only the mark to market value is taken into account unless the derivative transaction has been terminated or closed-out, in which case the liability is the termination amount or close out amount for the derivative transaction); or

(e)	redeemable share or other redeemable security where the holder has the right, or the right in certain circumstances, to require redemption before the final Maturity Date; or

(f)	deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not more than 90 days overdue or which are being contested in good faith); or

(g)	any Finance Lease; or

(h)	obligation to deliver assets or services paid for in advance by a financier or otherwise relating to a financing transaction; or

(i)	receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis); or

(j)	amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing; or

(k)	any guarantee of any of the above,

but does not include an operating lease and any obligation under a lease which is classed as an operating lease to the extent such obligation becomes, as a result of any changes to the applicable Accounting Principles, a Finance Lease.

In this definition, “guarantee” includes:

(i)	any guarantee, indemnity, bond, letter of credit, legally binding comfort letter or similar assurance against loss; or

(ii)	any direct or indirect, actual or contingent obligation to purchase or assume any person’s liabilities, to make an investment in or provide financial accommodation to any person, or to purchase

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	13

any person’s assets, in each case, where that obligation is assumed to assist that person to meet its liabilities; or

(iii)	any other direct or indirect, actual or contingent obligation under which a person is, or may be, responsible for another person’s solvency, financial condition or liabilities.

Finance Document means, for the purposes of this agreement:

(a)	this agreement;

(b)	the Security Trust Deed;

(c)	each Security;

(d)	each Fee Letter;

(e)	any Subordination Agreement;

(f)	each Tripartite Agreement;

(g)	each Accession Deed (Additional Obligor);

(h)	any document which is designated as a “Finance Document” for the purposes of this agreement in writing by the Borrower and the Agent; and

(i)	any document that amends, novates, supplements, extends, restates or replaces any of the above.

Finance Lease means a lease constituting or accounted for in or in a similar way to a finance lease or a capitalised lease under the Accounting Principles and includes any hire purchase agreement.

Finance Party means:

(a)	the Agent;

(b)	each MLA; and

(c)	each Lender,

and Finance Parties means all of them.

Financial Accommodation includes every form of financial accommodation including, without limitation:

(a)	making an advance or loan;

(b)	drawing, accepting, endorsing, discounting, collecting or paying a bill of exchange, cheque or other negotiable instrument;

(c)	entering into any agreement or transaction of any kind as a result of which a debt or liability or a contingent debt or liability arises (including without limitation any Finance Lease); and

(d)	forbearing to require immediate payment of any moneys owing or contingently owing on any account, for any reason whatever,

but for the avoidance of doubt does not include an operating lease.

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	14

Financial Close means the date on which all of the Finance Documents have been executed by all of the parties thereto, and the Agent has confirmed that all Initial Conditions Precedent have been satisfied or waived by the Agent (acting on the instructions of all Lenders).

Financial Covenant has the meaning given in clause 23.2(a) (“Financial Covenants”).

Financial Model means the Bank Base Case Financial Model, as updated from time to time.

Financial Year means each 12 month period ending on 31 December.

Financier Consent Deed means the document so entitled to be dated on or about the date of the Rail Haulage Agreement between Glencore Coal, GRail and the Security Trustee.

Freightliner Entity means:

(a)	Freightliner Australia Pty Ltd (ABN 51 122 522 123);

(b)	Freightliner Australia Coal Haulage Pty Ltd (ABN 46 137 483 713); and

(c)	FLA Coal Services Pty Ltd (ABN 38 137 483 240),

and Freightliner Entities means all of them.

Fund means any unit trust, investment trust, investment company, managed account, limited partnership, general partnership, fund or other collective investment scheme, pension fund, insurance company or any other body corporate or entity.

Funds Flow Statement means the funds flow statement delivered by the Borrower and agreed by the Agent (acting on the instructions of all the Original Lenders) as an Initial Condition Precedent.

Glencore Coal means Glencore Coal Pty Ltd (ABN 18 082 271 930).

Government Agency means any government or any governmental, semi-governmental or judicial entity or authority. It also includes any self-regulatory organisation established under statute or any stock exchange.

GRail means Glencore Rail (NSW) Pty Ltd (ABN 11 079 546 777).

Group Structure Diagram means the group structure diagram delivered by the Borrower and agreed by the Agent (acting on the instructions of all the Original Lenders) as an Initial Condition Precedent, as updated in accordance with this agreement.

Growth Capex means payment for expenditure on the acquisition, development, upgrading or significant refurbishment (including the purchase of new assets to replace obsolete assets) of equipment, machinery, fixed assets, real property (including improvements thereon) or any other capital assets (including any costs incurred in connection with that expenditure) in connection with the Core Business.

GWA means Genesee & Wyoming Australia Pty Ltd (ABN 17 079 444 296).

GWA Group means the Obligors from time to time.

GWA (North) means GWA (North) Pty Ltd (ABN 92 144 081 774).

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	15

GWA (North) Security Documents means:

(a)	the fixed and floating charge dated 29 November 2010;

(b)	the security trust deed dated 29 November 2010; and

(c)	each real property mortgage dated on or about 29 November 2010,

in each case granted by GWA (North) in favour of GWA (as security trustee).

GWI means Genesee & Wyoming Inc.

Head Company means the head company (as defined in the Tax Act) of a Tax Consolidated Group.

Holding Company means in relation to a company or other entity, any other company or other entity in respect of which it is a Subsidiary.

Hold Co means GWI Holdings No.2 Pty Ltd (ABN 53 132 989 998).

Hold Co Group means Hold Co and each of its Subsidiaries (other than the Dormant Entities).

Increased Cost has the meaning given in clause 18.1(b) (“Increased Costs”).

Indirect Tax means any goods and services tax, consumption tax, value added tax or any tax of a similar nature.

Initial Conditions Precedent means each of the conditions precedent to first drawdown of the Facilities as set out in schedule 6 (“Initial Conditions Precedent”).

A person is Insolvent if:

(a)	it is (or states that it is) an insolvent under administration or insolvent (each as defined in the Corporations Act); or

(b)	it is in liquidation, in provisional liquidation, under administration or wound up or has had a Controller, liquidator, provisional liquidator or administrator appointed to its property; or

(c)	it is subject to any arrangement, assignment, moratorium or composition, protected from creditors under any statute, or dissolved, deregistered or applies to be deregistered (in each case, other than to carry out a reconstruction, reorganisation or amalgamation while solvent on terms approved by the Agent); or

(d)	an application or order has been made (and, in the case of an application, it is not stayed, withdrawn or dismissed within 14 days), resolution passed or any other action taken, in each case in connection with that person, in respect of any of (a), (b) or (c) above; or

(e)	it is the subject of an event described in section 459C(2)(b) or section 585 of the Corporations Act (or it makes a statement from which the Agent reasonably deduces it is so subject); or

(f)	it is otherwise unable to pay its debts when they fall due; or

(g)	something having a substantially similar effect to (a) to (f) above happens in connection with that person under the law of any jurisdiction.

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	16

Interest Expense means the sum of the interest, margin, guarantee fees, letter of credit fees, line fees and commitment fees paid or payable under all Finance Debt under the Finance Documents (as defined in the Security Trust Deed) less interest income and adjusted for the net effect of hedging transactions and includes interest and amounts in the nature of interest earned on cash, in accordance with the Accounting Principles, but Interest Expense does not include:

(a)	establishment, upfront or underwriting fees in respect of Finance Debt, including the Facilities, any amortisation of fees or any fees, costs and expenses incurred in connection with refinancing any Finance Debt;

(b)	amounts paid or payable in relation to Subordinated Debt; or

(c)	any non-cash mark to market adjustments made in accordance with the Accounting Principles in respect of any permitted hedging under a Hedge Agreement.

Interest Payment Date means, for a Loan:

(a)	the last day of an Interest Period for that Loan; or

(b)	where an Interest Period for a Loan is longer than 3 months:

(i)	the last day of each 3 month period occurring during the Interest Period; and

(ii)	the last day of the Interest Period,

other than in respect of the first Interest Period for the Tranche A1 Loan and the Tranche A2 Loan, respectively, where the Interest Payment Date shall be the last day of the Interest Period for that Loan.

Interest Period means:

(a)	for a Loan, each period selected in accordance with clause 11.2 (“Notification of Interest Periods”);

(b)	for a Letter of Credit, the Term of that Letter of Credit; and

(c)	in the case of an Unpaid Sum, each period determined in accordance with clause 14 (“Interest on overdue amounts”).

Interest Period Selection Notice means a notice substantially in the form set out in, and completed in accordance with, schedule 4 (“Interest Period Selection Notice”).

Interpolated Screen Rate means, in relation to any Loan, the rate (rounded up to the nearest fourth decimal place) which results from interpolating on a linear basis between:

(a)	the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of the Loan; and

(b)	the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan,

each as of the Specified Time for the currency of that Loan.

Investor means:

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	17

(a)	Macquarie Group Limited;

(b)	any Affiliate or Related Body Corporate of Macquarie Group Limited; and/or

(c)	any Fund whose Manager is Macquarie Group Limited or any Affiliate or Related Body Corporate of Macquarie Group Limited.

Issuing Bank means any Lender under Tranche B from time to time.

Joint Venture means any form of joint venture, whether a company, unincorporated entity, undertaking, association, partnership or other similar entity in which an Obligor and a third party which is not an Obligor holds an equity, ownership or participating interest.

LC Beneficiary Notice Date means, in relation to a Letter of Credit which is issued on terms that its Expiry Date will be automatically extended, the earlier of:

(a)	the date on which an Issuing Bank must, under the terms of that Letter of Credit, notify the beneficiary of the Letter of Credit that the then-applicable Expiry Date will not be extended; and

(b)	60 days prior to the then-applicable Expiry Date for that Letter of Credit.

Lender means:

(a)	each Original Lender; and

(b)	each New Lender,

and which has not ceased to be a Lender in accordance with the terms of this agreement.

Letter of Credit or LC means:

(a)	a letter of credit, substantially in the form set out in Part A of schedule 11 (“Form of Letter of Credit”);

(b)	a bank guarantee substantially in the form set out in Part B of schedule 11 (“Form of Letter of Credit”); or

(c)	a letter of credit, bank guarantee, performance bond or other instrument requested by the Borrower in such other form agreed by the Agent with the prior consent of the relevant Issuing Bank (such agreement not to be unreasonably withheld, having regard to the internal policies of the relevant Issuing Bank from time to time), in each case, issued by an Issuing Bank under Tranche B.

Leverage Ratio means, on a Calculation Date, the ratio of A:B where:

A = Net Senior Debt on that Calculation Date; and

B = EBITDA for the Calculation Period ending on that Calculation Date.

Loan means:

(a)	a Tranche A1 Loan;

(b)	a Tranche A2 Loan; or

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	18

(c)	a Tranche B Loan.

Lock-Up Event means, in respect of any Calculation Date, any of the Distribution Conditions have not been met.

Locked-Up Cash means, in respect of any Calculation Date where a Lock-Up Event subsists, all amounts from the Quarter ending on that Calculation Date which would otherwise have been available to pay a Distribution if the Lock-Up Event was not subsisting.

Majority Lenders means, at any time, those Lenders whose aggregate Commitments are equal to or greater than 66.67% of the Total Commitments under all Facilities at that time.

Major Authorisation means each Authorisation necessary for it to carry on any business it conducts to the extent that failure to obtain, comply with or maintain that Authorisation would be likely to have a Material Adverse Effect.

Major Default means any Events of Default under the following provisions of this agreement:

(a)	clause 24.1(a) (“Non payment”);

(b)	clause 24.1(f) (“Insolvency”);

(c)	clause 24.1(g) (“Rail Haulage Agreement”);

(d)	clause 24.1(h) (“Voidable, repudiation or unlawful”);

(e)	clause 24.1(i) (“Cessation of business”);

(f)	clause 24.1(j) (“Compulsory acquisition”);

(g)	clause 24.1(k) (“Material judgment”); or

(h)	clause 24.1(c) (“Failure to comply with other obligations”) because an Obligor has not complied with one of the following undertakings:

(i)	clause 23.5(a) (“Authorisations”);

(ii)	clause 23.6(c) (“Pari passu ranking”);

(iii)	clause 23.7(a) (“Disposal of assets”);

(iv)	clause 23.7(b) (“Negative pledge”);

(v)	clause 23.7(d) (“Distributions”);

(vi)	clause 23.7(h) (“Finance Debt”);

(vii)	clause 23.7(i) (“Financial Accommodation”); or

(viii)	clause 23.7(j) (“Acquisitions”).

Major Representation means each of the representations set out in the following provisions of this agreement:

(a)	clause 22.1(a) (“Status”);

(b)	clause 22.1(b) (“Power”);

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	19

(c)	clause 22.1(c) (“No contravention”);

(d)	clause 22.1(d) (“Authorisations”);

(e)	clause 22.1(e) (“Validity of obligations and ranking”);

(f)	clause 22.1(h) (“No breach of laws”);

(g)	clause 22.1(k) (“Ownership of assets”);

(h)	clause 22.1(l) (“Solvency”);

(i)	clause 22.1(n) (“Conduct of business”); and

(j)	clause 22.1(p)(ii) (“No trustee or immunity”).

Manager means, in relation to a Fund, a professional manager or adviser of the Fund who, pursuant to a bona fide arrangement evidenced in writing, is responsible for managing investments of the Fund and who (i) makes decisions in respect of the Fund’s investments including the exercise of voting rights (discretionary) or (ii) provides recommendations to the Fund in respect of investments, including in relation to how to exercise voting rights in respect of investments (non-discretionary).

Mandate, Commitment and Establishment Fee Letter means the letter entitled “Mandate, Commitment and Fee Letter – Project Monty” dated 14 October 2016 between Hold Co and each Original Lender and MLA (as amended).

Margin means, for a Loan under a Facility:

(a)	subject to paragraph (b):

(i)	from (and including) the date of Financial Close to (but excluding) the date of the first Agreed Compliance Certificate (defined below), the following rate:

(A)	Tranche A1, 2.70% per annum;

(B)	Tranche A2, 2.80% per annum; and

(C)	Tranche B, 2.70% per annum;

(ii)	from (and including) the date of the first Agreed Compliance Certificate to (and including) the date falling 3 years after the date of Financial Close, the following rate:

Leverage Ratio	Tranche A1 Margin (per annum)	Tranche A2 Margin (per annum)	Tranche B Margin (per annum)
> 4.5x	3.10%	3.20%	3.10%
> 3.5x and < 4.5x	2.70%	2.80%	2.70%
< 3.5x	2.35%	2.45%	2.35%

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	20

(iii)	from (but excluding) the date falling 3 years after the date of Financial Close to (and including) the date falling 4 years after the date of Financial Close, the following rate:

Leverage Ratio	Tranche A1 Margin (per annum)	Tranche A2 Margin (per annum)	Tranche B Margin (per annum)
> 4.5x	3.30%	3.40%	3.30%
> 3.5x and < 4.5x	2.90%	3.00%	2.90%
< 3.5x	2.55%	2.65%	2.55%

(iv)	from (but excluding) the date falling 4 years after the date of Financial Close to (and including) the Maturity Date, the following rate:

Leverage Ratio	Tranche A1 Margin (per annum)	Tranche A2 Margin (per annum)	Tranche B Margin (per annum)
> 4.5x	3.65%	3.75%	3.65%
> 3.5x and < 4.5x	3.25%	3.35%	3.25%
< 3.5x	2.90%	3.00%	2.90%

(b)	In determining the applicable Margin under sub-paragraphs (a)(ii), (a)(iii) and (a)(iv) above:

(i)	the Leverage Ratio will be as determined from the most recent Compliance Certificate delivered by the Borrower to the Agent and which is accepted by the Agent or otherwise agreed in accordance with this agreement (“Agreed Compliance Certificate”); and

(ii)	any change to the applicable Margin for a Loan as a result of a change in the Leverage Ratio (as determined from the most recent Agreed Compliance Certificate) will take effect on the first day of the next Interest Period for that Loan following the date of the most recent Agreed Compliance Certificate.

Marketable Securities means any shares, units or other marketable securities with rights of conversion to shares or units.

Material Adverse Effect means a material adverse effect on:

(a)	the business, operation, property or condition (financial or otherwise) of the Obligors (taken as a whole);

(b)	the ability of the Obligors (taken as a whole) to perform their payment obligations and other material obligations under the Finance Documents; or

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	21

(c)	the legality, validity or enforceability of the whole or any material part of a Finance Document or any material rights or remedies under the Finance Documents.

Material Contract means:

(a)	each Concession Document; and

(b)	the Rail Haulage Agreement.

Maturity Date means, for a Facility, the date set out below:

Facility	Maturity Date
Tranche A1	5 years after the date of Financial Close

Tranche A2	5 years after the date of Financial Close

Tranche B	5 years after the date of Financial Close

MD Affected Lender has the meaning given in clause 12.3 (“Market disruption”).

Minority Investor means any person (other than GWI or its Subsidiaries or an Investor) who, as at the date of this agreement, holds any shares in a Freightliner Entity or any Holding Company of a Freightliner Entity.

Moody’s means Moody’s Investors Services Limited and any successor to the rating agency business of Moody’s Investors Services Limited.

Native Title Law means the Native Title Act 1993 (Cth), the Native Title Act 1994 (ACT), the Native Title Act 1994 (NSW), the Native Title Act 1994 (Qld) and regulations made thereunder.

Net Cash Amount means, on a relevant date:

(a)	the amount of cash and cash equivalents of the GWA Group; less

(b)	the aggregate principal amount of Tranche B Loans that are outstanding,

in each case, on that date. If that amount is a negative number, the Net Cash Amount will be deemed to be zero.

Net Senior Debt means, on any date, the aggregate principal amount of Senior Finance Debt outstanding (excluding Tranche B) less an amount equal to the aggregate of:

(a)	the Net Cash Amount; and

(b)	any mark to market hedge exposure under a Hedge Agreement,

in each case, on that date.

New Lender means:

(a)	each person who becomes a party to this agreement in the capacity as a Lender under clause 26 (“Change in Lender”); and

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	22

(b)	any person who replaces a Lender pursuant to clause 10 (“Replacement or repayment and cancellation in relation to a Lender”) or clause 25.2 (“Consequences of a Review Event”),

and who, in each case, has not ceased to be a Lender in accordance with this agreement.

New Obligor means an entity which is required to become an Obligor under this agreement in accordance with clause 23.6(e) (“Obligor coverage test”) and clause 27.3 (“New Obligors”).

Non Consenting Lender means, in respect of any amendment, variation, waiver or release requested by the Borrower at any time which requires the unanimous consent of all Lenders under this agreement, a Lender that has not consented to the requested amendment, variation, waiver or release in circumstances where the Majority Lenders at that time have so consented. It does not include a RE Non Consenting Lender.

Obligor means:

(a)	each Original Obligor; and

(b)	any Additional Obligor,

and who, in each case, has not ceased to be an Obligor in accordance with this agreement.

Obligor Resignation Deed means a document substantially in the form set out in schedule 9 (“Form of Obligor Resignation Deed”).

Offshore Associate means an Associate:

(a)	which is a non-resident of Australia and does not become a Lender or receive a payment in carrying on a business in Australia at or through a permanent establishment of the Associate in Australia; or

(b)	which is a resident of Australia and which becomes a Lender or receives a payment in carrying on a business in a country outside Australia at or through a permanent establishment of the Associate in that country; and

which does not become a Lender and receive payment in the capacity of a clearing house, custodian, funds manager or responsible entity of a registered scheme.

Operating Expenses means, in respect of any period, the aggregate consolidated operating expenses incurred by the GWA Group (including insurance premia payable by the GWA Group and maintenance capital expenditure, but excluding Growth Capex), determined in accordance with Accounting Principles.

Permitted Acquisition means:

(a)	the Transaction;

(b)	acquisitions of shares, ownership interests, participating interests, securities and other investments in, or capital contributions to, Obligors;

(c)	the acquisition by an Obligor of any remaining shares in the Freightliner Entities which are not, as at the date of this agreement, held by an Obligor;

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	23

(d)	assets (but not shares or ownership interests in a business) acquired in the ordinary course of day to day business that are consistent with or complementary to its Core Business;

(e)	assets, shares, ownership interests or units acquired from another Obligor;

(f)	an acquisition of debt securities for treasury management purposes provided that any debt security must be either cash or a debt security which is rated investment grade or higher as long as such debt security is subject to the Security upon acquisition;

(g)	an acquisition that is a Permitted Joint Venture;

(h)	any acquisition or transaction into which an Obligor is required to enter in order to comply with Native Title Law; or

(i)	an acquisition which has been approved by the board of directors of the applicable Obligor and, if that acquisition is funded by Permitted Financial Indebtedness, that Obligor has provided evidence of such board approval to the Agent and:

(i)	the acquisition is of any business, undertaking or ownership interest in another entity that conducts a business consistent with or complementary to the Core Business;

(ii)	no Event of Default, Review Event, Lock-Up Event or Cash Sweep Event is continuing at the time of the proposed acquisition or would arise by reason of the acquisition and the Borrower provides evidence thereof (in the form of a certificate signed by 2 directors) to the Agent;

(iii)	if the aggregate amount of consideration paid or payable in respect of the acquisition exceeds A$50,000,000, the Borrower has provided the Agent with any due diligence reports or financial modelling prepared or commissioned by the GWA Group in relation to the acquisition (in each case on a non-reliance basis and there being no requirement that the reports or financial modelling are satisfactory to the Lenders); and

(iv)	the aggregate consideration for all acquisitions referred to in this paragraph (i) of this definition until the latest Maturity Date does not exceed A$100,000,000 (or its foreign currency equivalent).

Permitted Disposal means:

(a)	a disposal by one Obligor to another Obligor which has given a Security Interest in favour of the Security Trustee in respect of such assets;

(b)	a disposal at arm’s length on ordinary commercial terms (or better) where an asset is surplus to requirements or it is no longer required for the proper and efficient operation of the Core Business;

(c)	the expenditure of cash in payment for assets and services acquired in the ordinary course of its business carried on in compliance with the terms of the Finance Documents;

(d)	discounting of bills in the ordinary course of business in connection with Permitted Financial Indebtedness;

(e)	realisation of short term investments;

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	24

(f)	a disposal being the grant of any Permitted Security Interest;

(g)	a disposal of plant and equipment in exchange for other plant and equipment of comparable value and utility;

(h)	a payment or distribution of cash or any other asset which is permitted under the Finance Documents (as defined in the Security Trust Deed);

(i)	a disposal of assets required by a Concession Document;

(j)	any of the following provided it is consistent with or complementary to the Core Business:

(i)	a disposal constituted by a licence or sub-licence of intellectual property rights on arm’s length terms; or

(ii)	a disposal constituted by way of a lease or a sub-lease of any real property on arm’s length terms;

(k)	a disposal of any interest in a Permitted Joint Venture;

(l)	any sale, transfer or other disposal of any interest (including by way of the grant of a lease) by GWA pursuant to the Amended and Restated Rail Haulage Agreement between GWA, OneSteel Manufacturing Pty Limited and Arrium Limited dated 17 July 2012;

(m)	prior to GRail becoming an Obligor, any disposal by an Obligor to GRail provided that the asset disposed of will, on the date that GRail becomes an Obligor under this agreement, form part of the Security granted by GRail in favour of the Security Trustee;

(n)	a disposal approved by the Agent (acting on the instructions of the Majority Lenders); or

(o)	any other disposals (not otherwise referred to in this definition) on arm’s length terms where the total consideration for such disposals does not exceed in any Financial Year, in aggregate for all Obligors, A$10,000,000.

Permitted Distribution means any Distribution made in accordance with clause 23.3 (“Distributions”).

Permitted Financial Accommodation means:

(a)	Financial Accommodation provided by an Obligor to another Obligor;

(b)	Financial Accommodation provided to allow its customers to acquire goods and services on extended terms up to a maximum of 180 days in the ordinary course of day to day business;

(c)	Financial Accommodation otherwise permitted under the Finance Documents (including guarantees permitted under clause 23.7(c) (“Guarantees”)) and the making of investments under clauses 23.7(j) (“Acquisitions”) and 23.7(k) (“Joint Ventures”);

(d)

deposits into a bank account held with a Beneficiary or a financial institution providing any transactional banking facilities in the course of operating such facilities or any blocked account under the Finance Documents or otherwise arising under any netting or set-off arrangement entered into by any Obligor in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances of the

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	25

Obligors or otherwise arising under cash pooling or cash management arrangements;

(e)	Financial Accommodation under loans which constitute a Permitted Distribution;

(f)	advance payments made in respect of capital expenditure in the ordinary course of trading; or

(g)	in addition to the exceptions above, where the maximum aggregate Financial Accommodation made available by the Obligors does not exceed A$10,000,000 (or its foreign currency equivalent).

Permitted Financial Indebtedness means:

(a)	Finance Debt of GRail in existence on the date of this agreement (other than Finance Debt which constitutes Permitted Financial Indebtedness under any other paragraph of this definition), provided it is discharged by the end of the day on which Financial Close occurs or will otherwise be discharged within the period allowed for in the Share Sale Agreement;

(b)	the Corporation Loan;

(c)	Finance Debt owed under the Finance Documents (as defined in the Security Trust Deed);

(d)	any Finance Debt (on a pari passu basis with the Lenders) raised by the Borrower to finance an acquisition by an Obligor under paragraph (i) of the definition of Permitted Acquisition provided that such Finance Debt:

(i)	is incurred on terms (other than as to fees and margins) no more favourable to the provider(s) of the Finance Debt than those set out in the Finance Documents;

(ii)	does not mature prior to the date that is 6 months after the latest Maturity Date of any then-existing Term Loan Facilities;

(e)	any trade credit incurred in the ordinary course of trading (including the provision, in the ordinary course of day to day business, of deferred payment terms);

(f)	any indebtedness in respect of guarantees, ancillary facilities or intercompany loans between the Obligors;

(g)	any Refinancing Debt;

(h)	any treasury transactions, interest rate or foreign exchange hedges permitted under a Finance Document (as defined in the Security Trust Deed);

(i)	any Finance Debt arising under any netting or set-off arrangement entered into by any Obligor in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances of the Obligors or otherwise arising under cash pooling or cash management arrangements;

(j)	any Finance Debt arising under any deferred payment arrangements in relation to the cost of acquisition of any asset in the ordinary course of business and which constitutes a Permitted Acquisition;

(k)	any Finance Debt arising under any Permitted Guarantee;

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	26

(l)	any Finance Debt owed by one Obligor to another Obligor;

(m)	any Subordinated Debt;

(n)	the Australian Obligations under (and as defined in) the U.S. Credit Agreement provided that they are discharged in full by no later than the third Business Day after the date of Financial Close;

(o)	any lease of or hire purchase arrangement for rolling stock used in the Core Business;

(p)	any Finance Lease where the aggregate principal or capital amount of those agreements does not exceed A$10,000,000 (or its foreign currency equivalent) in aggregate at any time for the Obligors;

(q)	Finance Debt of any person that becomes an Obligor after Financial Close (other than GRail) as a result of a Permitted Acquisition, but only Finance Debt existing at the time of the Permitted Acquisition and which was not incurred in contemplation thereof and which is fully discharged within 120 days of the date of completion of the Permitted Acquisition;

(r)	any indebtedness incurred by an Obligor with an insurance broker in relation to the funding of insurance premia where the aggregate amount incurred in any 12 month period does not exceed A$10,000,000;

(s)	any indebtedness (not otherwise referred to in this definition) where the total amount outstanding does not exceed A$10,000,000 in aggregate for the Obligors; or

(t)	other indebtedness incurred with the prior written consent of the Agent.

Permitted Guarantee means:

(a)	any guarantee under the Finance Documents;

(b)	any unsecured guarantee to support the obligations (other than Finance Debt) of an Obligor provided that such obligations are permitted under the Finance Documents;

(c)	a class order guarantee in accordance with the Corporations Act where the only members of the class order are the Obligors or a class order guarantee to which GRail is subject and from which GRail is released in accordance with the Share Sale Agreement;

(d)	any guarantee in connection with Permitted Financial Indebtedness;

(e)	any unsecured guarantee by an Obligor under any commercial contract entered into in the ordinary course of trading and/or any performance or similar bond guaranteeing performance by an Obligor under any contract entered into in the ordinary course of trading;

(f)	the guarantee and indemnity between GWA (as guarantor) and AARC dated 19 November 2010;

(g)	any guarantee which an Obligor is required to provide in favour of AARC as a condition of AARC granting its consent to GWA (North) becoming an obligor under, and providing a guarantee and indemnity pursuant to, the Security Trust Deed; or

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	27

(h)	any guarantee in connection with an operating lease entered into by an Obligor as permitted by the Finance Documents, including a lease of real property.

Permitted Joint Venture means any interest in a Joint Venture by an Obligor which satisfies the following conditions:

(a)	the business of the Joint Venture is consistent with the Core Business, or is acquired for the purpose of developing and operating all or part of the Core Business; and

(b)	no Default or Review Event is continuing or would result from the investment in or acquisition of the Joint Venture,

provided in each case under this definition, the aggregate of:

(c)	the investments under this definition (by way of initial contribution, cash or otherwise) at any time in, or consideration for the acquisition of an interest in, a Joint Venture; and

(d)	the market value of any assets transferred by any Obligor to any such Joint Venture (net of the market value of any assets transferred from such Joint Venture to an Obligor), in each case since Financial Close, does not exceed A$50,000,000 (or its foreign currency equivalent) per Joint Venture or A$100,000,000 (or its foreign currency equivalent) in aggregate for all Joint Venture investments over the term of the Facilities without the Agent’s prior written consent.

The thresholds referred to in this definition will not include investments in any Joint Venture which subsequently becomes wholly-owned by an Obligor and constitutes part of the Security granted by that Obligor in favour of the Security Trustee.

Permitted Security Interest means:

(a)	any Security Interest existing at the time of acquisition of any asset acquired by an Obligor after the date of this agreement and not created in contemplation of the acquisition provided that there is no increase in the amount of the principal moneys secured by that Security Interest and that Security Interest is released within 120 days after the date of the acquisition of that asset;

(b)	bankers’ liens, rights of set-off or other netting arrangements arising in respect of any Permitted Financial Indebtedness;

(c)	a lien or charge arising by operation of law in the ordinary course of business;

(d)	a retention of title arrangement in connection with the acquisition of goods in the ordinary course of business (which terms must require payment within 90 days);

(e)	any Security Interest over cash deposits made in favour of landlords to secure performance under leases with that landlord where required under the terms of the lease;

(f)	any Security Interest granted by an Obligor to another Obligor or (prior to the date it becomes an Obligor under this agreement) GRail;

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	28

(g)	any Security Interest granted under or pursuant to the GWA (North) Security Documents, Debt Financiers Security or the Debt Financiers Tripartite Deed (2010) and in existence on the date of this agreement;

(h)	any lien for:

(i)	rates, Taxes, duties or fees of any kind payable to a Government Agency; or

(ii)	money payable for work performed by suppliers, mechanics, workmen, repairmen or employees and, in each case, arising in the ordinary course of business,

either not yet due or being contested in good faith by the Obligors;

(i)	any Security Interest created under a Security and any Security Interest constituted by any cash cover provided under the Finance Documents (as defined in the Security Trust Deed);

(j)	a turnover trust under a subordination arrangement approved by the Agent;

(k)	any cash collateral provided to secure an indemnity obligation in respect of a bank guarantee or letter of credit the principal amount of which would be Permitted Financial Indebtedness;

(l)	a Security Interest provided by one of the following transactions if the transaction does not secure payment or performance of an obligation:

(i)	a transfer of an account or chattel paper;

(ii)	a commercial consignment; or

(iii)	a PPS Lease which is not a capital lease,

where the terms “account”, “chattel paper”, “commercial consignment” and “PPS Lease” have the respective meanings given in the PPSA;

(m)	any Security Interest which secures the Australian Obligations under (and as defined in) the U.S. Credit Agreement provided that such Security Interests are released by no later than the third Business Day after the date of Financial Close;

(n)	any Security Interests granted by GWA (North) in favour of AARC under the deed entitled “Corporation’s Deed of Charge” dated 19 November 2010;

(o)	any Security Interests granted pursuant to the document entitled “Deed of Agreement to Lease and Charge” between GWA, SA Rail Pty Limited and the Minister for Transport and Urban Planning dated 7 November 1997;

(p)	any Security Interest existing under a lease or hire purchase arrangement in connection with the Core Business;

(q)	any cross charge granted by an Obligor in relation to, and over the assets of, a Permitted Joint Venture securing obligations to contribute to that Permitted Joint Venture or to repay the other joint venturers who contribute to the Permitted Joint Venture in circumstances where the Obligor has failed to do so;

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	29

(r)	any Security Interest granted by Freightliner Australia Coal Haulage Pty Limited in favour of Glencore Australia Oil Pty Limited (ACN 605 939 080) pursuant to the Fuel Supply Agreement (or any replacement agreement between GRail (or its Representative) and a Glencore Entity for the supply of fuel to GRail (or its Representative) for use in providing the Services (where “Representative”, “Glencore Entity”, “Services” and “Fuel Supply Agreement” each have the meaning given in the Rail Haulage Agreement);

(s)	any Security Interest granted by GWA in favour of the Minister for Transport for South Australia pursuant to an SA Ground Lease;

(t)	any Security Interest granted in respect of Finance Debt raised to finance an acquisition under paragraph (i) of the definition of Permitted Acquisition;

(u)	any Security Interest created or granted with the prior written consent of the Agent; or

(v)	any other Security Interest securing Finance Debt (other than Refinancing Debt) the principal amount of which (when aggregated with the principal amount of any other Finance Debt which has the benefit of a Security Interest other than any permitted under paragraphs (a) to (u) above) does not exceed A$10,000,000 or, other than where mandatorily preferred by law, rank in priority to the Secured Money.

Potential Event of Default means any event or circumstance which would (with the lapse of time, the giving of notice, the making of any determination under the Finance Documents, the fulfilment of any condition or any combination of any of the foregoing) be an Event of Default.

PPSA means the Personal Property Securities Act 2009 (Cth).

Prime Bank means a bank determined by the Australian Finance Markets Association (or any other person which takes over the administration of the Screen Rate for Australian dollars) as being a Prime Bank or an acceptor or issuer of bills of exchange or negotiable certificates of deposit for the purposes of calculating that Screen Rate. If the Australian Financial Markets Association or such other person ceases to make such determination, the Prime Banks shall be the Prime Banks last so appointed.

Qualifying Transferee means, in the case of the replacement of a Lender by the Borrower in accordance with clause 10 (“Replacement or repayment and cancellation in relation to a Lender”) or clause 25.2(c) (“Consequences of a Review Event”):

(a)	another existing Lender or any Affiliate of an existing Lender so long as that Affiliate is not a Distressed Debt Fund; or

(b)	another bank or financial institution which has a credit rating of at least BBB+ (S&P) or Baa1 (Moody’s) or is guaranteed by an entity which has that credit rating.

Quarter means each period of 3 months ending on 31 March, 30 June, 30 September and 31 December.

Quotation Day means, in relation to any period for which an interest rate is to be determined, the first day of that period.

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	30

Rail Haulage Agreement means the agreement entitled “Rail Haulage Agreement” between GRail, Glencore Coal and Glencore plc (as Glencore Guarantor) entered into on or about the date of this agreement.

RE Non Consenting Lender has the meaning given in clause 25.2(b) (“Consequences of a Review Event”).

RE Repayment Period means:

(a)	in relation to a Change of Control Review Event, the period ending 90 days after the end of the Stand Still Period; or

(b)	in relation to a RHA Review Event, the period ending 6 months after the date that the Rail Haulage Agreement is terminated.

RE Transfer Period means:

(a)	in relation to a Change of Control Review Event, the period ending 90 days after the end of the Stand Still Period; or

(b)	in relation to a RHA Review Event, the period ending 6 months after the date that the Rail Haulage Agreement is terminated.

Reference Bank Rate means, in relation to BBSY Bid, the sum of:

(a)	the following rates (rounded up to the nearest fourth decimal place):

(i)	the rate representing the view (if any and applied to the relevant period) which respondents to the NCDSURVEY10AM survey conducted by the Australian Financial Markets Association (or any other person which takes over the conduct of that survey) are asked to submit to the relevant conductor of the survey; or

(ii)	(if the rate referred to in sub-paragraph (i) is not available), the arithmetic mean of the rates (rounded up to the nearest fourth decimal place) as supplied to the Agent at its request by the Reference Banks as the mid discount rate (expressed as a yield percent to maturity) observed by the relevant Reference Bank for marketable parcels of Australian dollar denominated bank accepted bills and negotiable certificates of deposit accepted or issued by Prime Banks, and which mature on the last day of the relevant period or in the same half month period under market conventions; or

(iii)	(if the rate referred to in sub-paragraph (i) is not available and there is no observable market rate for marketable parcels of Prime Bank Australian dollar securities referred to in sub-paragraph (ii) above), the arithmetic mean of the rates (rounded up to the nearest fourth decimal place) as supplied to the Agent at its request by the Reference Banks as the rate at which the relevant Reference Bank could borrow funds in Australian dollars in the Australian interbank market and for the relevant period were it to do so by asking for and then accepting interbank offers for deposits in reasonable market sizes and for that period; and

(b)	0.05% per annum.

Reference Banks means Commonwealth Bank of Australia, National Australia Bank Limited, Australia and New Zealand Banking Group Limited and Westpac

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	31

Banking Corporation or any other leading banks in the Australian bank bill market as may be appointed by the Agent in consultation with the Borrower.

Refinancing Debt means new financial accommodation incurred by the Borrower upon a refinancing (in whole or in part) of any existing financial accommodation provided to the Borrower where (except in the case of a full refinancing of the Facilities) the principal amount of the financial accommodation to be incurred by the Borrower is no greater in aggregate than the level of financial accommodation provided to the Borrower immediately prior to the refinancing (excluding any fees, costs, expenses (including break fees and swap close-out costs, to the extent applicable) in connection with that refinancing) and which is incurred in accordance with clause 23.8 (“Refinancing Debt”).

Related Body Corporate has the meaning given in the Corporations Act.

Relevant Market means the Australian interbank market for bank accepted bills and negotiable certificates of deposits.

Renewal Request means, in respect of a Letter of Credit, a written notice delivered to the Agent (copied to the relevant Issuing Bank) in accordance with clause 6.6 (“Renewal of a Letter of Credit”).

Repeating Representations means each representation and warranty given by the Borrower under clause 22.1 (“Representations and warranties”) (other than the representations and warranties under clauses 22.1(n) (“Conduct of business”), 22.1(t)(i) (“Group Structure Diagram”), 22.1(u) (“No reliance”) and 22.1(v) (“No failure to disclose”)).

Resolution Authority means any body which has authority to exercise any Write-down and Conversion Powers.

Review Event means:

(a)	a Change of Control Review Event; or

(b)	a RHA Review Event.

RHA Prepayment Amount means:

(a)	(where the Rail Haulage Agreement is terminated) the amount (if any and not exceeding the RHA Termination Payment that is received by GRail upon termination of the Rail Haulage Agreement) that, at the time the Rail Haulage Agreement is terminated is the higher of:

(i)	the amount which would be required to be applied by the Borrower in mandatory prepayment of the Term Loan Facilities in accordance with clause 9.2 (“Application of Mandatory Prepayments”) in order to ensure that, on a pro-forma basis following termination of the Rail Haulage Agreement, the DSCR and the Leverage Ratio are each at the same level as shown in the most recent Compliance Certificate delivered to the Agent prior to the termination of the Rail Haulage Agreement; and

(ii)	the amount which would be required to be applied by the Borrower in mandatory prepayment of the Term Loan Facilities in accordance with clause 9.2 (“Application of Mandatory Prepayments”) in order to ensure that, on a pro-forma basis following termination of the Rail Haulage Agreement (and excluding any portion of the RHA Termination Payment not applied in mandatory prepayment), the Leverage Ratio is less than or equal to 2.50:1; or

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	32

(b)	(where Glencore Coal terminates the Services (in whole or part) in respect of NTK affected by GRail FM under clause 35.3 (“Partial termination for GRail FM”) of the Rail Haulage Agreement), the amount (if any and not exceeding the aggregate RHA Termination Payment received by GRail pursuant to the Rail Haulage Agreement at that time in connection with the termination of Services) which would be required to be applied by the Borrower in mandatory prepayment of the Term Loan Facilities in accordance with clause 9.2 (“Application of Mandatory Prepayments”) in order to ensure that, on the basis of the aggregate reduction at that time in TOP NTK (Annual) for each of the remaining Contract Years of the RHA Term as a result of Glencore Coal terminating the Services from time to time, the Leverage Ratio (on a pro-forma basis and excluding any portion of the RHA Termination Payment not applied in mandatory prepayment) is as set out in the table below:

Aggregate reduction in TOP NTK (Annual) for each of the remaining Contract Years of the Term	Leverage Ratio
10-19%	Less than or equal to 3.85:1
20-29%	Less than or equal to 3.70:1
30-39%	Less than or equal to 3.55:1
40-49%	Less than or equal to 3.40:1
50-59%	Less than or equal to 3.25:1
60-69%	Less than or equal to 3.10:1
70-79%	Less than or equal to 2.95:1
80-89%	Less than or equal to 2.80:1
90-99%	Less than or equal to 2.65:1
100%	Less than or equal to 2.50:1

Defined terms used in this paragraph (b) not otherwise defined in this document have the meaning given in the Rail Haulage Agreement.

RHA Review Event has the meaning given in clause 25.1 (“Review Event”).

RHA Termination Payment means a Termination Payment payable pursuant to (and calculated in accordance with) clause 35.4 (“Termination Payment”) of the Rail Haulage Agreement.

RHA Term has the meaning given to “Term” in the Rail Haulage Agreement.

Rollover Loan means one or more Loans under Tranche B:

(a)	that is made or is to be made on the same day that an existing Loan under Tranche B matures;

(b)	the aggregate amount of which is equal to or less than the maturing Loan; and

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	33

(c)	that is made or is to be made to the Borrower for the purpose of refinancing that maturing Loan under Tranche B.

SA Ground Lease means:

(a)	the Memorandum of Lease between the Minister for Transport for the State of South Australia and GWA dated 3 August 2007; and

(b)	the Memorandum of Lease between the Minister for Transport and Infrastructure for the State of South Australia and GWA dated 24 November 2011.

Screen Rate means, in relation to BBSY Bid:

(a)	the Australian Bank Bill Swap Reference Rate (Bid) administered by the Australian Financial Markets Association (or any other person which takes over the administration of that rate) for the relevant period displayed on page BBSY of the Thomson Reuters Screen (or any replacement Thomson Reuters page which displays that rate). If such page or service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with the Borrower; or

(b)	if the rate described in sub-paragraph (a) above is not available, the sum of:

(i)	the Australian Bank Bill Swap Reference Rate administered by the Australian Financial Markets Association (or any other person which takes over the administration of that rate) for the relevant period displayed on page BBSW of the Thomson Reuters Screen (or any replacement Thomson Reuters page which displays that rate). If such page or service ceases to be available, the Agent may specify another page or service displaying the relevant rate after consultation with the Borrower; and

(ii)	0.05% per annum.

Security Trust Deed means the deed entitled “Security Trust Deed – Project Monty” dated on or about the date of this agreement between, among others, the Original Obligors named therein, the Lenders, the Agent and the Security Trustee.

Security Trustee means National Australia Bank Limited (ABN 12 004 044 937) or such other entity which is the Security Trustee under the Security Trust Deed from time to time.

Senior Finance Debt means all debts and monetary liabilities of the Obligors that constitute Finance Debt under the Finance Documents (as defined in the Security Trust Deed) but excluding Subordinated Debt and any contingent exposures under all bank guarantees, letters of credit, performance bonds and like instruments on issue to third parties.

Share Sale Agreement means the share sale agreement between the Vendor (as seller) and the Borrower (as purchaser) in respect of the shares in GRail, dated 20 October 2016.

Specified Time means 10.30am (Sydney time) on the first day of a relevant Interest Period.

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	34

Stand Still Period has the meaning given in clause 25.2(a) (“Consequences of a Review Event”).

Subordinated Debt means financial accommodation (including shareholder and intercompany loans and unsecured third party financial accommodation) provided to an Obligor, payment of which is subordinated to the Secured Money on the terms of a Subordination Agreement and which must not mature prior to the final Maturity Date. In respect of any Subordinated Debt provided by an Obligor to another Obligor (and whose rights in relation to the Subordinated Debt are secured in favour of the Security Trustee), the provider of that Subordinated Debt will not be required to execute a Subordination Agreement.

Subsidiary of an entity means another entity which:

(a)	is a subsidiary of the first entity within the meaning of the Corporations Act; or

(b)	is part of the consolidated entity constituted by the first entity and the entities it is required to include in the consolidated financial statements it prepares, or would be if the first entity was required to prepare consolidated financial statements.

A trust or partnership may be a subsidiary (and an entity may be a subsidiary of a trust or partnership) if it would have been a subsidiary under this definition if that trust or partnership were a corporation. For these purposes, a unit or other beneficial interest in a trust or a partnership interest (as applicable) is to be regarded as a share.

S&P means Standard & Poor’s Rating Services and any successor to the rating agency business of Standard & Poor’s Rating Services.

Tax Act means the Income Tax Assessment Act 1936 (Cth) or the Income Tax Assessment Act 1997 (Cth), as the context requires.

Tax Consolidated Group means a Consolidated Group or an MEC Group as defined in the Tax Act.

Tax Deduction means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

Tax Funding Arrangement means any tax funding arrangement to which each member of the Tax Consolidated Group is a party and which includes:

(a)	reasonably appropriate arrangements for the funding of tax payments having regard to the position of each member of the Tax Consolidated Group;

(b)	an undertaking from the Head Company to compensate each member of the Tax Consolidated Group adequately for loss of tax attributes (including tax losses and tax offsets) as a result of being a member of the Tax Consolidated Group; and

(c)	an undertaking from the Head Company to pay all group liabilities (as described in section 721-10 of the Tax Act) of the Tax Consolidated Group as agreed.

Tax Sharing Arrangement means any arrangement, agreement or deed that satisfies the requirements of section 721-25 of the Tax Act for being a valid tax sharing arrangement.

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	35

Taxes means taxes, levies, imposts, charges and duties (including stamp and transaction duties) imposed by any authority together with any related interest, penalties, fines and expenses in connection with them.

Term means each period determined under this agreement for which an Issuing Bank is under a liability under a Letter of Credit.

Term Loan Facility means:

(a)	Tranche A1; or

(b)	Tranche A2,

and Term Loan Facilities means both of them.

Total Commitments means the aggregate of:

(a)	the Total Tranche A1 Commitments;

(b)	the Total Tranche A2 Commitments; and

(c)	the Total Tranche B Commitments,

being $740,000,000 as at the date of this agreement.

Total Tranche A1 Commitments means the aggregate of the Tranche A1 Commitments, being A$130,000,000 as at the date of this agreement.

Total Tranche A2 Commitments means the aggregate of the Tranche A2 Commitments, being A$560,000,000 as at the date of this agreement.

Total Tranche B Commitments means the aggregate of the Tranche B Commitments, being A$50,000,000 as at the date of this agreement.

Tranche A1 means the term loan facility made available under this agreement as described in clause 2.1(a) (“Lenders to provide financial accommodation”).

Tranche A1 Commitment means:

(a)	in relation to an Original Lender, the amount in the Base Currency set out opposite its name under the heading “Tranche A1 Commitment” in Part B of schedule 2 (“Original Lenders and MLAs”) and the amount of any other Tranche A1 Commitment transferred to it under this agreement; and

(b)	in relation to any other Lender, the amount in the Base Currency of any Tranche A1 Commitment transferred to it under this agreement,

to the extent not cancelled, reduced or transferred by it under this agreement.

Tranche A1 Loan means the loan made or to be made under Tranche A1 or the principal amount outstanding for the time being of that loan.

Tranche A1 Repayment Date means each date set out in schedule 7 (“Tranche A1 Repayment Schedule”).

Tranche A1 Repayment Instalment means the principal amount set out opposite each Tranche A1 Repayment Date in schedule 7 (“Tranche A1 Repayment Schedule”).

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	36

Tranche A2 means the term loan facility made available under this agreement as described in clause 2.1(b) (“Lenders to provide financial accommodation”).

Tranche A2 Commitment means:

(a)	in relation to an Original Lender, the amount in the Base Currency set out opposite its name under the heading “Tranche A2 Commitment” in Part B of schedule 2 (“Original Lenders and MLAs”) and the amount of any other Tranche A2 Commitment transferred to it under this agreement; and

(b)	in relation to any other Lender, the amount in the Base Currency of any Tranche A2 Commitment transferred to it under this agreement,

to the extent not cancelled, reduced or transferred by it under this agreement.

Tranche A2 Loan means the loan made or to be made under Tranche A2 or the principal amount outstanding for the time being of that loan.

Tranche B means the revolving working capital loan facility made available under this agreement as described in clause 2.1(c) (“Lenders to provide financial accommodation”).

Tranche B Commitment means:

(a)	in relation to an Original Lender, the amount in the Base Currency set out opposite its name under the heading “Tranche B Commitment” in Part B of schedule 2 (“Original Lenders and MLAs”) and the amount of any other Tranche B Commitment transferred to it under this agreement; and

(b)	in relation to any other Lender, the amount in the Base Currency of any Tranche B Commitment transferred to it under this agreement,

to the extent not cancelled, reduced or transferred by it under this agreement.

Tranche B Loan means a loan made or to be made under Tranche B or the principal amount outstanding for the time being of that loan. For the avoidance of doubt, it does not refer to a Letter of Credit issued under Tranche B.

Transaction means the acquisition by the Borrower of the shares in GRail pursuant to the Share Sale Agreement.

Transaction Document means:

(a)	the Share Sale Agreement;

(b)	the Rail Haulage Agreement; and

(c)	each Finance Document.

Transfer Certificate means a certificate substantially in the form set out in schedule 5 (“Form of Transfer Certificate”) or any other form agreed between the Agent and the Borrower.

Transfer Date means, in relation to an assignment or transfer, the later of:

(a)	the proposed Transfer Date specified in the relevant assignment instrument or Transfer Certificate; and

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	37

(b)	the date on which the Agent executes the relevant assignment instrument or Transfer Certificate.

Tripartite Agreement means:

(a)	the Financier Consent Deed;

(b)	any tripartite agreement which is entered into by a Finance Party with a New Mine Owner (as defined in the Rail Haulage Agreement) in connection with an assignment by Glencore Coal to a New Mine Owner in accordance with clause 27.3 (“Assignment to New Mine Owner”) of the Rail Haulage Agreement; and

(c)	any tripartite agreement entered into in respect of a replacement of the Rail Haulage Agreement in accordance with clause 25.4(d) (“RHA Review Event criteria”).

Unpaid Sum means any sum due and payable but unpaid by an Obligor to a Finance Party under a Finance Document.

U.S. Credit Agreement means the document entitled “Second Amended and Restated Senior Secured Syndicated Facility Agreement” dated 20 March 2015 between, inter alia, GWI, GWA and Bank of America, N.A. (as amended from time to time).

U.S. GAAP means principles that are:

(a)	consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time and consistently applied with past financial statements of the GWA Group adopting the same principles; or

(b)	generally accepted accounting principles in GWI’s jurisdiction of incorporation.

Utilisation means a utilisation of a Facility by way of the advance of a Loan or the issuance of a Letter of Credit.

Utilisation Date means the date of a Utilisation, being the date on which the relevant Loan is to be made or a Letter of Credit is to be issued (as applicable).

Utilisation Notice means a notice in the form set out in, and completed in accordance with, Part A or Part B of schedule 3 (“Utilisation Notice”), as applicable.

Vendor means Glencore Coal.

Verification Certificate means a certificate substantially in the form set out in schedule 12 (“Form of Verification Certificate”).

Wilful Default means, in relation to a Finance Party, a wilful and intentional failure of the Finance Party to comply with any of its obligations under the Finance Documents other than a failure which:

(a)	arises as a result of a failure by a person other than the Finance Party to comply with a Finance Document or as a result of a Default or a Review Event;

(b)	arises due to a lack of proper or complete instructions or directions being given to the Finance Party under and in accordance with this agreement; or

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	38

(c)	is in accordance with a court order or direction or otherwise required by law.

Write-down and Conversion Powers means in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule.

Year 5 Mandatory Prepayment Amount means any amount required to be applied in prepayment of Tranche A2 pursuant to clause 9.4 (“Year 5 Mandatory Prepayment”).

1.2	Interpretation

Unless a contrary indication appears, any reference in this agreement to:

(a)	the “Agent”, any “Finance Party”, any “Lender” (including any “Issuing Bank”), or any “Obligor” shall be construed so as to include its executors, administrators, successors, substitutes (including by novation) and assigns to, or of, its rights and/or obligations under the Finance Documents;

(b)	a document, agreement, deed or other instrument shall be construed as a reference to that document, agreement, deed or instrument as amended, novated, supplemented, extended or replaced from time to time;

(c)	“assets” or “property” includes present and future properties, revenues and rights of every description;

(d)	“indebtedness” or “debt” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(e)	a “person” or “entity” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership or other entity (whether or not having separate legal personality) or two or more of them and any reference to a particular person or entity (as so defined) includes a reference to that person’s or entity’s executors, administrators, successors, substitutes (including by novation) and assigns;

(f)	the word “law” includes common law, principles of equity, and laws made by parliament (and laws made by parliament include State, Territory and Commonwealth laws and regulations and other instruments under them, and consolidations, amendments, re-enactments or replacements of any of them);

(g)	a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation and if not having the force of law, with which responsible entities in the position of the relevant party would normally comply;

(h)	a time of day is a reference to Sydney time;

(i)	the words “including”, “for example” or “such as” when introducing an example do not limit the meaning of the words to which the example relates to that example or examples of a similar kind;

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	39

(j)	an amount borrowed includes any amount utilised by way of the issuance (including the renewal or replacement) of a Letter of Credit;

(k)	amounts outstanding under this agreement include amounts actually or contingently owing or outstanding under or in respect of any Letter of Credit;

(l)	section, clause and schedule headings are for ease of reference only (including those in brackets at the beginning of paragraphs) and any summary in the Details are for convenience only and do not affect the interpretation of the relevant Finance Document;

(m)	a reference to a “month” is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month;

(n)	the Borrower providing “cash cover” for a Letter of Credit means the Borrower paying an amount to an Issuing Bank of such Letter of Credit who must apply the amount in accordance with clause 24.5 (“LC cash cover”);

(o)	a Default, Review Event or a Certain Funds Event is “continuing” or “subsisting” until it is waived by the Agent or remedied to the satisfaction of the Agent or (in the case of a Review Event) the relevant steps in clause 25.2 (“Consequences of a Review Event”) have been taken;

(p)	the Borrower “repaying” or “prepaying” a Letter of Credit in relation to an Issuing Bank means:

(i)	the Borrower providing cash cover for that Letter of Credit;

(ii)	the Borrower making a payment under clause 7.1 (“Claims under a Letter of Credit”) in respect of the Letter of Credit or reimbursing an amount paid by the Issuing Bank under the Letter of Credit under clause 7.2 (“Indemnities”);

(iii)	the maximum amount payable under the Letter of Credit being reduced or cancelled in accordance with its terms;

(iv)	the Letter of Credit being returned to the Issuing Bank;

(v)	the Issuing Bank being satisfied that it has no further liability under that Letter of Credit; or

(vi)	if the Issuing Bank has given its prior consent, providing a back-to-back letter of credit, bank guarantee or similar from a bank which, along with the terms (including fees and identity of the issuer) of such letter of credit, bank guarantee or similar instrument, must be acceptable to the Issuing Bank in its absolute discretion;

and the amount by which a Letter of Credit is repaid or prepaid under sub-paragraphs (i), (ii), (iii) or (vi) above is the amount of the relevant cash cover, payment, reimbursement, reduction or cancellation. When under this agreement the Borrower is obliged to repay or prepay a Letter of Credit, it must:

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	40

(A)	provide cash cover for the outstanding amount of the Letter of Credit (less the total amount paid by the Issuing Bank under the Letter of Credit); and

(B)	pay under clause 7.1 (“Claims under a Letter of Credit”) or clause 7.2 (“Indemnities”) an amount equal to the total amount paid by the Issuing Bank under the Letter of Credit,

except to the extent that the amount of the Letter of Credit has been repaid or prepaid by another means;

(q)	an outstanding amount of a Letter of Credit at any time is the maximum amount that is or may be payable by the Borrower in respect of that Letter of Credit at that time;

(r)	the Borrower’s obligation on Utilisations becoming “due and payable” includes the Borrower repaying any Letter of Credit in accordance with clause 1.2(p);

(s)	a person “controls” another person if that first person has control within the meaning given in the Corporations Act;

(t)	“A$”, “$” “AUD” and “Australian dollars” are to the lawful currency of the Commonwealth of Australia; and

(u)	the “US”, “U.S.” or “United States” is to the United States of America.

1.3	Incorporation of defined terms

Terms defined in the Security Trust Deed have the same meaning when used in this agreement (unless otherwise defined herein, in which case the definition in this agreement applies for the purposes of this agreement).

1.4	Security Trust Deed

To the extent of any inconsistency, the terms of the Security Trust Deed will prevail over the terms of this agreement.

1.5	Obligations of Lenders to act reasonably

Unless the contrary intention appears in this agreement, if the Agent consults the Lenders to seek instructions in connection with a matter in respect of which the Agent is required under this agreement to act reasonably or not to unreasonably withhold or delay consent or approval, each Lender must act in the same manner in giving instructions. If the Agent receives such instructions, it may rely on them and it has no duty to consider whether a Lender has acted reasonably.

Part 2 The Facilities

2	The Facilities

2.1	Lenders to provide financial accommodation

Subject to the terms of this agreement, the Lenders agree to make available to the Borrower:

(a)	an Australian dollar term loan facility in an aggregate amount equal to the Total Tranche A1 Commitments;

(b)	an Australian dollar term loan facility in an aggregate amount equal to the Total Tranche A2 Commitments; and

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	41

(c)	an Australian dollar revolving loan facility in an aggregate amount equal to the Total Tranche B Commitments.

2.2	Finance Party’s rights and obligations

(a)	The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b)	The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from an Obligor is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (c) below. The rights of each Finance party include any debt owing to that Finance Party under the Finance Documents and for the avoidance of doubt, any part of a Loan or any other amount owed by an Obligor which relates to a Finance Party’s participation in a Facility or its role under a Finance Document (including any such amount payable to the Agent on its behalf) is a debt owing to that Finance Party by that Obligor.

(c)	A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.

3	Purpose

3.1	Purpose

(a)	The Borrower may apply all amounts borrowed by it under Tranche A1 and Tranche A2 towards:

(i)	funding the purchase price under the Share Sale Agreement;

(ii)	discharging in full the Australian Obligations under (and as defined in) the U.S. Credit Agreement; and

(iii)	the payment of any fees and Costs incurred in connection with the Transaction or the Facilities as shown in the Funds Flow Statement.

(b)	The Borrower must apply all amounts borrowed by it under Tranche B towards general working capital and general corporate purposes, including the issue of any Letters of Credit (but not for the purposes of paying Interest Expense or making scheduled amortisation payments under any Facility or paying Distributions).

3.2	No obligation to monitor

No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this agreement.

4	Using the Facilities

4.1	Conditions to first Utilisation

Subject to clause 4.3 (“Drawdown during the Certain Funds Period”), the Lenders need not provide the first Utilisation until each of the Initial Conditions Precedent have been provided by the Borrower to the Agent (in form and substance satisfactory to all the Original Lenders) or the requirement to provide any such

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	42

Initial Conditions Precedent has been waived by the Agent (acting on the instructions of all the Original Lenders).

4.2	Conditions to all Utilisations

Subject to clause 4.3 (“Drawdown during the Certain Funds Period”), a Lender need not provide its proportion of any requested Loan or issue any Letter of Credit unless:

(a)	the proposed Utilisation Date is a Business Day within the applicable Availability Period;

(b)	the Lender’s Available Commitment for the Facility would not be exceeded as a result of providing its participation in the Loan or issuing the Letter of Credit;

(c)	the Agent has received a duly completed Utilisation Notice in respect of the requested Utilisation;

(d)	all statements in the Utilisation Notice and the Repeating Representations are true in all material respects at the date of the Utilisation Notice and at the Utilisation Date by reference to the then current circumstances;

(e)	in the case of a Rollover Loan or the renewal of a Letter of Credit in accordance with clause 6.6 (“Renewal of a Letter of Credit”) (as applicable), no Event of Default is continuing or would result from the proposed Utilisation and, in the case of any other Utilisation, no Default or Review Event is continuing or would result from the proposed Utilisation; and

(f)	the relevant conditions in clause 5 (“Utilisation – Loans”) or clause 6 (“Utilisation – Letters of Credit”) (as applicable) have been met.

Each condition under this clause 4.2 is for the benefit of each Lender severally providing the requested Utilisation and may be waived by the Agent only on the instructions of all the Lenders providing the requested Utilisation.

4.3	Drawdown during the Certain Funds Period

To provide certainty that the Borrower will be able to meet its obligations to the Vendor under the Share Sale Agreement and to ensure that there are sufficient funds available to achieve Completion of the Transaction, the Original Lenders agree that during the Certain Funds Period, no Original Lender (while it is a Lender) may:

(a)	refuse to make a loan under Tranche A1 or Tranche A2;

(b)	cancel any commitment under Tranche A1 or Tranche A2;

(c)	refuse to execute any interest rate hedging required in accordance with the Finance Documents in a notional amount up to its commitment to provide such hedging pursuant to the Mandate, Commitment and Fee Letter;

(d)	exercise any right of rescission or similar right or remedy or accelerate repayment of a loan;

(e)	take (or instruct the Security Trustee to take) enforcement action under any Security;

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	43

(f)	refuse to issue a Letter of Credit under Tranche B at the request of the Borrower where it is required to be issued in order to replace any existing letter of credit, bank guarantee or other instrument issued on behalf of an Obligor to a relevant beneficiary prior to Financial Close; or

(g)	exercise any right of set off (other than any hedge netting),

unless there is a Certain Funds Event continuing.

At the end of the Certain Funds Period, all rights, remedies and entitlements under the Finance Documents shall be available to the Original Lenders notwithstanding that they could not be exercised during the Certain Funds Period.

4.4	Number of Utilisations

The Borrower need not use any Facility. If the Borrower wishes to use:

(a)	Tranche A1, it may do so by a single Utilisation only;

(b)	Tranche A2, it may do so by a single Utilisation only; and

(c)	Tranche B, it may do so by one or more Utilisations. However, other than with the Agent’s prior consent and subject to clause 11.4 (“Consolidation of Loans), no more than 10 Tranche B Loans may be outstanding at any time.

5	Utilisations – Loans

5.1	Requesting a Utilisation – Loans

(a)	If the Borrower requires a Loan, it agrees to give a Utilisation Notice to the Agent by 11.00 am (Sydney time) on the second Business Day before the day it requires the Loan (or any other time agreed by the Agent (acting on the instructions of all the Lenders participating in that Loan)).

(b)	A Utilisation Notice is effective when the Agent actually receives it in legible form. An effective Utilisation Notice is irrevocable.

5.2	Completing a Utilisation Notice – Loans

Each Utilisation Notice for a Loan is irrevocable and will not be regarded as having been duly completed unless:

(a)	it identifies the Facility to be utilised;

(b)	the currency and amount of the proposed Loan comply with clause 5.3 (“Currency and amount”);

(c)	the proposed Interest Period complies with clause 11.2(b) (“Notification of Interest Periods”); and

(d)	the applicable conditions in clause 4.2 (“Conditions to all Utilisations”) have been met.

Only one Loan may be requested in each Utilisation Notice (except that the Tranche A1 Loan and the Tranche A2 Loan may be requested in the same Utilisation Notice).

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	44

5.3	Currency and amount

(a)	The currency specified in a Utilisation Notice must be the Base Currency.

(b)	The amount of the proposed Loan must not be an amount which is more than the Available Facility at that time and, in respect of Tranche B, must be a minimum amount of $1,000,000 (or if less, the Available Facility).

5.4	Lenders’ participation

(a)	If the conditions set out in this agreement have been met, and subject to clause 8.3 (“Repayment of Tranche B Loans”), each Lender shall make its participation in each Loan available by the Utilisation Date through its Facility Office.

(b)	The amount of each Lender’s participation in each Loan will be equal to the proportion borne by its Available Commitment to the Available Facility immediately prior to making the Loan.

(c)	No Lender has a duty to enquire of any person whether or not any of the conditions to the advance of a Loan set out in this agreement have been met. Each Lender may assume that those conditions have been met unless it is expressly notified to the contrary by the Agent. No Lender will have any liability to any person for advancing a Loan based on such assumption.

5.5	Cancellation – end of the Availability Period

Any Available Commitments under a Facility which, at that time, are unutilised shall be immediately cancelled at the end of the Availability Period for that Facility.

5.6	Clean Down

(a)	Commencing from Financial Close, the Borrower must ensure that the amount of outstanding Tranche B Loans is reduced to nil for a period of not less than 3 consecutive Business Days (the “Clean Down Period”) at least once in each Financial Year with at least 3 months between each Clean Down Period.

(b)	The Borrower will confirm that such Clean Down Period has occurred in the next Compliance Certificate.

(c)	This clause 5.6 does not apply to any outstanding Letters of Credit issued under Tranche B.

6	Utilisations – Letters of Credit

6.1	Tranche B

(a)	Tranche B may be utilised by way of one or more Letters of Credit.

(b)	Clause 5 (“Utilisation – Loans”) (other than clause 5.5 (“Cancellation – end of the Availability Period”) does not apply to Utilisations under Tranche B by way of Letters of Credit.

(c)	Unless otherwise agreed, in determining the amount of the Available Facility for the purposes of this agreement, the Available Commitment of each Issuing Bank under Tranche B will be calculated ignoring any cash cover or any back-to-back letter of credit provided for outstanding Letters of Credit issued by that Issuing Bank.

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	45

6.2	Delivery of a Utilisation Notice for Letters of Credit

The Borrower (for itself or on behalf of an Obligor) may request a Letter of Credit to be issued by delivery to the Agent (with a copy to the relevant Issuing Bank) of a duly completed Utilisation Notice by 11.00 am (Sydney time) on the second Business Day before the day it requires the Letter of Credit to be issued (or any other time agreed by the relevant Issuing Bank).

6.3	Completing a Utilisation Notice – Letters of Credit

(a)	Each Utilisation Notice for a Letter of Credit is irrevocable and will not be regarded as having been duly completed unless:

(i)	it specifies that the proposed Utilisation is for a Letter of Credit;

(ii)	it identifies the Issuing Bank which is to issue the Letter of Credit;

(iii)	the currency and amount of the Letter of Credit comply with clause 6.4 (“Currency and amount”);

(iv)	the Letter of Credit is in the form set out in schedule 11 (“Form of Letter of Credit”) or another form that has been agreed in writing by the relevant Issuing Bank (such agreement not to be unreasonably withheld, having regard to the internal policies of the Issuing Bank from time to time);

(v)	the delivery instructions and the relevant beneficiary for the Letter of Credit are specified; and

(vi)	the applicable conditions in clause 4.2 (“Conditions to all Utilisations”) have been met.

(b)	The Borrower must use reasonable endeavours to select the Issuing Bank which is to issue a proposed Letter of Credit so that, in respect of each Issuing Bank under Tranche B, the aggregate amount of outstanding Letters of Credit issued by that Issuing Bank (expressed as a proportion of the aggregate amount of all outstanding Letters of Credit issued under Tranche B) is as close as reasonably practicable to that Issuing Bank’s Tranche B Commitment at that time (expressed as a proportion of the Total Tranche B Commitments at that time).

6.4	Currency and amount

(a)	The currency specified in a Utilisation Notice for the issue of a Letter of Credit must be the Base Currency.

(b)	The amount of the requested Letter of Credit must not be not more than the Available Facility under Tranche B at that time and must be a minimum amount of $500,000 (or if less, the Available Facility).

6.5	Issue of Letters of Credit

(a)	If the conditions set out in this agreement have been met, the relevant Issuing Bank shall issue the Letter of Credit on the Utilisation Date.

(b)	The Issuing Bank has no duty to enquire of any person whether or not any of the conditions to the issue of a Letter of Credit set out in this agreement have been met. The Issuing Bank may assume that those conditions have been met unless it is expressly notified to the contrary by the Agent or an Obligor. The Issuing Bank will not have liability to any person for issuing a Letter of Credit based on such assumption.

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	46

(c)	The Issuing Bank is solely responsible for the form of the Letter of Credit that it issues. The Agent has no duty to monitor the form of that document.

(d)	The Issuing Bank and the Agent shall provide the other with any information reasonably requested by the other that relates to a Letter of Credit and its issue.

(e)	The Issuing Bank may issue a Letter of Credit in the form of a SWIFT message or other form of communication customary in the relevant market but has no obligation to issue that Letter of Credit in any particular form of communication.

6.6	Renewal of a Letter of Credit

(a)	The Borrower may request that any Letter of Credit which has been issued be renewed by delivery to the Agent (with a copy to the relevant Issuing Bank) of a Renewal Request in substantially similar form to a Utilisation Notice for a Letter of Credit by 11.00 am on the second Business Day before the day it requires the Letter of Credit to be renewed (or any other time agreed by the Issuing Bank).

(b)	The Issuing Bank shall treat any Renewal Request in the same way as a Utilisation Notice for a Letter of Credit.

(c)	The form and terms of each renewed Letter of Credit shall be the same as those of the relevant Letter of Credit immediately prior to its renewal, except that:

(i)	its amount may be less than the amount of the Letter of Credit immediately prior to its renewal; and

(ii)	its Term shall start on the date which was the Expiry Date of the Letter of Credit immediately prior to its renewal, and shall end on the proposed Expiry Date specified in the Renewal Request.

(d)	Subject to clauses 6.6(c) and 6.6(e), if the conditions set out in this agreement have been met, the Issuing Bank shall amend or re-issue any Letter of Credit pursuant to a Renewal Request.

(e)	Where a new Letter of Credit is to be issued to replace (by way of renewal) an existing Letter of Credit, the Issuing Bank is not required to issue that new Letter of Credit until the Letter of Credit being replaced has been returned to the Issuing Bank or the Issuing Bank is satisfied either that it will be returned to it or otherwise that no liability can arise under it.

6.7	Notification to the Agent

Each Issuing Bank shall, upon request, provide to the Agent details of all Letters of Credit issued under this agreement including details of the initial face value of each Letter of Credit, the tenor, the Expiry Date and the beneficiary under that Letter of Credit.

6.8	Reduction or expiry of Letter of Credit

If the amount of any Letter of Credit is wholly or partially reduced or it is repaid or prepaid or it expires prior to its Expiry Date, the relevant Issuing Bank and the Borrower shall promptly notify the Agent of the details upon becoming aware of them.

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	47

6.9	Letter of Credit which does not expire before the Maturity Date for Tranche B

(a)	A Letter of Credit must be issued with an Expiry Date and the Expiry Date for a Letter of Credit cannot (whether at the time it is issued or as a result of an extension or renewal of that Letter of Credit) fall after the Maturity Date for Tranche B, in each case without the prior consent of the relevant Issuing Bank.

(b)	If:

(i)	a Letter of Credit does not have an Expiry Date, or the Expiry Date of the Letter of Credit is after the Maturity Date for Tranche B; and

(ii)	that Letter of Credit has not, by the Maturity Date for Tranche B, been repaid or prepaid (or the relevant Issuing Bank is not otherwise satisfied that no liability can arise under that Letter of Credit), the Borrower must repay or prepay the Letter of Credit on the Maturity Date for Tranche B.

6.10	Extension of existing Letters of Credit

If a Letter of Credit is issued on terms that the relevant Expiry Date will be automatically extended:

(a)	the terms of the relevant Letter of Credit must provide that the beneficiary will not be entitled to make a demand under the Letter of Credit (solely on the basis that the Letter of Credit has not been extended) until the then-applicable Expiry Date;

(b)	the Issuing Bank must notify the Borrower in writing by no later than the applicable LC Beneficiary Notice Date if the Expiry Date will not be extended; and

(c)	in relation to each extension of that Letter of Credit, the Borrower will be deemed to have delivered a Renewal Request to the Issuing Bank 2 Business Days prior to the applicable LC Beneficiary Notice Date and otherwise in accordance with clause 6.6 (“Renewal of a Letter of Credit”) and the relevant conditions under this agreement which apply to the renewal of a Letter of Credit will apply to the extension of that Letter of Credit.

7	Letters of Credit

7.1	Claims under Letter of Credit

(a)	The Borrower irrevocably and unconditionally authorises each Issuing Bank to pay any claim made or purported to be made under a Letter of Credit issued by it at the request of the Borrower and which appears on its face to be in order and to make any payment under clause 7.4 (“Voluntary pay-out”) (in this clause 7, each of a claim or payment under clause 7.4 (“Voluntary pay-out”) is a “claim”).

(b)

The Borrower shall pay to the relevant Issuing Bank an amount equal to the amount of any claim on the day on which the Issuing Bank pays that claim. If the Borrower does not pay this amount to the Issuing Bank on the date on which the Issuing Bank pays the claim, interest shall accrue

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	48

on the amount from that date up to the actual date of payment in accordance with clause 14 (“Interest on overdue amounts”).

(c)	The Borrower acknowledges that each Issuing Bank:

(i)	may make payments under a Letter of Credit issued by it by any means that it determines;

(ii)	may make any payments under a Letter of Credit issued by it despite any direction by the Borrower to the Issuing Bank not to pay, any dispute between the Borrower and the Issuing Bank as to the Issuing Bank’s obligation to pay, any dispute between the Borrower and the beneficiary of the Letter of Credit or any claim by the Borrower that a claim under the Letter of Credit is not valid;

(iii)	is not obliged to carry out any investigation or seek any confirmation from any other person before paying a claim;

(iv)	may refuse to make a payment under a Letter of Credit issued by it (in its absolute discretion) where it considers that a claim under, or any other document presented under the Letter of Credit, does not comply with the terms of the Letter of Credit; and

(v)	deals in documents only and will not be concerned with the legality of a claim or any underlying transaction or any available set-off, counterclaim or other defence of any person.

(d)	The obligations of the Borrower under this clause 7 will not be affected by:

(i)	the sufficiency, accuracy or genuineness of any claim or any other document;

(ii)	any incapacity of, or limitation on the powers of, any person signing a claim or other document;

(iii)	any act of any Government Agency, court, arbitral body, agency or authority or the application of any law or regulation affecting any Letter of Credit; or

(iv)	any failure by any person to obtain any Authorisation required or desirable in connection with any Letter of Credit.

7.2	Indemnities

(a)	Without prejudice to the Borrower’s obligation under clause 7.1 (“Claims under a Letter of Credit”), the Borrower shall immediately on demand indemnify each relevant Issuing Bank against any cost, loss or liability incurred by the Issuing Bank (otherwise than by reason of the Issuing Bank’s fraud, gross negligence or Wilful Default) in acting as the Issuing Bank under any Letter of Credit requested by the Borrower (including as a result of an Issuing Bank making a payment under clause 7.4 (“Voluntary pay-out”)).

(b)	The obligations of the Borrower under this clause 7.2 are continuing obligations and will extend to the ultimate balance of sums payable by the Borrower in respect of any Letter of Credit, regardless of any intermediate payment or discharge in whole or in part.

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	49

(c)	The obligations of the Borrower under this clause 7 will not be affected by any act, omission, matter or thing which, but for this clause 7, would reduce, release or prejudice any of its obligations under this clause 7 (without limitation and whether or not known to it or any other person) including:

(i)	any time, waiver or consent granted to, or composition with, any Obligor, any beneficiary under a Letter of Credit or any other person;

(ii)	the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor or Obligor;

(iii)	the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor, any beneficiary under a Letter of Credit or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;

(iv)	any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor, any beneficiary under a Letter of Credit or any other person;

(v)	any amendment (however fundamental) or replacement of a Finance Document, any Letter of Credit or any other document or security;

(vi)	any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document, any Letter of Credit or any other document or security; or

(vii)	any insolvency or similar proceedings.

7.3	Rights of contribution

No Obligor will be entitled to any right of contribution or indemnity from any Finance Party in respect of any payment it may make under this clause 7.

7.4	Voluntary pay-out

An Issuing Bank may cancel a Letter of Credit if:

(a)	the Agent has given notice under clause 24.2 (“Consequences of an Event of Default”);

(b)	clause 8.7 (“Illegality—Letters of Credit”) applies and:

(i)	the Borrower has been unable to procure the release of that Letter of Credit issued by the Issuing Bank; or

(ii)	another bank has not replaced the Issuing Bank and issued a replacement Letter of Credit;

(c)	the Issuing Bank would be entitled to exercise its rights under clause 35 (“Anti-money laundering and sanctions”);

(d)	the Borrower has failed to comply with clause 6.9(b) (“Letter of Credit which does not expire before the Maturity Date for Tranche B”); or

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	50

(e)	otherwise permitted under the terms of that Letter of Credit (with the approval of the Borrower prior to that Letter of Credit’s issuance, extension or renewal),

by paying to the beneficiary of the relevant Letter of Credit the outstanding amount of the Letter of Credit or any lesser amount specified by the beneficiary.

Part 3 Repayment, prepayment and cancellation

8	Repaying and cancelling

8.1	Repayment of Tranche A1 Loan

(a)	In relation to the Tranche A1 Loan, the Borrower agrees to pay the relevant Tranche A1 Repayment Instalment on each Tranche A1 Repayment Date.

(b)	The Total Tranche A1 Commitments will reduce on each Tranche A1 Repayment Date by the amount of the Tranche A1 Repayment Instalment paid on that date. When the Total Tranche A1 Commitments reduce, each Lender’s Tranche A1 Commitment shall reduce rateably.

(c)	The Borrower must ensure that all principal amounts, accrued but unpaid interest, fees and all other amounts owing under Tranche A1 are paid on the Maturity Date for Tranche A1.

(d)	The Borrower may not reborrow any part of Tranche A1 which is repaid.

8.2	Repayment of Tranche A2 Loan

(a)	The Borrower must ensure that all principal amounts, all accrued but unpaid interest, fees and all other amounts owing under Tranche A2 are paid on the Maturity Date for Tranche A2.

(b)	The Borrower may not reborrow any part of Tranche A2 which is repaid.

8.3	Repayment of Tranche B Loans

The Borrower shall repay each Tranche B Loan on the last day of the relevant Interest Period for that Loan.

However, if:

(a)	a Tranche B Loan is to be made available to the Borrower:

(i)	on the same day that a maturing Tranche B Loan is due to be repaid by the Borrower; and

(ii)	in whole or in part for the purpose of refinancing the maturing Tranche B Loan; and

(b)	the proportion borne by each Lender’s participation in the maturing Tranche B Loan to the aggregate amount of that maturing Tranche B Loan is the same as the proportion borne by that Lender’s participation in the new Tranche B Loan to the aggregate amount of the new Tranche B Loan,

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	51

the aggregate amount of the new Tranche B Loan shall, unless the Borrower notifies the Agent to the contrary in the relevant Utilisation Notice, be treated as if applied in or towards repayment of the maturing Tranche B Loan so that:

(c)	if the amount of the maturing Tranche B Loan exceeds the aggregate amount of the new Tranche B Loan:

(i)	the Borrower will only be required to make a payment under clause 34.1 (“Payments to the Agent”) in an amount equal to that excess; and

(ii)	each Lender’s participation in the new Tranche B Loan shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender’s participation in the maturing Tranche B Loan and that Lender will not be required to make a payment under clause 34.1 (“Payments to the Agent”) in respect of its participation in the new Tranche B Loan; and

(d)	if the amount of the maturing Tranche B Loan is equal to or less than the aggregate amount of the new Tranche B Loan:

(i)	the Borrower will not be required to make a payment under clause 34.1 (“Payments to the Agent”); and

(ii)	each Lender will be required to make a payment under clause 34.1 (“Payments to the Agent”) in respect of its participation in the new Tranche B Loan only to the extent that its participation in the new Tranche B Loan exceeds that Lender’s participation in the maturing Tranche B Loan and the remainder of that Lender’s participation in the new Tranche B Loan shall be treated as having been made available and applied by the Borrower in or towards repayment of that Lender’s participation in the maturing Tranche B Loan.

The Borrower must ensure that all principal amounts, accrued but unpaid interest, fees and all other amounts owing under any outstanding Tranche B Loan is paid on the Maturity Date for Tranche B.

8.4	Voluntary prepayment

(a)	The Borrower may, if it gives the Agent not less than 3 Business Days’ (or such shorter period as the Lenders under the relevant Facility may agree) prior written notice, prepay the whole or any part of the amount outstanding under any Facility (but, if in part, being an amount that reduces the amount of the Loan by a minimum amount of $1,000,000 and a whole multiple of $500,000).

(b)	Any amount of a Tranche A1 Loan or a Tranche A2 Loan which is prepaid by the Borrower may not be reborrowed.

(c)	Unless a contrary indication appears in this agreement, any part of Tranche B which is prepaid or repaid may be reborrowed in accordance with the terms of this agreement.

8.5	Voluntary cancellation

(a)

The Borrower may, if it gives the Agent not less than 3 Business Days’ (or such shorter period as the Lenders under the relevant Facility may agree) prior written notice, cancel the whole or any part (being a minimum amount of $1,000,000 and a whole multiple of $500,000) of an

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	52

Available Facility. Any cancellation under this clause 8.5 shall reduce the Commitments of the Lenders rateably under that Facility.

(b)	No amount of the Total Commitments which is cancelled under this agreement may be reinstated.

8.6	Illegality – Loans

If, in any applicable jurisdiction, it becomes unlawful (or impossible as a result of a change in law or regulation occurring after the date of this agreement) for any Lender to perform any of its obligations as contemplated by this agreement or to fund or maintain its participation in any Utilisation:

(a)	that Lender shall promptly notify the Agent upon becoming aware of that event and the Agent shall promptly notify the Borrower;

(b)	upon the Agent notifying the Borrower, the Lender will not be obliged to advance its proportion of any Loan; and

(c)	to the extent that the Lender’s participation has not been transferred pursuant to clause 10 (“Replacement or repayment and cancellation in relation to a Lender”), the Borrower shall repay that Lender’s participation in the Utilisations in accordance with clause 10 (“Replacement or repayment and cancellation in relation to a Lender”).

8.7	Illegality – Letters of Credit

If, in any applicable jurisdiction, it becomes unlawful (or impossible as a result of a change in law or regulation occurring after the date of this agreement) for an Issuing Bank to issue or leave outstanding any Letter of Credit, then:

(a)	the Issuing Bank shall promptly notify the Agent upon becoming aware of that event and the Agent shall promptly notify the Borrower;

(b)	upon the Agent notifying the Borrower, the Issuing Bank shall not be obliged to issue any Letter of Credit; and

(c)	to the extent that each Letter of Credit issued by the Issuing Bank and outstanding at such time has not been returned and cancelled pursuant to clause 10 (“Replacement or repayment and cancellation in relation to a Lender”), the Borrower must ensure that cash cover is provided to the Issuing Bank in accordance with clause 10 (“Replacement or repayment and cancellation in relation to a Lender”).

8.8	Restrictions

(a)	Any notice of cancellation or prepayment given by the Borrower under this clause 8 is irrevocable and, unless a contrary indication appears in this agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b)	Any prepayment under this clause 8 shall be made together with accrued but unpaid interest on the amount prepaid and, subject to any Break Costs, without premium or penalty.

(c)	If the Borrower prepays the whole or any part of the Tranche A1 Loan under clause 8.4 (“Voluntary prepayment”), the amount which is applied in prepayment will be applied against the remaining Tranche A1 Repayment Instalments at the Borrower’s discretion.

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	53

(d)	Any amounts prepaid by the Borrower under clause 8.4 (“Voluntary prepayment”) will be applied rateably between all Lenders under the Facility which is prepaid.

(e)	The Borrower shall not repay or prepay all or any part of the Utilisations or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this agreement.

(f)	If all or part of any Lender’s participation in a Utilisation under a Facility is repaid or prepaid and is not available for redrawing (other than by operation of clause 4.2 (“Conditions to all Utilisations”)), the Lender’s Commitment in respect of that Facility will be deemed to be cancelled on the date of repayment or prepayment by an amount equal to the amount of that Lender’s participation in the relevant Facility which is repaid or prepaid.

(g)	The Agent must provide to the Lenders a copy of each notice it receives from the Borrower under clauses 8.4 (“Voluntary prepayment”) or 8.5 (“Voluntary cancellation”) or from a Lender under clauses 8.6 (“Illegality – Loans”) or 8.7 (“Illegality – Letters of Credit”).

9	Mandatory prepayments

9.1	Mandatory prepayments

The Borrower must apply the following amounts in prepayment of the Facilities:

(a)	(Disposal proceeds): net cash proceeds (after deducting transaction costs and taxes and other related expenses) of any Disposal of assets in excess of A$10,000,000 in any Financial Year received by the Obligors which are not, within a period of 365 days of receipt, reinvested in Permitted Acquisitions or Growth Capex or in assets of like or superior type and value as the assets disposed of;

(b)	(warranty proceeds): any net proceeds (after deducting enforcement costs and taxes and other related expenses) received under any warranty or indemnity claims that is capital in nature in respect of the Share Sale Agreement or any due diligence report and excluding purchase price adjustments and amounts of a revenue replacement nature and which are not actually applied within 365 days of receipt in rectifying the problem the subject of the claim, replacing assets or meeting liabilities (including payment of tax) in respect of which the relevant claim was made to the extent such net proceeds exceed in aggregate a threshold amount of A$10,000,000 in any Financial Year;

(c)	(insurance proceeds): insurance proceeds from any insurance claim received or recovered by an Obligor in cash in any Financial Year (net of any costs and taxes) to the extent that the insurance proceeds exceed a threshold amount of A$10,000,000 in any Financial Year but excluding:

(i)	any business interruption insurance proceeds;

(ii)	proceeds from claims in relation to public liability, personal injury, director’s and officer’s liability, other third party liability and workers’ compensation insurance;

(iii)	amounts applied to reinstate or replace assets in respect of which those insurance proceeds were received or which are contractually committed to be so applied;

(iv)	amounts required to be paid to third parties; or

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	54

(v)	amounts which are used to reimburse an Obligor for amounts it has spent (other than by utilising the Facilities) in reinstating or replacing assets in respect of which those insurance proceeds were received;

(d)	(Equity Cure): the proceeds of an Additional Equity Contribution pursuant to clause 24.3 (“Equity Cure”);

(e)	(Refinancing Debt): the proceeds of any Refinancing Debt which is incurred for the purpose of refinancing all or part of a Facility under this agreement;

(f)	(Cash sweep): on each Calculation Date on which a Cash Sweep Event subsists, 100% of Locked-up Cash;

(g)	(Year 5 Mandatory Prepayment): all Year 5 Mandatory Prepayment Amounts pursuant to clause 9.4 (“Year 5 Mandatory Prepayment”); and

(h)	(RHA Termination Payment): if an RHA Termination Payment is received by GRail in accordance with clause 9.5 (“RHA Termination Payment”), the relevant RHA Prepayment Amount.

9.2	Application of mandatory prepayments

(a)	Subject to clause 9.2(b), amounts required to be prepaid under clause 9.1 (“Mandatory prepayments”) will be applied against the Term Loan Facilities first in repayment of the Tranche A2 Loan and then (once the Tranche A2 Loan is fully repaid) in repayment of the Tranche A1 Loan (and in the case of the Tranche A1 Loan, amounts prepaid will be applied pro rata across the remaining Tranche A1 Repayment Instalments).

(b)	If the amount required to be prepaid under clause 9.1 (“Mandatory prepayments”) is:

(i)	a Year 5 Mandatory Prepayment Amount, that amount shall be applied in prepayment of the Tranche A2 Loan only until there is no further amount outstanding under the Tranche A2 Loan;

(ii)	Refinancing Debt which is incurred for the purpose of refinancing all or part of a Facility under this agreement, that amount will be applied in prepayment of the relevant Facility (in whole or in part) which is to be refinanced; or

(iii)	a RHA Prepayment Amount, that amount shall be applied first in prepayment of the Tranche A1 Loan (pro rata across the remaining Tranche A1 Repayment Instalments) and once the Tranche A1 Loan has been fully repaid, the Tranche A2 Loan.

(c)	All amounts prepaid under this clause 9:

(i)	will be applied pro rata between all Lenders participating in the relevant Facility which is prepaid;

(ii)	may not be re-borrowed;

(iii)	shall be made together with accrued but unpaid interest on the amount prepaid and, subject to Break Costs, without premium or penalty; and

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	55

(iv)	each Lender’s Commitment in respect of the relevant Facility which is prepaid will be deemed to be cancelled on the date the prepayment is made in accordance with clause 9.3 (“Timing of mandatory prepayments”) by an amount equal to the amount of that Lender’s participation in the relevant Facility which is prepaid.

9.3	Timing of mandatory prepayments

(a)	Other than amounts prepaid under:

(i)	clause 9.1(d) (“Equity cure”) (which must be applied immediately);

(ii)	clause 9.1(e) (“Refinancing Debt”) (which must be applied on the relevant refinancing date); or

(iii)	clause 9.1(h) (“RHA Termination Payment”) (which must be applied at the time GRail receives the relevant RHA Termination Payment from Glencore Coal),

amounts required to be prepaid under clause 9.1 (“Mandatory prepayments”) will be applied in prepayment on the next Interest Payment Date for the relevant Loan or Loans to be prepaid.

(b)	The Obligors must ensure that the amounts required to be prepaid under this clause 9 are deposited into a prepayment account with the Agent (as the same may be redesignated, substituted or replaced from time to time and bearing interest at usual commercial rates for such amounts) (the “Mandatory Prepayment Account”) as soon as they are received by a member of the GWA Group. Provided that no Default or Review Event is subsisting, accrued interest on the balance credited to the Mandatory Prepayment Account shall be paid by the Agent to such account as the Borrower may direct from time to time by written notice to the Agent.

(c)	The Borrower irrevocably authorises and instructs the Agent to apply amounts credited to the Mandatory Prepayment Account to pay amounts due and payable under and in accordance with this clause 9.

9.4	Year 5 Mandatory Prepayment

(a)	In respect of any Calculation Date falling during the period from (but excluding) the date that is 4 years after the date of Financial Close to (and including) the date that is 4 years and 6 months after the date of Financial Close, the Borrower must ensure that 50% of all amounts from the Quarter ending on that Calculation Date which:

(i)	if a Lock-Up Event subsists, comprise Locked-Up Cash; or

(ii)	otherwise would be available to pay a Distribution,

are applied in mandatory prepayment of Tranche A2 in accordance with clause 9.2 (“Application of mandatory prepayments”).

(b)	In respect of any Calculation Date falling during the period from (but excluding) the date that is 4 years and 6 months after the date of Financial Close to the Maturity Date, the Borrower must ensure that 100% of all amounts from the Quarter ending on that Calculation Date which:

(i)	if a Lock-Up Event subsists, comprise Locked-Up Cash; or

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	56

(ii)	otherwise would be available to pay a Distribution;

are applied in mandatory prepayment of Tranche A2 in accordance with clause 9.2 (“Application of mandatory prepayments”).

(c)	For the avoidance of doubt, if on the relevant Calculation Date a Cash Sweep Event is subsisting, this clause 9.4 will not apply.

9.5	RHA Termination Payment

If, at any time:

(a)	the Rail Haulage Agreement is terminated; or

(b)	Glencore Coal terminates the Services (in whole or part) in respect of NTK affected by GRail FM under clause 35.3 (“Partial termination for GRail FM”) of the Rail Haulage Agreement,

and Glencore Coal is required to pay a RHA Termination Payment to GRail in accordance with clause 35.4 (“Termination Payment”) of the Rail Haulage Agreement, the Borrower must ensure that upon the RHA Termination Payment being paid to GRail, an amount equal to the RHA Prepayment Amount is applied in mandatory prepayment in accordance with clause 9.2 (“Application of mandatory prepayments”).

Defined terms used in this clause 9.5 not otherwise defined in this agreement have the meaning given in the Rail Haulage Agreement.

10	Replacement or repayment and cancellation in relation to a Lender

10.1	Right to replace a Lender or repay and cancel commitments

If, at any time:

(a)	(Illegality): the circumstances in clause 8.6 (“Illegality—Loans”) or clause 8.7 (“Illegality—Letters of Credit”) apply to any Lender;

(b)	(Tax gross-up): any sum payable to any Lender by an Obligor is required to be increased under clause 17.2(c) (“Tax gross up”);

(c)	(Increased Costs): any Lender claims any sum from an Obligor under clause 17.3 (“Tax indemnity”) or clause 18 (“Increased costs”);

(d)	(Defaulting Finance Party): any Lender is a Defaulting Finance Party;

(e)	(Market Disruption): any Lender is a MD Affected Lender; or

(f)	(Non Consenting Lender): any Lender is a Non Consenting Lender,

(such Lender being, for the purposes of this clause 10, an “Affected Lender”) the Borrower may (and in the case of sub-paragraph (a) above, the Borrower must), whilst the relevant circumstances described above continue, by giving the Agent not less than 10 Business Days’ prior written notice (or such other period as is necessary to comply with any applicable grace period permitted by law where clause 10.1(a) (“Illegality”) applies), either:

(g)	require that the Affected Lender transfer all of its rights and obligations (in its capacity as a Lender) under the Finance Documents (and the Affected Lender will so transfer) at par to a replacement Lender selected by the Borrower (“Transfer Option”); or

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	57

(h)	cancel the Commitments of the Affected Lender and repay the Affected Lender’s participation in the Utilisations at par (“Repayment Option”),

in each case, in accordance with clause 10.2 (“Procedure to replace a Lender or repay and cancel commitments”).

A notice given by the Borrower under this clause 10.1 is irrevocable. The Agent shall promptly notify the other Lenders if it receives a notice from the Borrower under this clause 10.1.

10.2	Procedure to replace a Lender or repay and cancel commitments

(a)	If the Borrower exercises the Transfer Option:

(i)	the replacement Lender selected by the Borrower must (unless the Agent otherwise consents) be a Qualifying Transferee; and

(ii)	the Borrower must ensure that, within 90 days of the date of the notice given by the Borrower to the Agent under clause 10.1 (or such other period agreed between the Borrower and the Affected Lender subject to any applicable grace period permitted by law where clause 10.1(a) (“Illegality”) applies):

(A)	the Affected Lender and the replacement Lender comply with all the procedures and steps (including the execution of a Transfer Certificate) under the Finance Documents to which the Affected Lender is a party in the capacity as a Lender in order to transfer the rights and obligations of the Affected Lender under the Finance Documents at par to the replacement Lender; and

(B)	if the Affected Lender is an Issuing Bank, all Letters of Credit issued by the Affected Lender are returned to the Affected Lender and cancelled and the replacement Lender issues replacement Letters of Credit.

(b)	If the Borrower exercises the Repayment Option, the Borrower must, on the next Interest Payment Date for each Loan (or such other period agreed between the Borrower and the Affected Lender subject to any applicable grace period permitted by law where clause 10.1(a) (“Illegality”) applies) and without the necessity for any demand:

(i)	repay the Affected Lender’s proportion of the principal amount outstanding of each Loan at par; and

(ii)	if the Affected Lender is an Issuing Bank, ensure that:

(A)	all Letters of Credit issued by the Affected Lender are returned to the Affected Lender and cancelled; and/or

(B)	cash cover is provided to the Issuing Bank in relation to the principal amount outstanding of all Letters of Credit issued by the Affected Lender which have not been returned and cancelled and which will remain outstanding after the Affected Lender ceases to be a Lender.

The Commitments of the Affected Lender will be automatically reduced to zero on the date that the Borrower makes the required payment to the Affected Lender under this paragraph (b).

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	58

(c)	If the terms of clause 10.2(a) or clause 10.2(b) are complied with, the Affected Lender will cease to be a Lender.

(d)	If an Affected Lender which is replaced or repaid in accordance with this clause 10 is also a Swap Counterparty (or its Affiliate is a Swap Counterparty) under the Security Trust Deed, the obligations of the Affected Lender (or its Affiliate) as a Swap Counterparty may be novated, closed out or terminated subject to the terms of clause 14 (“Hedging arrangements”) of the Security Trust Deed.

10.3	Conditions

If the Borrower elects to exercise the Transfer Option or the Repayment Option:

(a)	neither the Agent nor any Lender shall have any obligation to find a replacement Lender. However, the Affected Lender must co-operate with, and provide all reasonable assistance to, the Borrower in order to facilitate any transfer to a replacement Lender;

(b)	the Borrower must ensure that all accrued but unpaid interest, fees, Costs and (if applicable) Break Costs owing to the Affected Lender are paid;

(c)	in no event shall the Affected Lender who is replaced or repaid under clause 10.2 (“Procedure to replace a Lender or repay and cancel commitments”) be required to pay or surrender any of the fees received by it pursuant to the Finance Documents prior to it becoming an Affected Lender;

(d)	the Affected Lender shall only be obliged to transfer its rights and obligations to a replacement Lender pursuant to clause 10.2 (“Procedure to replace a Lender or repay and cancel commitments”) once the Agent is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer; and

(e)	if the Affected Lender is also the Agent, the Borrower may not replace that person in its capacity as Agent.

Part 4 Costs of Utilisations

11	Interest

11.1	Interest charges

(a)	The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

(i)	Margin; and

(ii)	BBSY Bid.

(b)	Interest accrues daily from (and including) the first day of an Interest Period to (but excluding) the last day of the Interest Period and is calculated on actual days elapsed using a year of 365 days.

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	59

(c)	The Agent shall promptly notify the relevant Lenders and the Borrower of the determination of a rate of interest.

(d)	Accrued interest is payable on each Loan on each Interest Payment Date.

11.2	Notification of Interest Periods

(a)	An Interest Period for a Loan is:

(i)	for the first Interest Period, the period specified in the Utilisation Notice; and

(ii)	for each subsequent Interest Period and subject to clauses 11.2(b) and 11.2(c), the period specified in an Interest Period Selection Notice given by the Borrower to the Agent by 11.00am on the second Business Day before the end of the then-current Interest Period. An Interest Period Selection Notice is effective when the Agent receives it in legible form. An effective Interest Period Selection Notice is irrevocable.

(b)	Subject to clause 11.2(c), each Interest Period must be either 3 or 6 months (or such other period as agreed between the Borrower and the Agent (acting on the instructions of the Majority Lenders under the relevant Facility)).

(c)	During the 6 month period prior to the Maturity Date for a Facility, each Interest Period must be either 1 or 3 months or such other period which is reasonably requested by the Borrower to facilitate a refinancing and which is agreed by the Agent (acting reasonably on the instructions of the Majority Lenders under the relevant Facility).

(d)	The Agent agrees to notify each Lender under the Facility to which the Interest Period Selection Notice relates as soon as practicable after the Agent receives an Interest Period Selection Notice.

(e)	If the Borrower does not give the Agent an Interest Period Selection Notice by the required time, the subsequent Interest Period for the relevant Loan shall be the same length as the preceding Interest Period (or if it is shorter than the preceding Interest Period, the period until the applicable Maturity Date).

11.3	When Interest Periods begin and end

(a)	An Interest Period for a Loan begins:

(i)	for the first Interest Period, on the Utilisation Date for that Loan; and

(ii)	for each subsequent Interest Period or in the case of a Rollover Loan, on the last day of its preceding Interest Period.

(b)	If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not). However, an Interest Period which would otherwise end after the applicable Maturity Date shall end on the Maturity Date for that Facility.

11.4	Consolidation of Loans

If two or more Interest Periods:

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	60

(a)	relate to Loans made under Tranche B; and

(b)	end on the same date,

the Borrower may request in the Interest Period Selection Notice for the next Interest Period that those Tranche B Loans be consolidated into, and treated as, a single Tranche B Loan on the last day of the Interest Period.

12	Changes to the calculation of interest

12.1	Unavailability of Screen Rate

(a)	(Interpolated Screen Rate): If no Screen Rate is available for BBSY Bid for the Interest Period of a Loan, the applicable BBSY Bid shall be the Interpolated Screen Rate for a period equal in length to the Interest Period of that Loan, except where the Interest Period of a Loan is less than the shortest period published for BBSY Bid, in which case it will be BBSY Bid for the shortest period published for BBSY Bid.

(b)	(Reference Bank Rate): If no Screen Rate is available for BBSY Bid for:

(i)	the currency of a Loan; or

(ii)	the Interest Period of a Loan and it is not possible to calculate the Interpolated Screen Rate,

the applicable BBSY Bid shall be the Reference Bank Rate as of the Specified Time for the currency of that Loan and for a period equal in length to the Interest Period of that Loan.

(c)	(Cost of funds): If clause 12.1(b) applies but no Reference Bank Rate is available for the relevant currency and Interest Period there shall be no BBSY Bid for that Loan and clause 12.4 (“Cost of funds”) shall apply to that Loan for that Interest Period.

12.2	Calculation of Reference Bank Rate

(a)	If BBSY Bid is to be determined on the basis of a Reference Bank Rate but a Reference Bank does not supply a quotation by the Specified Time, the Reference Bank Rate shall be calculated on the basis of the quotations of the remaining Reference Banks.

(b)	If at or about noon on the Quotation Day none or only one of the Reference Banks supplies a quotation, there shall be no Reference Bank Rate for that Interest Period.

12.3	Market disruption

If before 5.00 pm on the Business Day after the Quotation Day for the relevant Interest Period, the Agent receives notifications from more than 2 Lenders (whose participations in a Loan exceed 40% of that Loan) that as a result of market circumstances not limited to it, the cost to it of funding its participation in that Loan (from whatever source it may reasonably select) would be in excess of BBSY Bid (in which case an “MD Affected Lender” will be a Lender which gives such a notification), then clause 12.4 (“Cost of funds”) shall apply to the participation in the Loan of each MD Affected Lender for the relevant Interest Period.

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	61

12.4	Cost of funds

(a)	If this clause 12.4 applies, the rate of interest on each relevant Lender’s share of the relevant Loan for the relevant Interest Period shall be the percentage rate per annum which is the sum of:

(i)	the Margin; and

(ii)

(A)	in the circumstances described in clause 12.3 (“Market disruption”), the rate notified to the Agent by the relevant MD Affected Lender; and

(B)	in the circumstances described in clause 12.1 (“Unavailability of Screen Rate”), the rate of interest notified to the Agent by the Lender,

to be that which expresses as a percentage rate per annum (rounded up to the nearest fourth decimal place), the cost to the Lender of funding its participation in that Loan from whatever source it may reasonably select. That rate is to be notified as soon as practicable and in any event within 3 Business Days of the first day of that Interest Period.

(b)	If this clause 12.4 applies and the Agent or the Borrower so requires, the Agent and the Borrower shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest.

(c)	Any alternative basis agreed pursuant to clause 12.4(a) shall, with the prior consent of all the Lenders and the Borrower, be binding on all parties.

12.5	Agent’s role and confidentiality

(a)	The Agent shall promptly notify the Borrower if there is a market disruption event under clause 12.3 (“Market disruption”) and of the identity of any Lender or Lenders giving a notice under that clause.

(b)	A Lender who gives a notification under clause 12.3 (“Market disruption”) may in that notification request the Agent to notify each other Lender that it has received a notification under clause 12.3 (“Market disruption”) (without giving details) and the Agent shall promptly comply with the request.

12.6	Right to prepay and substitute an MD Affected Lender

If, at any time, a Lender is an MD Affected Lender, then the Borrower may exercise its rights under clause 10 (“Replacement or repayment and cancellation in relation to a Lender”) in respect of that Lender.

13	Fees

13.1	Fees contingent

Fees described in this clause 13 will only be payable if Financial Close occurs.

13.2	Commitment fees

(a)	The Borrower agrees to pay to the Agent (for the account of each Lender) a fee computed at the rate of 45% of the applicable Margin on that Lender’s Available Commitment under each Facility for the

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	62

Availability Period applicable to that Facility (each a “Commitment Fee”).

(b)	Each Commitment Fee accrues daily from (and including) the date of this agreement and is payable quarterly in arrears (commencing on the first Calculation Date after the date of Financial Close), on the last day of the relevant Availability Period and on any cancelled amount at the time a cancellation is effective.

(c)	No Commitment Fees will be payable:

(i)	on the Term Loan Facilities provided that Financial Close and utilisation of the Term Loan Facilities occurs by no later than 10 Business Days after the date of this agreement; or

(ii)	on any Available Commitment of a Lender for any day on which that Lender is a Defaulting Finance Party.

13.3	Establishment fees

The Borrower agrees to pay to the Agent (for the account of each Original Lender) an establishment fee in the amount and at the times agreed in the Mandate, Commitment and Establishment Fee Letter.

13.4	Agency fees

The Borrower agrees to pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in the Agency and Security Trustee Fee Letter.

13.5	Letter of Credit fees

(a)	The Borrower agrees to pay to the Agent (for the account of each Issuing Bank) a Letter of Credit fee (computed at the rate equal to the Margin applicable to a Tranche B Loan at that time) on the outstanding amount of each Letter of Credit that Issuing Bank has issued at the request of the Borrower for the period from the issue of that Letter of Credit until its Expiry Date or, if the Letter of Credit does not have an Expiry Date, until the Letter of Credit is repaid in one of the ways set out clauses 1.2(p)(ii) to 1.2(p)(v) (inclusive) (“Interpretation”).

(b)	The accrued Letter of Credit fee on a Letter of Credit is payable in arrears on each Calculation Date that a Letter of Credit is outstanding (or such shorter period as shall end on the Expiry Date for that Letter of Credit) starting on the date of issue of that Letter of Credit. If the outstanding amount of a Letter of Credit is reduced, any Letter of Credit fee accrued in respect of the amount of that reduction is payable on the day that that reduction becomes effective.

(c)	If the Borrower provides cash cover in respect of any Letter of Credit:

(i)	the Letter of Credit fee shall continue to be payable until the expiry of the Letter of Credit; and

(ii)	the Borrower shall be entitled to apply interest accrued on the cash cover to pay the fees described in sub-paragraph (i) above provided that no Event of Default is continuing.

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	63

14	Interest on overdue amounts

14.1	Obligation to pay

If there is an Unpaid Sum under this agreement on its due date, interest shall accrue on the Unpaid Sum from (and including) the due date up to (but excluding) the date of actual payment (both before and after judgment) at a rate which, subject to clause 14.2(a) (“Compounding”), is the sum of 2.00% per annum and the rate which would have been payable if the Unpaid Sum had, during the period of non-payment, constituted a Loan in the currency of the Unpaid Sum for successive Interest Periods, each of a duration selected by the Agent (acting reasonably). Any interest accruing under this clause shall be immediately payable by the Borrower on demand by the Agent.

14.2	Compounding

(a)	If any Unpaid Sum consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that Loan:

(i)	the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

(ii)	the rate of interest applying to the overdue amount during that first Interest Period shall be the sum of 2.00% per annum and the interest rate which would have applied if the Unpaid Sum had not become due.

(b)	Default interest (if unpaid) arising on an Unpaid Sum will be compounded with the Unpaid Sum at the end of each Interest Period applicable to that Unpaid Sum but will remain immediately due and payable.

15	Break Costs

(a)	The Borrower will, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by the Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(b)	Each Lender will, as soon as reasonably practicable after a demand by the Agent or the Borrower, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

16	Reliquifying Bills

16.1	Obligation to draw Bills

The Borrower agrees to draw Bills when and in the form required by the Agent on behalf of a Lender. However:

(a)	the discounted value of those Bills, when added to the total of the discounted value of all other Bills drawn as required by the Agent on behalf of the Lender under this clause 16 and which are unmatured or unpresented, may not exceed the Lender’s participation in the Loan to which the Bills relate; and

(b)	no Bill is to be drawn which would mature after the Maturity Date for the Facility in respect of which the Bill is to be drawn.

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	64

16.2	Lender as attorney

The Borrower irrevocably appoints each Authorised Officer of each Lender, individually as its attorney, to draw the Bills and agrees to ratify all action taken by an attorney under this clause 16.2.

16.3	Termination

The Borrower’s obligation to draw Bills ceases, and the appointment of a Lender and its Authorised Officers as attorney for this purpose is revoked, on payment by the Borrower of all amounts owing to the Lender under each Facility.

16.4	No recourse to Borrower

Any Bill drawn at a Lender’s request under this clause 16 must expressly state that it is without recourse to the Borrower.

16.5	Indemnity by Lender

Each Lender unconditionally and irrevocably indemnifies the Borrower against any liability or loss arising from, and any Costs and Taxes incurred in connection with, any Bill drawn at the Lender’s request under this clause 16. Each Lender agrees to pay amounts due under this indemnity to the Borrower on demand.

Part 5 Additional payment obligations

17	Tax gross up and indemnities

17.1	Definitions

In this clause 17:

Protected Party means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

Tax Credit means a credit against, relief or remission for, or repayment of any Tax.

Tax Payment means either the increase in a payment made by an Obligor to a Finance Party under clause 17.2 (“Tax gross up”) or a payment under clause 17.3 (“Tax indemnity”).

17.2	Tax gross up

(a)	Each Obligor shall make all payments to be made by it under the Finance Documents without any Tax Deduction unless such Tax Deduction is required by law.

(b)	The Borrower or a Finance Party shall, promptly upon becoming aware that an Obligor must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction), notify the Agent accordingly. If the Agent receives such notification from a Lender or Issuing Bank it shall notify the Borrower and that Obligor.

(c)	If a Tax Deduction is required by law to be made by an Obligor except in relation to a Tax described in clauses 17.3(b)(i), 17.3(b)(ii), 17.3(b)(iii)(B), 17.3(b)(iv) or 17.3(b)(v) (“Tax indemnity”), the Obligor shall pay an additional amount together with the payment so that, after making any Tax Deduction, the Finance Party receives an amount equal to the payment which would have been due if no Tax Deduction had been required.

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	65

(d)	If an Obligor is required to make a Tax Deduction, that Obligor shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(e)	Within 30 days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Obligor making that Tax Deduction shall deliver to the Agent for the Finance Party entitled to the payment evidence satisfactory to that Finance Party, acting reasonably, that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

17.3	Tax indemnity

(a)	The Borrower shall (within three Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document or a transaction or payment under it.

(b)	Clause 17.3(a) shall not apply:

(i)	with respect to any Tax assessed on a Finance Party if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party:

(A)	under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

(B)	under the law of the jurisdiction in which that Finance Party (or, in the case of a Lender, that Lender’s Facility Office) is located in respect of amounts received or receivable in that jurisdiction; or

(ii)	with respect to Australian Withholding Tax in respect of any interest paid to an Offshore Associate of the relevant Obligor;

(iii)	to the extent the relevant loss, liability or Cost:

(A)	is compensated for by an increased payment under clause 17.2 (“Tax gross up”); or

(B)	relates to a FATCA Deduction required to be made by a party;

(iv)	which would not be required to be deducted or withheld by an Obligor if the Finance Party had provided it with any of its name, address, Australian business number (ABN), Australian tax file number, registration number or similar details or evidence of any relevant tax exemption or similar details; or

(v)	in a case where an Obligor receives a notice or direction under section 260-5 of Schedule 1 to the Taxation Administration Act 1953 (Cth), section 255 of the Tax Act or any analogous provisions, any amounts paid or deducted from sums payable to the Finance Party by the Obligor in compliance with such notice or direction.

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	66

(c)	A Protected Party making or intending to make a claim pursuant to clause 17.3(a) shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Borrower.

(d)	A Protected Party shall, on receiving a payment from an Obligor under this clause 17.3, notify the Agent.

17.4	Tax credit

If an Obligor makes a Tax Payment and the relevant Finance Party determines in its absolute discretion that:

(a)	a Tax Credit is attributable to that Tax Payment or to a Tax Deduction in consequence of which that Tax Payment was required; and

(b)	that Finance Party has obtained, utilised and retained that Tax Credit,

subject to clause 32 (“Conduct of business by the Finance Parties”), the Finance Party shall pay an amount to the Obligor which that Finance Party determines in its absolute discretion will leave it (after that payment) in the same after-Tax position as it would have been in had the circumstances not arisen which caused the Tax Payment to be required to be made by the Obligor.

17.5	Stamp duty and Taxes

The Borrower shall:

(a)	pay; and

(b)	within three Business Days of demand, indemnify each Finance Party against any Cost, loss or liability that Finance Party incurs in relation to,

all stamp duty, registration and other similar Taxes payable in respect of any Finance Document except any Transfer Certificate, assignment or accession document for an acceding Finance Party under the Finance Documents.

17.6	Indirect Taxes

(a)	All payments to be made by an Obligor under or in connection with any Finance Document have been calculated without regard to Indirect Tax. If all or part of any such payment is the consideration for a taxable supply or chargeable with Indirect Tax then, when the Obligor makes the payment:

(i)	it must pay to the Finance Party an additional amount equal to that payment (or part) multiplied by the appropriate rate of Indirect Tax; and

(ii)	the Finance Party will promptly provide to the Obligor a tax invoice complying with the relevant law relating to that Indirect Tax.

(b)	Where a Finance Document requires an Obligor to reimburse or indemnify a Finance Party for any Costs, that Obligor shall also at the same time pay and indemnify that Finance Party against all Indirect Tax incurred by that Finance Party in respect of the Costs save to the extent that that Finance Party is entitled to repayment or credit in respect of the Indirect Tax. The Finance Party will promptly provide to the Obligor a tax invoice complying with the relevant law relating to that Indirect Tax

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	67

17.7	FATCA information

(a)	Subject to clause 17.7(c), each party shall, within 10 Business Days of a reasonable request by another party:

(i)	confirm to that other party whether it is:

(A)	a FATCA Exempt Party; or

(B)	not a FATCA Exempt Party;

(ii)	supply to that other party such forms, documentation and other information relating to its status under FATCA as that other party reasonably requests for the purposes of that other party’s compliance with FATCA; and

(iii)	supply to that other party such forms, documentation and other information relating to its status as that other party reasonably requests for the purposes of that other party’s compliance with any other law, regulation, or exchange of information regime.

(b)	If a party confirms to another party pursuant to clause 17.7(a)(i) that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that party shall notify that other party reasonably promptly.

(c)	Clause 17.7(a) shall not oblige any Finance Party to do anything, and clauses 17.7(a)(ii) and 17.7(a)(iii) shall not oblige any other party to do anything, which would or might in its reasonable opinion constitute a breach of:

(i)	any law or regulation;

(ii)	any fiduciary duty; or

(iii)	any duty of confidentiality.

(d)	If a party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with clauses 17.7(a)(i) and 17.7(a)(ii) (including, for the avoidance of doubt, where clause 17.7(c) applies), then such party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the party in question provides the requested confirmation, forms, documentation or other information.

17.8	FATCA Deduction

(a)	Each party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.

(b)	Each party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction), notify the party to whom it is making the payment and, in addition, shall notify the Borrower and the Agent and the Agent shall notify the other Finance Parties.

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	68

18	Increased Costs

18.1	Increased Costs

(a)	Subject to clause 18.3 (“Exceptions”) the Borrower shall, within three Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of:

(i)	the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation; or

(ii)	compliance with any law or regulation,

made after the date of this agreement. This includes any law or regulation with regard to capital adequacy, prudential limits, liquidity, reserve assets or Tax.

(b)	In this agreement, “Increased Costs” means:

(i)	a reduction in the rate of return from a Facility or on a Finance Party’s (or its Affiliate’s) overall capital (including as a result of any reduction in the rate of return on capital as more capital is required to be allocated);

(ii)	an additional or increased cost; or

(iii)	a reduction of any amount due and payable under any Finance Document,

which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

18.2	Increased Costs claim

(a)	A Finance Party intending to make a claim pursuant to clause 18.1 (“Increased costs”) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Borrower.

(b)	Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.

18.3	Exceptions

Clause 18.1 (“Increased Costs”) does not apply to the extent that any Increased Cost is:

(a)	attributable to a Tax Deduction required by law to be made by an Obligor;

(b)	attributable to a FATCA Deduction required to be made by a party;

(c)	compensated for by clause 17.3 (“Tax indemnity”) (or would have been compensated for under clause 17.3 (“Tax indemnity”) but was not so compensated solely because any of the exclusions in paragraph (b) of clause 17.3 (“Tax indemnity”) applied);

(d)	attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation;

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	69

(e)	attributable to the implementation or application of or compliance with the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this agreement (“Basel II”) (but excluding any amendment arising out of Basel III) or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Affiliates); or

(f)	incurred more than 180 days before the relevant Finance Party makes the claim for that Increased Cost (it being acknowledged that to the extent the occurrence of an event in clause 18.1(a) (“Increased costs”) is a retrospective change in law, the event giving rise to the claim is the change in law).

19	Other indemnities

19.1	Currency indemnity

(a)	If any sum due from an Obligor under the Finance Documents (a “Sum”), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the “First Currency”) in which that Sum is payable into another currency (the “Second Currency”) for the purpose of:

(i)	making or filing a claim or proof against that Obligor;

(ii)	obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

(b)	that Obligor shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party to whom that Sum is due against any Cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(c)	Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

(d)	Payment of an amount in a currency other than the due currency does not discharge that amount except to the extent of the amount of the due currency actually obtained when the recipient converts the amount received into the due currency.

19.2	Other indemnities

The Borrower shall (or shall procure that an Obligor will), within three Business Days of demand, indemnify each Finance Party against any cost, expense, loss or liability (including legal fees) incurred by that Finance Party as a result of:

(a)	the occurrence of any Event of Default;

(b)	any information prepared by an Obligor under or in connection with the Finance Documents or the transactions they contemplate being or being alleged to be misleading or deceptive in any respect;

(c)	any enquiry, investigation, subpoena (or similar order) or litigation with respect to any Obligor or with respect to the transactions contemplated or financed under this agreement;

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	70

(d)	a failure by an Obligor to pay any amount due under a Finance Document on its due date, including without limitation, any cost, expense, loss or liability arising as a result of clause 33 (“Sharing among the Finance Parties”) or clause 7 (“Sharing among the Beneficiaries”) of the Security Trust Deed;

(e)	funding, or making arrangements to fund, its participation in a Utilisation requested by the Borrower in a Utilisation Notice but not made by reason of the operation of any one or more of the provisions of this agreement (other than by reason of the default of that Finance Party);

(f)	issuing or making arrangements to issue a Letter of Credit requested by the Borrower in a Utilisation Notice but not issued by reason of the operation of any one or more of the provisions of this agreement (other than by reason of the default of that Finance Party);

(g)	a Utilisation (or part of a Utilisation) not being prepaid in accordance with a notice of prepayment given by the Borrower; or

(h)	an amount being paid or payable by that Finance Party to the Agent or another Finance Party under clause 29 (“Funding the Agent”).

19.3	Indemnity to the Agent

The Borrower shall promptly indemnify the Agent against any cost, expense, loss or liability incurred by the Agent (acting reasonably) as a result of:

(a)	investigating any event which it reasonably believes is a Default;

(b)	acting or relying on any notice, request or instruction which it reasonably believes to be genuine, correct and appropriately authorised; or

(c)	(after consulting with the Borrower) instructing lawyers, accountants, tax advisers, surveyors or other experts or professional advisers as permitted under this agreement.

20	Mitigation by the Finance Parties

20.1	Mitigation

(a)	Each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or its Commitment being cancelled pursuant to, any of clause 8.6 (“Illegality—Loans”) or, in respect of an Issuing Bank, clause 8.7 (“Illegality – Letters of Credit”), clause 17 (“Tax gross up and indemnities”) (other than clause 17.6 (“Indirect Taxes”)) or clause 18 (“Increased Costs”) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b)	Clause 20.1(a) does not in any way limit the obligations of any Obligor under the Finance Documents.

20.2	Limitation of liability

(a)	The Borrower shall promptly indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under clause 20.1 (“Mitigation”).

(b)	A Finance Party is not obliged to take any steps under clause 20.1 (“Mitigation”) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	71

21	Costs and expenses

21.1	Transaction expenses

The Borrower shall promptly on demand pay the Finance Parties the amount of all costs and expenses (including legal fees) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution and registration of:

(a)	this agreement and any other documents referred to in this agreement; and

(b)	any other Finance Documents executed after the date of this agreement.

21.2	Amendment and other costs

If an Obligor requests an amendment, waiver or consent to a Finance Document, the Borrower shall, within three Business Days of demand, reimburse the Agent and each Lender for the amount of all costs and expenses (including agreed legal fees) reasonably incurred by the Agent or the Lender in responding to, evaluating, negotiating or complying with that request or requirement.

21.3	Enforcement costs

The Borrower shall, within three Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

Part 6 Representations and warranties, undertakings, Events of Default and Review Event

22	Representations and warranties

22.1	Representations and warranties

Each Obligor makes the representations and warranties set out in this clause 22.1 to each Finance Party on the date of this agreement (except in relation to matters disclosed to, and accepted by, the Agent in writing).

(a)	(Status)

It has been incorporated or formed in accordance with the laws of its place of incorporation or formation, is validly existing under those laws and has power and authority to own its assets and carry on its business as it is now being conducted.

(b)	(Power)

It has power to enter into the Transaction Documents to which it is a party, to comply with its obligations under them and exercise its rights under them.

(c)	(No contravention)

The entry by it into, its compliance with its obligations and the exercise of its rights under, the Transaction Documents to which it is a party do not and will not conflict with:

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	72

(i)	its constituent documents or cause a limitation on its powers or the powers of its directors to be exceeded;

(ii)	any law binding on or applicable to it or its assets; or

(iii)	any document or agreement binding on or applicable to it or its assets or constitute a review event, event of default, termination, cash cover requirement, prepayment or similar event (each however described) under any such document or agreement where this has had or is likely to have a Material Adverse Effect.

(d)	(Authorisations)

Each of the following is in full force and effect:

(i)	each Major Authorisation;

(ii)	each Authorisation necessary for it to enter into the Transaction Documents to which it is a party, to comply with its obligations and exercise its rights under them, and to allow them to be enforced; and

(iii)	each other Authorisation necessary for it to carry on any business it conducts to the extent that failure to obtain, comply with or maintain that Authorisation would be likely to have a Material Adverse Effect.

(e)	(Validity of obligations and ranking)

(i)	Its obligations under each Transaction Document to which it is a party are valid and binding and are enforceable against it in accordance with its terms subject to any stamping and registration requirements, applicable equitable principles and laws generally affecting creditors’ rights.

(ii)	Each Security creates the Security Interests which that Security purports to create and those security interests are valid and effective subject to any stamping and registration requirements, applicable equitable principles and laws generally affecting creditors’ rights.

(iii)	Subject to any stamping and registration requirements, applicable equitable principles and laws generally affecting creditors’ rights, each Security Interest created or expressed to be created under the Security has the priority expressed in the relevant Security and is not subject to any prior ranking or pari passu ranking Security which is not a Permitted Security Interest.

(iv)	It benefits by entering into the Transaction Documents to which it is a party.

(v)	The Secured Property is not subject to any Security Interest other than a Permitted Security Interest.

(vi)	Its payment obligations under the Finance Documents rank at least equally with the claims of all its other unsecured and unsubordinated creditors (other than obligations mandatorily preferred by law applying to debtors generally).

(vii)	Each Material Contract is in full force and effect.

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	73

(f)	(Real property)

It does not have any interest in real property other than leasehold rights under each SA Ground Lease, leasehold rights in respect of the AustralAsia rail corridor between Adelaide and Darwin described in the AustralAsia Railway Project Concession Deed and, in the case of GWA, its freehold interest in the Alice Springs Freight Terminal (Lot 10459 Town of Alice Springs).

(g)	(No Default)

(i)	No Event of Default is continuing or would result from any Utilisation being provided.

(ii)	To the best of its knowledge and belief, no Potential Event of Default (which has not otherwise been notified by the Borrower to the Agent) is continuing.

(iii)	It is not in breach of a law or document or agreement binding on or applicable to it or its assets and no review event, event of default, termination, cash cover requirement, prepayment or similar event (each however described) exists under any such document or agreement, which has had, or is likely to have, a Material Adverse Effect.

(h)	(No breach of law)

It has complied in all respects with all laws binding on or applicable to it or its assets where a failure to comply is likely to have a Material Adverse Effect.

(i)	(Related party transactions)

No Obligor has contravened or will contravene Chapter 2E (related parties) or Part 2J.3 (financial assistance) of the Corporations Act (or any equivalent legislation in any other jurisdiction) by entering into any Transaction Document or participating in any transaction in connection with a Transaction Document.

(j)	(Accounts)

(i)	The most recent audited financial statements given to the Agent under clause 23.1(a)(i) (“Annual financial statements”) comply with all Accounting Principles (except to the extent disclosed in them) and with all applicable law.

(ii)	The most recent audited financial statements and quarterly management accounts delivered under clauses 23.1(a)(i) (“Annual financial statements”) or 23.1(a)(ii) (“Quarterly management accounts”), respectively, give a true and fair view (if audited) or fairly present (if unaudited) (as applicable) the matters with which they deal as at the date they were prepared.

(k)	(Ownership of assets)

It is the sole beneficial owner, licensee or lessee of (other than if it acts in the capacity of a trustee), or is entitled to use, all material assets necessary for the conduct of its business.

(l)	(Solvency)

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	74

It is not Insolvent.

(m)	(Litigation)

There is no current, pending or (to the best of its knowledge) threatened proceeding, investigation or claim affecting it or any of its assets before a court, authority, commission or arbitrator in which a decision against it is likely and which (either alone or together with other decisions) would be likely to have a Material Adverse Effect.

(n)	(Conduct of business)

(i)	It has not carried on any business or activities other than the Core Business and as contemplated by the Transaction Documents to which it is a party except to the extent expressly permitted by the terms of the Transaction Documents.

(ii)	It has not incurred any liabilities (actual or contingent), obligations or commitments save those arising under or in connection with the ordinary course of its business or administrative, incidental or ancillary liabilities as are necessary to maintain its corporate existence.

(o)	(Accuracy of information)

To the best of its knowledge and belief having made due enquiry:

(i)	all written factual information disclosed by it to any Finance Party in connection with the Finance Documents is true, accurate and correct in all material respects and not incorrect or misleading (whether by omission or otherwise) in any material respect as at the date it was provided or as at the date (if any) at which it was stated and it has not omitted to disclose any material facts known to it in connection with the Finance Documents;

(ii)	all financial projections provided in writing (including the Financial Model) were, as at the date provided, prepared in good faith, on the basis of the most recently available information and on the basis of assumptions believed by it to be reasonable (it being understood that such projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Obligors and that no assurance can be given that the projections will be realised); and

(iii)	all copies of documents (including the latest audited financial statements) given by it or on its behalf to the Agent are true and complete copies as at the date they were given, unless expressly specified otherwise as at the time provided to the Agent. Where such documents were entered into before Completion under the Share Sale Agreement and were received from the Vendor prior to Financial Close (and to which no Obligor is a party), it is not aware of any reason to doubt that such information is true in all material respects and not incorrect or misleading in any material respect as at the date it was given to the Agent.

(p)	(No trustee or immunity)

(i)	It does not enter into any Finance Document or hold any property as trustee.

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	75

(ii)	Neither it nor its assets has immunity from the jurisdiction of a court or from legal process.

(q)	(Tax)

On and from Financial Close, it has:

(i)	promptly filed, or caused to be filed, all tax returns, business activity statements and other tax filings which are required to be filed under applicable Tax law;

(ii)	no claims asserted against it with respect to Taxes (other than Contested Taxes); and

(iii)	paid all Taxes and registration fees payable by it (other than Contested Taxes).

(r)	(Tax consolidation)

If it is a member of a Tax Consolidated Group, it is a member of a Tax Consolidated Group for which the Head Company is G&W Australia Holdings LP (ABN 30 124 868 215) and each member of that Tax Consolidated Group is party to a valid Tax Sharing Arrangement and Tax Funding Arrangement.

(s)	(Share and unit capital) Subject to sub-paragraphs (iii) and (iv):

(i)	the equity capital of each Obligor is fully represented by the shares or units, as applicable, issued in respect of it and constituting part of the Secured Property;

(ii)	there is no agreement, arrangement or understanding under which further shares, units or other Marketable Securities, as applicable, with rights of conversion to shares or units in an Obligor (other than Hold Co) may be issued to any person other than a person who has, or will, contemporaneously with the issue of such shares or units, as applicable, provide a Security Interest over such shares in favour of the Security Trustee;

(iii)	in the case of the Borrower, from the date of Financial Close it is the majority owner (directly or indirectly) of the issued shares in the Freightliner Entities, those shares being owned in the proportions set out in the most recent Group Structure Diagram delivered to the Agent. Any shares, units or other Marketable Securities issued to a Minority Investor in a Freightliner Entity do not constitute part of the Security in favour of the Security Trustee; and

(iv)	in the case of an Obligor which directly owns shares, units or other Marketable Securities in a Dormant Entity, those shares, units or other Marketable Securities do not constitute part of the Security.

(t)	(Group Structure Diagram)

(i)	Assuming completion of the Transaction and registration of the transfer of shares in GRail has occurred, the Group Structure Diagram delivered to the Agent prior to Financial Close is true and correct in all material respects and does not omit any material information or details.

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	76

(ii)	After completion of the Transaction and registration of the transfer of shares in GRail, the most recent Group Structure Diagram delivered to the Agent is true, complete and accurate in all material respects and does not omit any material information.

(u)	(No reliance)

(i)	It has entered into the Finance Documents to which it is a party without relying on any Finance Party or Affiliate of any Finance Party (in whatever capacity) or their advisers or on any representation, warranty, statement, undertaking or conduct of any kind made by any of them or on their behalf except as expressly set out in the Finance Documents.

(ii)	It has obtained its own tax and legal advice on the Finance Documents and the transactions in connection with them.

(v)	(No failure to disclose)

It has not withheld from any Finance Party any information known to it (having made all reasonable enquiries) and reasonably believed by it to be material to the decision of that Finance Party to enter into the Finance Documents to which that Finance Party is a party.

(w)	(Marketable Securities)

With respect to any Marketable Securities secured by it under the Security:

(i)	the Marketable Securities are fully paid;

(ii)	it has disclosed to the Security Trustee the details of all Marketable Securities held by it; and

(iii)	it has provided the Security Trustee with all documents and information necessary for the Security Trustee to complete a valid and fully effective transfer of the Marketable Securities.

22.2	Repetition

The Repeating Representations are deemed to be made by each Obligor by reference to the facts and circumstances then existing on:

(a)	the date of each Utilisation Notice and each Utilisation Date;

(b)	each Interest Payment Date; and

(c)	the date on which an Additional Obligor delivers as Accession Deed (Additional Obligor) pursuant to clause 27 (“Change in Obligors”).

22.3	Reliance

Each Obligor acknowledges that each Finance Party has entered into this agreement in reliance on the representations and warranties in this clause 22.

23	Undertakings

The undertakings in this clause 23 remain in force from the date of this agreement for so long as any amount is outstanding to the Finance Parties under the Finance Documents or any Commitment is in force.

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	77

Any reference in this clause 23 to an approval or consent of the Agent is a reference to an approval or consent of the Agent acting on the instructions of the Majority Lenders.

23.1	Information undertakings

(a)	(Accounts)

The Obligors agree to give the Agent the following (in sufficient copies for each Lender):

(i)	(Annual financial statements) the audited consolidated annual financial statements of the Hold Co Group for each Financial Year, within 120 days after the end of that Financial Year;

(ii)	(Quarterly management accounts) the unaudited quarterly management accounts (containing profit and loss, cash flow and balance sheet statements for that quarter) of the Hold Co Group, at the time each Compliance Certificate is provided under sub-paragraph (iii) below;

(iii)	(Compliance Certificates) by no later than 45 days after each Calculation Date, a Compliance Certificate from the Borrower (signed by two Authorised Officers (including the CFO) of the Borrower):

(A)	setting out the DSCR and the Leverage Ratio, respectively, for the Calculation Period ending on the Calculation Date to which the Compliance Certificate relates and confirming whether or not the Financial Covenants have been met;

(B)	setting out (in reasonable detail) all workings and/or calculations supporting the conclusions made regarding compliance with the Financial Covenants as at the Calculation Date to which the Compliance Certificate relates; and

(C)	certifying that no Default or Review Event is subsisting.

The Compliance Certificate delivered in respect of a Calculation Date falling on 31 December in each year may be based on the quarterly management accounts delivered under sub-paragraph (ii) above with a reconciliation statement to be provided in respect of that Calculation Date at the time the annual financial statements are delivered under sub-paragraph (i) above;

(iv)	(Auditor confirmation) written confirmation from the Hold Co Group’s auditor in relation to the Financial Covenants as shown in the Compliance Certificate delivered in respect of a Calculation Date falling on 31 December in each year, at the same time as the annual financial statements are delivered under sub-paragraph (i) above;

(v)	(Annual budget) the annual budget for the Hold Co Group for the forthcoming Financial Year, within 30 days after the approval of that budget by the Obligor’s board of directors; and

(vi)	(Operational report) an annual operational report, at the time the annual financial statements are delivered under sub-paragraph (i) above.

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	78

(b)	(Other information)

The Obligors shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

(i)	(Change of Authorised Officers) promptly, notice of any change in Authorised Officer of an Obligor signed by two directors or a director and a secretary of the Obligor and accompanied by a specimen signature of the new Authorised Officer;

(ii)	(Litigation) full details of any current, pending or to its knowledge threatened proceeding, investigation or claim affecting an Obligor or any of its assets before a court, authority, commission or arbitrator that includes a claim against an Obligor which is reasonably likely to be adversely determined and, if adversely determined, would require payments by that Obligor in excess of $10,000,000;

(iii)	(Asset disposal) notice of any sale or disposal of an Obligor’s assets where the proceeds of sale are in excess of $10,000,000 in any Financial Year;

(iv)	(Environmental liability) notice of any event or circumstance existing or arising the result of which is that an Obligor will incur an environmental liability which does, or is likely to, impose a cost or liability in excess of $10,000,000 in aggregate;

(v)	(Native title or heritage claim) notice of any native title, heritage claim or other adverse title claim against the Secured Property or against the assets and undertakings of an Obligor;

(vi)	(Default or Review Event) promptly upon becoming aware, notice of any Default or Review Event and any step taken or proposed to remedy the event (unless the Obligor is aware that notification has already been given by another Obligor);

(vii)	(KYC) any document or other information that the Agent requests (either for itself or another Finance Party) to enable the Agent or another Finance Party (or prospective Finance Party) to do any “know your customer” checks;

(viii)	(Group Structure Diagram) an updated Group Structure Diagram to the extent that the most recent version given to the Agent is no longer correct;

(ix)	(Notices under Material Contracts) any material notice given by a party to a Material Contract to another party including any notice concerning any amendment, breach or potential breach or any material waiver, consent or approval under such Material Contract;

(x)	(Amendments to Material Contracts) a copy of any amendment to a Material Contract;

(xi)	(PPSA) a copy of any material notices or correspondence of any kind delivered or received by it in relation to the Security to or from the Registrar (as defined in the PPSA) or from another secured party in respect of the Secured Property;

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	79

(xii)	(Disputes) notice of any material dispute between it and a Government Agency;

(xiii)	(Material Adverse Effect) notice of an event or circumstance which is reasonably likely to have a Material Adverse Effect;

(xiv)	(Breach of law) notice of any material breach of law or an Authorisation that is material to the operation of the Core Business;

(xv)	(Insurance) notice of any cancellation, change (to coverage or otherwise) or reduction in an insurance policy maintained by an Obligor or any such insurance policy becoming void or voidable or any claim under such insurance policy in excess of $10,000,000;

(xvi)	(Permitted Acquisition) notice of any Permitted Acquisition proposed to be undertaken in accordance with this agreement; and

(xvii)	(Other relevant information) any other information concerning the financial position or business operations of the Obligors as requested by the Agent, acting reasonably.

23.2	Financial Covenants

(a)	Each Obligor shall ensure that:

(i)	(DSCR) on each Calculation Date, the Debt Service Cover Ratio for the applicable Calculation Period is equal to or greater than 1.20:1; and

(ii)	(Leverage Ratio) on each Calculation Date falling during the relevant period set out below, the Leverage Ratio is as follows:

Calculation Date falling in the following period	Leverage Ratio
1 January – 31 December 2017	Less than or equal to 5.25:1

1 January 2018 – 31 December 2018	Less than or equal to 4.75:1

1 January 2019 – 31 December 2019	Less than or equal to 4.50:1

1 January 2020 – 31 December 2020	Less than or equal to 4.50:1

1 January 2021 – 31 December 2021	Less than or equal to 4.25:1

(each a “Financial Covenant” and together the “Financial Covenants”).

(b)	The Financial Covenants will be calculated on a consolidated GWA Group basis.

(c)	For the purposes of calculating the Financial Covenants for any Calculation Period of less than 12 months:

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	80

(i)	EBITDA will be the aggregate of (1) for the members of the GWA Group (other than GRail), actual figures for the 12 month period ending on that Calculation Date and (2) for GRail, EBITDA for the 12 month period ending on that Calculation Date, based on actual revenues for any part of that period after the date of Financial Close and pro-forma revenues for any part of that period prior to Financial Close, and less actual costs; and

(ii)	Interest Expense will be tested on the basis of actual amounts as from Financial Close to the relevant Calculation Date but annualised for 12 months.

(d)	Nothing shall be construed as a waiver, or shall otherwise prejudice the rights of the Lenders under the Finance Documents, if after deemed compliance in respect of a Compliance Certificate, calculations reveal that the Financial Covenants have not actually been complied with. In those circumstances, the Lenders will have all rights under the Finance Documents as if the deemed compliance with the Financial Covenants had not occurred.

(e)	If the Borrower has made any voluntary prepayment under clause 8.4 (“Voluntary Prepayment”) during a Calculation Period ending on a relevant Calculation Date, then such voluntary prepayment will be disregarded for the purposes of determining whether the Financial Covenants in respect of that Calculation Date have been met.

23.3	Distributions

(a)	No Obligor shall make any Distribution for a relevant Quarter ending on a Calculation Date (or any previous period which have not been distributed) unless all of the conditions in sub-paragraphs (i) to (vi) (inclusive) below (the “Distribution Conditions”) are met:

(i)	the Borrower has delivered a Compliance Certificate to the Agent and:

(A)	the Agent has notified the Borrower that the Compliance Certificate is in a form and substance satisfactory to it;

(B)	at least 10 Business Days have elapsed from the date of delivery of the Compliance Certificate, and the Agent has not objected to the Compliance Certificate; or

(C)	if the Agent has objected to the Compliance Certificate, any dispute has been resolved between the Borrower and the Agent or, failing that, by expert determination;

(ii)	no Default or Review Event is continuing or will result from the making of the Distribution;

(iii)	the DSCR for the Calculation Period ending on that Calculation Date (as set out in the relevant Compliance Certificate) is as follows:

Calculation Date falling in the following period	DSCR
1 January – 31 December 2017	Equal to or greater than 1.50:1

1 January 2018 – 31 December 2018	Equal to or greater than 1.50:1

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	81

Calculation Date falling in the following period	DSCR
1 January 2019 – 31 December 2019	Equal to or greater than 1.50:1

1 January 2020 – 31 December 2020	Equal to or greater than 1.60:1

1 January 2021 – 31 December 2021	Equal to or greater than 1.60:1

(iv)	the Leverage Ratio for the Calculation Period ending on that Calculation Date (as set out in the relevant Compliance Certificate) is as follows and will remain so immediately following the proposed Distribution:

Calculation Date falling in the following period	Leverage Ratio
1 January – 31 December 2017	Less than or equal to 4.50:1

1 January 2018 – 31 December 2018	Less than or equal to 4.25:1

1 January 2019 – 31 December 2019	Less than or equal to 4.00:1

1 January 2020 – 31 December 2020	Less than or equal to 3.75:1

1 January 2021 – 31 December 2021	Less than or equal to 3.75:1

(v)	if at that time a Concession Document has been terminated, the Borrower has demonstrated to the reasonable satisfaction of the Majority Lenders that for the Calculation Period ending on each Calculation Date following the termination of that Concession Document until at least 12 months after the latest Maturity Date:

(A)	the DSCR will be equal to or greater than 1.75:1; and

(B)	the Leverage Ratio will be as follows:

Calculation Date falling in the following period	Leverage Ratio
1 January – 31 December 2017	Less than or equal to 4.25:1

1 January 2018 – 31 December 2018	Less than or equal to 4.00:1

1 January 2019 – 31 December 2019	Less than or equal to 3.75:1

1 January 2020 – 31 December 2020	Less than or equal to 3.50:1

After 1 January 2021	Less than or equal to 3.25:1

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	82

and

(vi)	such Distribution is not restricted under clause 24.3(h) (“Equity cure”).

(b)	Subject to satisfaction of the Distribution Conditions, the Obligors may make a Distribution at any time and without the consent of the Agent. However, if:

(i)	a Distribution of amounts from a Quarter ending on a 31 December Calculation Date is made (a “December Quarter Distribution”); and

(ii)	the reconciliation statement subsequently provided to the Agent under clause 23.1(a)(iii) (“Compliance Certificate”) confirms that the amount of the December Quarter Distribution exceeds the amount which would (had the figures in the reconciliation statement been available when the December Quarter Distribution was made) have been permitted to be paid as a Distribution (the amount paid in error being the “Distribution Error Amount”), the Borrower must, within 5 Business Days after the delivery of the reconciliation statement, provide evidence to the Agent showing that an amount equal to the Distribution Error Amount has been repaid to the Borrower.

(c)	If the Borrower has made any voluntary prepayment under clause 8.4 (“Voluntary Prepayment”) during a Calculation Period ending on a relevant Calculation Date, then such voluntary prepayment will be disregarded for the purposes of determining whether the Distribution Conditions in respect of that Calculation Date have been met.

23.4	Accounting policy

(a)	If, in the reasonable opinion of the Borrower or the Majority Lenders, any changes to Accounting Principles after the date of this agreement materially alter the effect of the Financial Covenants, the Distribution Conditions or the related definitions, the Borrower and the Agent (acting on the instructions of the Majority Lenders) will negotiate in good faith to amend the relevant provisions and definitions in this agreement so that they have an effect comparable to that at the date of this agreement.

(b)	If the amendments are not agreed within 30 days (or any longer period agreed between the Borrower and the Agent (acting on the instructions of the Majority Lenders)) then the Borrower will provide any reconciliation statements necessary to enable calculations based on Accounting Principles as they were before those changes, and the changes will be ignored for the purposes of the Financial Covenants under clauses 23.2 (“Financial Covenants”) and (as applicable) 23.3 (“Distributions”).

23.5	General undertakings

(a)	(Authorisations)

Each Obligor must obtain, comply with and maintain:

(i)	each Major Authorisation; and

(ii)	each Authorisation necessary for it to enter into the Transaction Documents to which it is a party, to comply with its obligations

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	83

and exercise its rights under them and to allow them to be enforced.

(b)	(Compliance with laws)

Each Obligor must comply with all laws binding on, or applicable to, it or its assets where failure to comply is likely to have a Material Adverse Effect (and it agrees to ensure that each person who uses or occupies its property does the same).

(c)	(Core business and assets)

Each Obligor must:

(i)	carry on its Core Business in a proper and efficient manner and not cease, or significantly change the general nature of, its Core Business; and

(ii)	maintain its assets in good working order and condition (ordinary wear and tear excepted) and correct any defect to the extent that failure to do so would be likely to have a Material Adverse Effect.

(d)	(Insurance)

Each Obligor must:

(i)	obtain, comply with and maintain insurances with a reputable and independent insurer authorised to carry on business in Australia by the Australian Prudential Regulation Authority or in the United Kingdom by the UK Financial Services Authority in the manner and to the extent which is in accordance with prudent business practice having regard to the nature of the business and assets of the Obligors (including all insurance required by applicable law);

(ii)	ensure that any insurances are on terms customary for the relevant type of insurance (or on terms more favourable) and in the names of the Obligor and (if it is customary practice to name mortgagees as insureds, in the name of the Security Trustee) for their respective rights and interests;

(iii)	notify the Agent if anything happens which gives rise, or may give rise, to an insurance claim of $10,000,000 or more or if an insurance claim of $10,000,000 or more is refused either in whole or in part; and

(iv)	use the proceeds from any insurance claim in respect of loss or theft of, or damage to, assets to reinstate, or carry out work on, the affected assets.

(e)	(Taxes)

Each Obligor must:

(i)	pay all rates and Taxes due and payable by it, except for Contested Taxes;

(ii)	pay all rates and Contested Taxes which remain due and payable by it after final determination or settlement of the contest;

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	84

(iii)	enforce all of its material rights under any Tax Sharing Arrangement and Tax Funding Arrangement to which it is a party in a manner consistent to that which a reasonable prudent person in its position would act as if the other parties to such arrangement were independent persons with whom the Obligor had dealt with at arm’s length;

(iv)	take all action available to it to ensure that any Tax Sharing Arrangement and Tax Funding Arrangement to which it is a party remains in full force and effect in all material respects; and

(v)	ensure that it is entitled to make payments in accordance with any Tax Sharing Arrangement and Tax Funding Arrangement to which it is a party.

(f)	(Environment)

Each Obligor must:

(i)	maintain procedures which are adequate to monitor:

(A)	its compliance with any obligations imposed on it under a Material Contract in relation to the Environment;

(B)	its compliance with Environmental Law; and

(C)	circumstances which may give rise to a claim, or to a requirement, of substantial expenditure by it in relation to Environmental Law or the cessation of, or material alteration to, its Core Business; and

(ii)	where there is any non-compliance with Environmental Law in any material respect, or circumstances under sub-paragraph (i)(C) above arise, use its best endeavours to promptly remedy them to the extent reasonably requested by the Agent.

(g)	(Material Contracts)

Each Obligor must:

(i)	comply in all material respects with each Material Contract to which it is a party where failure to do so would have a Material Adverse Effect and must not take or fail to take any action which would result in the termination of such Material Contract where such termination would have a Material Adverse Effect;

(ii)	do all things reasonably necessary to enforce all of its rights, powers and remedies under each Material Contract prudently and, while an Event of Default subsists, in accordance with the reasonable directions (if any) of the Agent (except where to so comply would put it in breach of any law or any direction or order issued under an Authorisation);

(iii)	not agree to amend any Material Contract or grant any waiver or consent in respect of a Material Contract, in each case where the amendment, waiver or consent would be materially adverse to the interests of the Lenders, without the prior consent of the Agent;

(iv)	in the case of GRail, if its consent is required under clause 27 (“Dealing with Mines and TOP NTK”) or clause 37

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	85

(“Assignment”) of the Rail Haulage Agreement in order to permit Glencore Coal or the Guarantor (as defined therein) to assign, transfer, charge or take other actions specified in those clauses, not provide its consent without first obtaining the approval of the Agent (such approval not to be unreasonably withheld or delayed). For the avoidance of doubt, this sub-paragraph (iv) does not apply if GRail is obliged to provide its consent to such matters in accordance with the terms of the Rail Haulage Agreement and if GRail is so obliged to provide its consent, the Borrower must promptly notify the Agent accordingly; and

(v)	not assign any of its rights or transfer any of its rights and obligations under the Rail Haulage Agreement without the prior consent of the Agent except:

(A)	pursuant to the Security; or

(B)	to another Obligor, provided that the other Obligor becomes a party to the Financier Consent Deed.

(h)	(Hedging)

Each Obligor must ensure that:

(i)	the Borrower, within 10 Business Days after Financial Close, enters into and maintains Hedge Agreements so that:

(A)	until the 3rd anniversary of Financial Close, at least 75% (and a maximum of 100%) of the aggregate Finance Debt under the Term Loan Facilities is hedged against interest rate risk; and

(B)	after the 3rd anniversary of Financial Close, at least 50% (and a maximum of 100%) of the aggregate Finance Debt under the Term Loan Facilities is hedged against interest rate risk until at least the date falling 3 months prior to the Maturity Date for the Term Loan Facilities; and

(ii)	it does not enter into derivative transactions for purely speculative purposes without the prior consent of the Agent.

(i)	(Corporate existence)

Each Obligor:

(i)	must do everything necessary to maintain its corporate existence; and

(ii)	must not transfer its jurisdiction of incorporation or enter any merger or consolidation (except for the purposes of solvent reconstruction on terms approved by the Agent).

(j)	(Proper accounts)

Each Obligor must keep a complete and up to date register of assets and proper books of account that give a true and fair view of its financial position and the results of operations.

(k)	(Approved auditor)

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	86

Each Obligor must ensure that its auditor is one of Deloitte, PricewaterhouseCoopers, Ernst & Young or KPMG or such other major international accounting firm approved by the Agent (such approval not to be unreasonably withheld or delayed).

23.6	Undertakings relating to Security and guarantees

(a)	(Existing inter-company security arrangements)

GWA must ensure that at all times while the Facilities remain outstanding, the Debt Financiers Tripartite Deed (2010) and the Debt Financiers Security, respectively, remain in full force and effect.

(b)	(Change of details)

Each Obligor must notify the Agent at least 14 days before:

(i)	that Obligor changes its name as recorded in a public register in its jurisdiction of incorporation or in its constituent documents; and

(ii)	any ACN or ARBN allocated to that Obligor changes, is cancelled or otherwise ceases to apply to it (or if it does not have any such applicable number, one is allocated, or otherwise starts to apply, to it); and

(iii)	that Obligor becomes trustee of a trust, or a partner in a partnership.

(c)	(Pari passu ranking)

Each Obligor must ensure that its obligations under each Finance Document to which it is a party rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

(d)	(Excluded Contracts)

Each Obligor agrees that if it is a party to an Excluded Contract which prohibits or restricts the grant of security without the consent of a relevant counterparty to that Excluded Contract, the relevant Obligor will use commercially reasonable endeavours for a period of 120 days after Financial Close to obtain any required consents. However:

(i)	no Obligor will be required to act to its commercial detriment in seeking such consent (including paying any fee or other material amount to the relevant counterparty); and

(ii)	the failure by an Obligor to obtain such consents despite making such commercially reasonable endeavours will not give rise to an Event of Default.

(e)	(Obligor coverage test)

Hold Co must ensure that:

(i)	at all times the consolidated assets of the Obligors equals or exceeds 90% of the value of the total consolidated assets of the Hold Co Group;

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	87

(ii)	the consolidated EBITDA of the Obligors for each Financial Year equals or exceeds 90% of the value of the consolidated EBITDA of the Hold Co Group (calculated on the same basis as EBITDA) for that Financial Year; and

(iii)	any entity which is a member of the Hold Co Group must, if required in order to comply with sub-paragraphs (i) and (ii) above:

(A)	become an “Obligor” under this agreement; and

(B)	satisfy the other requirements set out in clause 27.3 (“New Obligors”),

in each case within 20 Business Days of Hold Co becoming aware that sub-paragraphs (i) and (ii) above have ceased to be complied with.

(f)	(Dormant Entities)

Each Obligor must ensure that, at all times until each such entity is wound-up:

(i)	each Dormant Entity remains dormant and does not carry on any business activities; and

(ii)	no assets are transferred by an Obligor to a Dormant Entity and no liabilities are assumed by a Dormant Entity.

At such time as each Dormant Entity is wound up, the Borrower will notify the Agent accordingly.

(g)	(GWA (North))

(i)	The Obligors must use commercially reasonable endeavours for a period of 6 months after Financial Close to obtain consent from AARC in order for GWA (North) to become an obligor under, and provide a guarantee and indemnity in respect of the Secured Money pursuant to, the Security Trust Deed (including, if required by the AARC, Hold Co providing a deed poll in favour of AARC (in place of GWI) as contemplated by section 33.9 of the AustralAsia Railway Project Concession Deed).

(ii)	No Obligor will be required to act to its commercial detriment in seeking such consent (including paying any fee or other material amount to AARC). The failure by the Obligors to obtain the required consent from AARC, despite taking such commercially reasonable endeavours, will not give rise to an Event of Default.

(iii)	If AARC’s consent is obtained, GWA (North) will promptly accede to the Security Trust Deed in the capacity as an “Obligor” in accordance with the terms of the Security Trust Deed.

For the purposes of this paragraph (g), each Finance Party acknowledges and agrees that:

(iv)	unless AARC’s consent is obtained, GWA (North) will not become an obligor under the Security Trust Deed or provide any guarantee or indemnity in respect of the Secured Money; and

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	88

(v)	if AARC’s consent is obtained, upon GWA (North) becoming a an obligor under the Security Trust Deed, the guarantee and indemnity provided by GWA (North) in respect of the Secured Money will be limited as set out in clause 10.2 (“Maximum liability of GWA (North)”) of the Security Trust Deed.

23.7	Negative undertakings

(a)	(Disposal of assets)

No Obligor shall sell or otherwise dispose of, part with possession of, or create an interest in, any of the Secured Property or agree or attempt to do so (whether in one or more related or unrelated transactions) except for Permitted Disposals.

The Finance Parties will instruct the Security Trustee under the Security Trust Deed to provide a release from the Security of each asset permitted to be disposed of under this clause 23.7(a).

(b)	(Negative pledge)

No Obligor shall create or allow to exist a Security Interest over its assets other than a Permitted Security Interest.

(c)	(Guarantees)

No Obligor shall provide any guarantee in favour of any person other than a Permitted Guarantee.

(d)	(Distributions)

No Obligor shall make a Distribution other than a Permitted Distribution.

(e)	(Security deposit)

No Obligor shall deposit or lend money on terms that it will not be repaid until its or another person’s obligations or indebtedness are performed or discharged other than in accordance with the Finance Documents or in relation to Subordinated Debt to an Obligor.

(f)	(Title retention)

No Obligor shall enter into an agreement with respect to the acquisition of assets on title retention terms other than in the ordinary course of business.

(g)	(Leasing)

No Obligor shall enter into any operating lease, Finance Lease or hire purchase arrangement, other than in the ordinary course of business or as permitted or contemplated under the Transaction Documents or the Material Contracts.

(h)	(Finance Debt)

No Obligor shall incur or permit to subsist any Finance Debt other than Permitted Financial Indebtedness.

(i)	(Financial Accommodation)

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	89

No Obligor shall make available Financial Accommodation to or for the benefit of any person, other than Permitted Financial Accommodation.

(j)	(Acquisitions)

No Obligor will acquire any assets, shares or ownership interests other than a Permitted Acquisition.

(k)	(Joint Ventures)

No Obligor shall enter into any Joint Venture or make any investment (including by providing Financial Accommodation) in a Joint Venture other than a Permitted Joint Venture.

(l)	(Constitutions)

No Obligor shall amend its constitution, or permit it to be amended, in any way which would be likely to be adverse to the interests of the Finance Parties.

23.8	Refinancing Debt

(a)	Subject to clause 23.8(b), the Borrower may at any time, without the consent of the Finance Parties, enter into new finance documents for the purpose of raising Refinancing Debt to refinance (in whole or in part) any financial accommodation under this agreement or another Finance Document (as defined in the Security Trust Deed) as well as incur associated transaction fees, Costs (including Break Costs and swap close-out costs, to the extent applicable) in connection with that refinancing.

(b)	Except in the case of a full refinancing of all the Finance Debt under the Finance Documents, the following conditions will apply where the Borrower proposes to incur Refinancing Debt:

(i)	no Event of Default is subsisting or would result from incurring the Refinancing Debt;

(ii)	the Refinancing Debt must be incurred on arm’s length commercial terms;

(iii)	the provider(s) of the Refinancing Debt must rank pari passu with the Lenders under this agreement or (if so agreed by the provider(s) of the Refinancing Debt) may provide Subordinated Debt;

(iv)	if provided on a secured basis, the Refinancing Debt must not benefit from any Security Interest other than the Security and the providers of the Refinancing Debt must accede as Beneficiaries to (and in accordance with the terms of) the Security Trust Deed; and

(v)	the Refinancing Debt:

(A)	must not mature prior to the date that is 6 months after the latest Maturity Date of any then-existing Term Loan Facilities (which are not being refinanced);

(B)	must have a weighted average life to maturity not shorter than the remaining weighted average life to

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	90

maturity of then-existing Term Loan Facilities (which are not being refinanced); and

(C)	must be incurred on terms (other than as to fees and margins) which are no more favourable to the provider(s) of the Refinancing Debt than those set out in the Finance Documents.

(c)	The Borrower may also enter into Hedge Agreements to hedge any interest rate risk relating to any Refinancing Debt which is incurred in accordance with this clause 23.8.

24	Events of Default

24.1	Events of Default

Each of the events or circumstances in this clause 24.1 is an Event of Default.

(a)	(Non payment)

An Obligor does not pay when due (or within 3 Business Days after the due date if that failure to pay is caused by administrative or technical error beyond the control of the Obligor) any amount payable by it under any Finance Document in the manner required under it.

(b)	(Financial Covenants)

Any Financial Covenant is not satisfied (subject to an Equity Cure being effected under clause 24.3 (“Equity cure”)).

(c)	(Failure to comply with other obligations)

An Obligor does not comply with any obligation under any Finance Document (other than non-payment or breach of Financial Covenant) and:

(i)	if the non-compliance can be remedied, does not remedy the non-compliance within 15 Business Days of the earlier of the Agent notifying the Borrower or the Obligor becoming aware of the non-compliance; or

(ii)	if the non-compliance cannot be remedied, does not overcome the effects of the non-compliance (to the satisfaction of the Agent (acting on the instructions of the Majority Lenders)) within 15 Business Days of the earlier of the Agent notifying the Borrower or the Obligor becoming aware of the non-compliance.

(d)	(Misrepresentation)

Any representation, warranty or statement made, or taken to be made, by or on behalf of an Obligor in a Finance Document is incorrect or misleading in any material respect when made or taken to be made and, if the circumstances giving rise to the misrepresentation can be remedied or overcome, the Obligor does not remedy or overcome them (to the satisfaction of the Agent (acting on the instructions of the Majority Lenders)) within 15 Business Days of the earlier of the Agent notifying the Borrower or the Obligor becoming aware of the non-compliance.

(e)	(Cross default)

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	91

Any of the following occurs under the terms of any Finance Debt of an Obligor for amounts totalling more than $10,000,000 (or its foreign currency equivalent):

(i)	it is not satisfied when due (or by the end of any applicable grace period); or

(ii)	it is declared, or otherwise becomes or is capable of becoming, due before its stated maturity or expiry as a result of an event of default or other similar event (however described).

(f)	(Insolvency)

(i)	An Obligor becomes Insolvent.

(ii)	An Obligor stops payment, ceases to carry on its business or a material part of it, or threatens to do either of those things, other than to carry out a reconstruction, reorganisation or amalgamation while solvent on terms approved by the Agent (acting on the instructions of the Majority Lenders).

(iii)	Distress is levied or a judgment, order or Security Interest is enforced, or becomes enforceable, against any asset of an Obligor for amounts totalling more than $10,000,000 (or its foreign currency equivalent).

(g)	(Rail Haulage Agreement)

Glencore Coal gives a Termination Notice to the Security Trustee under clause 6.4 (“Enforcing Party right to remedy”) of the Financier Consent Deed following the occurrence of a Termination Event.

For the purposes of this paragraph (g), Termination Notice and Termination Event each have the meaning given in the Financier Consent Deed.

(h)	(Voidable, repudiation or unlawful)

(i)	A Finance Document or any transaction in connection with it is or becomes (or is claimed to be by anyone other than a Finance Party) wholly or partly void, voidable or unenforceable.

(ii)	An Obligor rescinds or repudiates a Finance Document (or an Obligor or another party attempts or takes any step to do so).

(iii)	It is or becomes unlawful for an Obligor to comply with any of its obligations under the Finance Documents.

(i)	(Cessation of business)

An Obligor ceases to conduct its business without the prior written consent of the Agent (acting on the instructions of the Majority Lenders).

(j)	(Compulsory acquisition)

All or a material part of the property of an Obligor is compulsorily acquired by any Government Agency or an Obligor sells or divests itself of all or a material part of its property because it is required to do so by a Government Agency.

(k)	(Material judgment)

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	92

A judgment is obtained against an Obligor for an amount exceeding $10,000,000 (or its foreign currency equivalent) and that judgement is not:

(i)	satisfied or stayed within 15 Business Days of the date for payment; or

(ii)	being appealed by an Obligor in good faith.

(l)	(Reduction in capital)

Without the consent of the Agent or as otherwise permitted under the Finance Documents, an Obligor takes any action to reduce its capital, buy back any of its shares or make any of its shares capable of being called up only in certain circumstances (such as by passing a resolution or calling a meeting to consider such a resolution).

(m)	(Material Adverse Effect)

An event occurs which has, or is likely to have (or a series of events occur which, together, have or are likely to have) a Material Adverse Effect.

24.2	Consequences of an Event of Default

On and at any time after the occurrence of an Event of Default which is continuing the Agent may, and will if so directed by the Majority Lenders, by notice to the Borrower take any (or any combination) of the following actions:

(a)	declare by notice to the Borrower that any of the Secured Money owing to the Lenders is either:

(i)	immediately due and payable, whereupon it will become immediately due and payable; or

(ii)	payable on demand, whereupon it will immediately become due and payable on demand by the Agent on the instructions of the Majority Lenders;

(b)	declare that cash cover in respect of each Letter of Credit is either:

(i)	immediately due and payable, whereupon it will become immediately due and payable; or

(ii)	payable on demand, whereupon it will immediately become due and payable on demand by the Agent on the instructions of the Majority Lenders;

(c)	declare by notice to the Borrower that the Lenders’ obligations specified in the notice are terminated and their Commitments specified in the notice are cancelled;

(d)	at the cost of the Borrower, appoint a firm of independent accountants or other experts to review and report to the Agent and the Lenders on the affairs, financial condition and business of any Obligor;

(e)	instruct the Security Trustee to exercise its rights under (and in accordance with the terms of) the Security Trust Deed or any Guarantee or Security; and/or

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	93

(f)	take any other action (or instruct the Security Trustee to take any other action) permitted under any Finance Document.

24.3	Equity cure

(a)	Subject to this clause 24.3, the Borrower may cure a breach of a Financial Covenant by procuring that an additional equity contribution is made by a person which is not an Obligor to the Borrower (“Additional Equity Contribution”) in accordance with this clause 24.3.

(b)	If the Borrower intends to cure the breach of a Financial Covenant, it must deliver a notice (an “Equity Cure Notice”) to the Agent confirming that it intends to do so by no later than 5 Business Days after delivery of a Compliance Certificate which shows that a Financial Covenant has not been satisfied (the date of the Equity Cure Notice being, for the purposes of this clause 24.3, the “Relevant Date”).

(c)	If an Additional Equity Contribution is made, the Financial Covenants will be recalculated on a notional basis as if the Additional Equity Contribution had been made and an equivalent amount of Finance Debt outstanding under the Term Loan Facilities was the subject of a mandatory prepayment accordance with clauses 9.1(d) (“Mandatory prepayments”) and 9.2 (“Application of mandatory prepayments”) on the first day of the relevant Calculation Period for which the Financial Covenant has not been satisfied. For the avoidance of doubt, with respect to the recalculation of the Financial Covenants:

(i)	in the case of the DSCR, “Debt Service” (and not “CFADS”); and

(ii)	in the case of the Leverage Ratio, “Net Senior Debt” (and not “EBITDA”),

will be recalculated.

(d)	An Additional Equity Contribution may not be made:

(i)	more than three times during the first 5 years from Financial Close;

(ii)	in respect of consecutive Calculation Dates; or

(iii)	more than once in any 12 month period.

(e)	If the Borrower gives an Equity Cure Notice to the Agent, it must ensure that:

(i)	the Additional Equity Contribution is then made by no later than 15 Business Days after the Relevant Date (the “Equity Cure Period”);

(ii)	the Additional Equity Contribution, once made, is immediately applied in mandatory prepayment of the Term Loan Facilities in accordance with clauses 9.1(d) (“Mandatory prepayments”) and 9.2 (“Application of mandatory prepayments”); and

(iii)	an updated Compliance Certificate is delivered to the Agent by the end of the Equity Cure Period showing that the Financial Covenants have been satisfied (with supporting calculations for the Additional Equity Contribution).

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	94

(f)	If the Borrower fails to provide an Equity Cure Notice to the Agent in accordance with paragraph (b) above or, having given the Agent an Equity Cure Notice, fails to comply with paragraph (e) above, an Event of Default will subsist under clause 24.1(b) (“Financial Covenants”).

(g)	The proceeds of an Additional Equity Contribution will only affect the recalculation of the Financial Covenants for the purposes of the Event of Default under clause 24.1(b) (“Financial Covenants”) and will not be taken into account in calculating any other ratios or covenants which may have been tested on or before the Calculation Date in respect of which an Additional Equity Contribution was made.

(h)	If the Borrower exercises its right under and in accordance with this clause 24.3 to cure a breach of a Financial Covenant, no Distribution may be made before the date of delivery of a Compliance Certificate for the Calculation Date immediately following the Calculation Date on which a Financial Covenant was not satisfied and in respect of which the Equity Cure has been effected.

24.4	Clean-up Period

(a)	Despite any other provision in a Finance Document, during a period commencing on the date of Financial Close and ending on the date falling 90 days after Financial Close (or in the case of any other Permitted Acquisition, beginning on the date of completion for that acquisition and ending 90 days after that date) (the “Clean-up Period”), an Event of Default under clauses 24.1(c) (“Failure to comply with other obligations”) or 24.1(d) (“Misrepresentation”) (other than any Major Default or in respect of a Major Representation under those clauses) with respect to an Obligor will not be taken to be an Event of Default if:

(i)	it is capable of remedy (or its effect are capable of being overcome) before the end of the Clean-up Period and the Obligors are diligently pursuing that remedy; and

(ii)	the circumstances or events giving rise to it:

(A)	do not entitle the Vendor (or the seller under any Permitted Acquisition) to exercise (or the Vendor or seller has agreed in writing that it will not exercise) its rights to suspend or terminate the Share Sale Agreement (or the share sale agreement or sale and purchase agreement (howsoever described) in respect of a Permitted Acquisition);

(B)	were not known to any Obligor prior to Financial Close (or prior to the date of completion in respect of any Permitted Acquisition) and have not been approved or procured by any Obligor;

(C)	in the case of a Clean-up Period triggered by a Permitted Acquisition, the relevant Event of Default would not have occurred if that Permitted Acquisition had not been made; and

(D)	would not have a Material Adverse Effect.

(b)	If the relevant circumstances or events giving rise to the Event of Default are continuing after the last day of the Clean-up Period, this will constitute an Event of Default despite paragraph (a) above (and without prejudice to the rights and remedies of the Lenders).

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	95

(c)	The Borrower must promptly notify the Agent of any event or circumstance that would have constituted an Event of Default but for this clause 24.4.

24.5	LC cash cover

Each Issuing Bank shall place any cash cover it receives in relation to an outstanding Letter of Credit into an account in the name of the Borrower and in respect of which the following conditions must be met:

(a)	the account is with the Issuing Bank for which that cash cover is to be provided; and

(b)	until no amount is or may be outstanding under that Letter of Credit, the Issuing Bank may, subject to the terms of the Finance Documents, apply (including by combination of accounts or set off), amounts due and payable to it under this agreement in respect of that Letter of Credit.

25	Review Event

25.1	Review Event

A Review Event will occur if:

(a)	a person (other than GWI or the Investor) obtains beneficial ownership (directly or indirectly) of 50.1% or more of the issued ordinary shares in Hold Co; or

(b)	GWI ceases to have the right to appoint at least half of the number of representatives to the management committee of G&W Australia Holdings LP (ABN 30 124 868 215); or

(c)	GWI ceases to hold (directly or indirectly) at least a 40% interest in G&W Australia Holdings LP (ABN 30 124 868 215),

(each of the events in paragraphs (a), (b) and (c) above being a “Change of Control Review Event”); or

(d)	the Rail Haulage Agreement is terminated (other than on expiry of its terms and satisfaction of all of the obligations under the Rail Haulage Agreement) as a result of GRail exercising its termination rights under clause 35.1 (“GRail’s right to terminate”) of the Rail Haulage Agreement (a “RHA Review Event”).

25.2	Consequences of a Review Event

(a)	Following the occurrence of a Review Event, the Borrower and the Agent must consult in good faith for 45 Business Days (or such longer period as the Agent (acting on the instructions of the Majority Lenders) may agree) (the “Stand Still Period”) in relation to the Review Event and the consequences of that Review Event under the Finance Documents (including, in the case of a Change of Control Review Event, any necessary amendments to the Finance Documents to remedy or overcome the consequences of the Review Event or, in the case of a RHA Review Event, the terms of any proposed agreement to replace the Rail Haulage Agreement).

(b)	If, at the end of the Stand Still Period, a Lender (such Lender being a “RE Non Consenting Lender”) has not:

(i)	in the case of a Change of Control Review Event:

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	96

(A)	agreed to any necessary amendments to the Finance Documents to remedy or overcome the consequences of the Review Event; or

(B)	approved the event that resulted in the Review Event occurring and agreed that the Review Event no longer subsists; or

(ii)	in the case of a RHA Review Event and subject to clause 25.4 (“RHA Review Event criteria”), approved the terms of any proposed agreement to replace the Rail Haulage Agreement,

that RE Non Consenting Lender may give a notice to the Agent and the Borrower on the last day of the Stand Still Period confirming that it does not wish to continue to participate in the Facilities. As between the Obligors and each other Lender which has provided its agreement or approval to the relevant matters under this clause 25.2(b), the Review Event will cease to apply.

The Agent shall promptly notify the other Lenders if it receives a notice from a RE Non Consenting Lender under this paragraph (b).

(c)	Subject to clause 25.3 (“Conditions”), if a RE Non Consenting Lender notifies the Borrower under clause 25.2(b) that it does not wish to continue to participate in the Facilities, it will not be obliged to participate in any further Utilisations (other than a Rollover Loan) and:

(i)	the Borrower will be entitled, at any time up to (and including) the last day of the relevant RE Transfer Period and provided that it gives at least 10 Business Days’ prior written notice to the Agent and the RE Non Consenting Lender, to require that the RE Non Consenting Lender transfer all of its rights and obligations (in its capacity as a Lender) under the Finance Documents (and the RE Non Consenting Lender will so transfer) at par to a replacement Lender selected by the Borrower which must (unless the Agent otherwise consents) be a Qualifying Transferee; or

(ii)	if the RE Non Consenting Lender’s rights and obligations under the Finance Document (as a Lender) have not otherwise been transferred under sub-paragraph (i), the Borrower must, by giving at least 10 Business Days’ prior written notice to the Agent and the RE Non Consenting Lender, repay the RE Non Consenting Lender’s proportion of the principal amount outstanding of each Loan at par by no later than the last day of the relevant RE Repayment Period. The Commitments of the relevant RE Non Consenting Lender will be automatically reduced to zero on the date that the Borrower makes the required payment to that RE Non Consenting Lender under this sub-paragraph (ii).

The Agent shall promptly notify the other Lenders if it receives a notice from the Borrower under this paragraph (c).

(d)	If the Borrower exercises its rights under clause 25.2(c)(i):

(i)

the RE Non Consenting Lender and the replacement Lender will comply with all the procedures and steps (including the execution of a Transfer Certificate) under the Finance Documents to which the RE Non Consenting Lender is a party in the capacity as a Lender in order to transfer the rights and

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	97

obligations of the RE Non Consenting Lender under the Finance Documents to the replacement Lender; and

(ii)	if the RE Non Consenting Lender is an Issuing Bank, all Letters of Credit issued by the RE Non Consenting Lender must be returned to the RE Non Consenting Lender and cancelled and the replacement Lender will issue replacement Letters of Credit.

(e)	If the Borrower is required to repay the RE Non Consenting Lender’s participation under the Facilities pursuant to clause 25.2(c)(ii), the Borrower must by no later than the last day of the relevant RE Repayment Period:

(i)	repay the RE Non Consenting Lender’s proportion of the principal amount outstanding of each Loan at par; and

(ii)	if the RE Non Consenting Lender is an Issuing Bank, ensure that:

(A)	all Letters of Credit issued by the RE Non Consenting Lender are returned to the RE Non Consenting Lender and cancelled; and/or

(B)	cash cover is provided to the RE Non Consenting Lender in relation to the principal amount outstanding of all Letters of Credit issued by the RE Non Consenting Lender which have not been returned and cancelled and which will remain outstanding after the RE Non Consenting Lender ceases to be a Lender.

(f)	If the terms of clause 25.2(c) and clause 25.2(d) or 25.2(e) (as applicable) are complied with, the RE Non Consenting Lender will cease to be a Lender.

(g)	If a RE Non Consenting Lender which is replaced or repaid in accordance with this clause 25.2 is also a Swap Counterparty (or its Affiliate is a Swap Counterparty) under the Security Trust Deed, the obligations of the RE Non Consenting Lender (or its Affiliate) as a Swap Counterparty may be novated, closed out or terminated subject to the terms of clause 14 (“Hedging arrangements”) of the Security Trust Deed.

25.3	Conditions

If the Borrower exercises its rights under clause 25.2 (“Consequences of a Review Event”) to replace or repay (as applicable) a RE Non Consenting Lender:

(a)	neither the Agent nor any Lender will have any obligation to find a replacement Lender. However, a RE Non Consenting Lender must co-operate with, and provide all reasonable assistance to, the Borrower in order to facilitate any transfer to a replacement Lender;

(b)	the Borrower must ensure that all accrued but unpaid interest, fees, Costs and (if applicable) Break Costs owing to the RE Non Consenting Lender are paid;

(c)	in no event shall the RE Non Consenting Lender who is replaced or repaid be required to pay or surrender any of the fees received by it pursuant to the Finance Documents prior to it becoming a RE Non Consenting Lender;

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	98

(d)	the RE Non Consenting Lender will only be obliged to transfer its rights and obligations to a replacement Lender once the Agent is satisfied that it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to that transfer; and

(e)	if the RE Non Consenting Lender is also the Agent, the Borrower may not replace that person in its capacity as Agent.

25.4	RHA Review Event criteria

Each Lender acknowledges and agrees that, if a RHA Review Event occurs, it will not unreasonably withhold or delay its approval of any proposed agreement to replace the Rail Haulage Agreement (“RHA Replacement Contract”) if:

(a)	the RHA Replacement Contract is with a counterparty of similar credit standing to Glencore Coal and with a parent company guarantee from an entity of similar credit standing to the Glencore Guarantor (as defined in the Rail Haulage Agreement) or with other form of equivalent credit enhancement or collateral;

(b)	the RHA Replacement Contract has a tenor at least equal to the remaining term of the Rail Haulage Agreement prior to its termination;

(c)	the RHA Replacement Contract is on substantially similar terms to the Rail Haulage Agreement and/or arm’s length current market terms at that time for contracts of that nature;

(d)	the counterparty to the RHA Replacement Contract has entered into (or unconditionally agreed to enter into) a tripartite agreement with the Security Trustee on terms similar to the Financier Consent Deed;

(e)	the Borrower provides evidence to the Lenders showing that the entry into the RHA Replacement Contract will provide a similar revenue profile over a period of time at least equal to the remaining term of the Rail Haulage Agreement prior to its termination; and

(f)	the Borrower delivers to the Agent an updated Financial Model:

(i)	where the only values updated from the then-current Financial Model immediately prior to the termination of the Rail Haulage Agreement are those reflecting the loss of revenue under the Rail Haulage Agreement, any reduction in the outstanding Finance Debt under the Facilities due to the RHA Prepayment Amount being applied in mandatory prepayment in accordance with clauses 9.1(h) (“Mandatory prepayments”) and 9.2 (“Application of mandatory prepayments”) and the revenues and other terms of the RHA Replacement Contract; and

(ii)	which shows that, as a result of the matters in sub-paragraph (i) above, the Leverage Ratio on each Calculation Date after the RHA Review Event has occurred will be less than or equal to the Leverage Ratio on each such Calculation Date as set out in the Bank Base Case Financial Model.

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	99

Part 7 Change to the Parties

26	Change in Lenders

26.1	Lender may assign or novate

An existing Lender (“Existing Lender”) may:

(a)	assign some or all of its rights; or

(b)	transfer by novation some or all of its rights and obligations,

under the Finance Documents to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (including credit derivatives) (“New Lender”) provided it does so in accordance with this clause 26 and provided there will be at least two Lenders after doing so.

26.2	Permitted assignment or transfer

(a)	Prior to the date of Financial Close, no Original Lender may assign any of its rights or transfer any of its rights and obligations without the prior written consent of the Borrower.

(b)	After Financial Close, a Lender may assign all or part of its rights or transfer by novation all or part of its rights or obligations under the Finance Documents with the prior consent of the Borrower. However, the consent of the Borrower will not be required if:

(i)	the assignment or transfer is to an existing Lender or an Affiliate of an existing Lender (provided such Affiliate is not a Distressed Debt Fund or a Competitor of the GWA Group);

(ii)	the assignment or transfer is to a securitisation or funding vehicle where the Existing Lender remains the lender of record and retains all voting rights;

(iii)	the proposed Lender is an Approved Lender; or

(iv)	subject to clause 26.2(d), an Event of Default is continuing.

(c)	If Borrower consent is required in respect of a proposed assignment or transfer by an Existing Lender, that consent must not be unreasonably withheld or delayed and the Borrower will be deemed to have given its consent 10 Business Days after the Existing Lender has requested it unless consent is expressly refused by the Borrower within that time. This paragraph (c) does not apply to a proposed assignment or transfer to a Distressed Debt Fund or to a Competitor of the GWA Group, in which case, subject to paragraph (d) below, the express consent of the Borrower is required and such consent may be withheld in the Borrower’s absolute discretion.

(d)	An Existing Lender may not (without the Borrower’s prior consent) assign any of its rights or transfer any of its rights and obligations or otherwise enter into any arrangement or deal with all or any part of its rights and obligations to any Distressed Debt Fund or to a Competitor of the GWA Group unless:

(i)	an Event of Default subsists under clause 24.1(a) (“Non payment”) or because an Obligor becomes Insolvent;

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	100

(ii)	an Event of Default under clause 24.1(b) (“Financial Covenants”) subsists (which is not cured in accordance with clause 24.3 (“Equity cure”)); or

(iii)	any other Event of Default under clause 24.1 (“Events of Default”) has continued for at least 30 days (or, if earlier, the date that a Facility is accelerated).

(e)	Each Lender which wishes to assign its rights or transfer its rights and obligation in part (and not in full) must maintain a minimum aggregate Commitment (after the assignment or transfer occurs) of $25,000,000 across the Facilities at all times. However, this condition will not apply if an Event of Default is continuing.

(f)	In the case of Tranche B:

(i)	prior to the end of the Availability Period for that Facility, no Lender under that Facility will be permitted to assign its rights thereunder and must only transfer its rights and obligations under that Facility; and

(ii)	a Lender under Tranche B must transfer its rights and obligations in full (and not in part).

(g)	No assignment or transfer is permitted, at any time, to any person that is subject to any sanction by any governmental or intergovernmental organisation (including the OECD) or (in either case) is controlled by any person subject to sanction.

(h)	A Lender shall not assign or transfer rights to a person whom the officers of the Existing Lender involved on a day to day basis in the administration of the Facilities know to be an Offshore Associate of the Borrower.

(i)	Where an Existing Lender assigns rights but does not transfer by novation obligations, then for the purposes of clause 33 (“Sharing among the Finance Parties”), any amount received or recovered by the assignee will be taken to be received by that Existing Lender.

(j)	An assignment will only be effective once:

(i)	the Agent has completed all “know your customer” or other similar checks under all applicable laws and regulations which it is required to comply with in relation to the assignment to the New Lender (and the Agent will promptly notify the Existing Lender and the New Lender upon completion of the same); and

(ii)	the New Lender (if it is not already a Lender) becomes a party to the Security Trust Deed in the capacity as a Lender in accordance with the terms of the Security Trust Deed.

(k)	A transfer will only be effective:

(i)	if the procedure set out in clause 26.4 (“Procedure for transfer”) is complied with; and

(ii)	the Agent has completed all “know your customer” or other similar checks under all applicable laws and regulations which it is required to comply with in relation to the transfer to the New Lender (and the Agent will promptly notify the Existing Lender and the New Lender upon completion of the same).

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	101

(l)	A Lender may not assign or transfer any of its rights or obligations under the Finance Documents or change its Facility Office, if the New Lender or the Lender acting through its new Facility Office would be entitled to exercise any rights under Clauses 8.6 (“Illegality—Loans”) or 8.7 (“Illegality – Letters of Credit”) as a result of circumstances existing as at the date the assignment, transfer or change is proposed to occur.

(m)	A Lender may not transfer any of its obligations during the period from when a Utilisation Notice is delivered until the Business Day after the Utilisation Date specified in that Utilisation Notice.

(n)	A Lender must bear its own Costs (including legal fees) in connection with any assignment or transfer.

26.3	Limitation of responsibility of Existing Lenders

(a)	Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

(i)	the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

(ii)	the financial condition of any Obligor or any other person;

(iii)	the performance and observance by any Obligor or any other person of its obligations under the Finance Documents or any other documents; or

(iv)	the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

and any representations or warranties implied by law are excluded.

(b)	Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

(i)	has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of each Obligor and its Affiliates and any other person in connection with its participation in Finance Documents as a Lender and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

(ii)	will continue to make its own independent appraisal of the creditworthiness of each Obligor and its Affiliates and any other person whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)	Nothing in any Finance Document obliges an Existing Lender to:

(i)	accept a novation or re-assignment from a New Lender of any of the rights and obligations assigned or novated under this clause 26; or

(ii)	support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by any Obligor or any other person of its obligations under the Finance Documents or otherwise.

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	102

26.4	Procedure for transfer

(a)	Subject to the conditions set out in clause 26.2 (“Permitted assignment or transfer”), a novation is effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to clause 26.5 (“Agent’s obligations on receipt of Transfer Certificate”), as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this agreement and delivered in accordance with the terms of this agreement, execute that Transfer Certificate.

(b)	Each party to this agreement other than the Existing Lender irrevocably authorises the Agent to execute any Transfer Certificate on its behalf.

(c)	On the Transfer Date:

(i)	to the extent that in the Transfer Certificate the Existing Lender seeks to novate its rights and obligations under the Finance Documents, each of the Obligors and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the “Discharged Rights and Obligations”);

(ii)	each of the Obligors and the New Lender shall assume obligations towards one another and will acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as that Obligor and the New Lender have assumed and acquired the same in place of that Obligor and the Existing Lender;

(iii)	the Finance Parties and the New Lender will acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and obligations acquired or assumed by it as a result of the novation and to that extent each Finance Party and the Existing Lender shall be released from further obligations to each other under the Finance Documents;

(iv)	the New Lender shall (if it is not already a Lender) become a party to this agreement as a Lender and must become a party to the Security Trust Deed in the capacity as a Lender in accordance with the terms of the Security Trust Deed; and

(v)	for the purposes of this agreement rights and obligations will be taken to have been transferred under a Transfer Certificate even though it operates as a novation and rights and obligations are replaced rather than transferred.

(d)	If an Existing Lender transfers all of its rights and obligations as a Lender to a New Lender in accordance with this clause 26, the Existing Lender will cease to be a Lender.

26.5	Agent’s obligations on receipt of Transfer Certificate

If the Agent receives a Transfer Certificate in respect of a transfer which complies with this clause 26, it agrees to:

(a)	sign all the counterparts as Agent and on behalf of all parties to this agreement other than the Existing Lender;

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	103

(b)	retain one counterpart and deliver the other counterparts to the Existing Lender and the New Lender;

(c)	notify the other Lenders and the Borrower of the transfer; and

(d)	notify the Security Trustee of the transfer for the purposes of the Security Trust Deed.

The Agent need not sign a Transfer Certificate until it is satisfied that it has done all “know your customer” and similar checks which it is required to do in connection with the transfer to the New Lender.

26.6	Security over Lenders’ rights

In addition to the other rights provided to Lenders under this clause 26, each Lender may without consulting with or obtaining consent from any Obligor, at any time charge, assign or otherwise create Security Interests in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including:

(a)	any charge, assignment or other Security Interest to secure obligations to a federal reserve or central bank; and

(b)	in the case of any Lender which is a fund, any charge, assignment or other Security Interest granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security Interest shall:

(i)	release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security Interest for the Lender as a party to any of the Finance Documents; or

(ii)	require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.

26.7	Assignment or novation fee

The New Lender shall, on the date upon which an assignment or transfer takes effect or a Transfer Certificate is delivered to the Agent under clause 26.3 (“Procedure for transfer”), pay to the Agent (for its own account) a fee of $5,000 (or $10,000 if an Event of Default is subsisting).

26.8	Borrower not required to pay additional amounts

If:

(a)	a Lender assigns or novates any of its rights or obligations under the Finance Documents or changes its Facility Office; and

(b)	as a result of circumstances existing at the date the assignment, novation or change occurs, an Obligor would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under clause 17 (“Tax gross up and indemnities”) or clause 18 (“Increased Costs”), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those clauses to the same extent as the

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	104

Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, novation or change had not occurred. This clause 26.8 will not apply where the payment is in relation to Australian Withholding Tax and there are at least two Lenders after the assignment, novation or change, and the New Lender, or Lender acting through its new Facility Office, is not an Offshore Associate of the Borrower. In such instances, the New Lender, or Lender acting through its new Facility Office, will be entitled to full payment under clause 17 (“Tax gross up and indemnities”).

26.9	Borrower not required to pay stamp duty

Despite anything else in the Finance Documents, the Borrower is not liable for and does not need to pay any stamp duty (or any interest, fines, penalties or expenses in connection with it) assessed or payable in connection with any assignment or transfer of a Lender’s rights or rights and obligations under any Finance Document.

27	Change in Obligors

27.1	No assignment or transfers by Obligors

Subject to this clause 27, no Obligor may assign any of its rights or transfer by novation any of its rights or obligations under the Finance Documents, without the consent of the Agent (acting on the instructions of the Majority Lenders).

27.2	Accession of GRail

(a)	Hold Co and the Borrower must ensure that, within 30 Business Days of the date of Financial Close, GRail:

(i)	becomes an Obligor under this agreement by executing and delivering to the Agent an Accession Deed (Additional Obligor);

(ii)	becomes a party to the Security Trust Deed in the capacity as an Obligor in accordance with the terms of the Security Trust Deed;

(iii)	grants a general security agreement in favour of the Security Trustee, substantially in the form of the General Security Deed; and

(iv)	delivers to the Agent:

(A)	a Verification Certificate signed on behalf of GRail (with relevant annexures); and

(B)	a legal opinion from King & Wood Mallesons in relation to GRail’s entry into the general security agreement and accession to this agreement and the Security Trust Deed.

(b)	Provided that each condition in clause 27.2(a) has been satisfied or waived by the Agent (acting on the instructions of all the Lenders), the Agent will (and will be authorised by each party to this agreement other than Hold Co and the Borrower to) execute the Accession Deed (Additional Obligor) signed by GRail, the Borrower and Hold Co.

(c)

Upon execution of the Accession Deed (Additional Obligor) by GRail, Hold Co, the Borrower and the Agent, GRail will be taken to be a party to this agreement as if it was an Original Obligor and GRail shall assume the rights and the obligations of an Obligor under this agreement and

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	105

each other party’s rights and obligations under this agreement in relation to the Obligors will include GRail.

(d)	On the date that GRail, Hold Co and the Borrower deliver an Accession Deed (Additional Obligor) to the Agent, GRail and each other Obligor will be deemed to confirm that the Repeating Representations are true and correct in relation to it by reference to the facts and circumstances then existing.

27.3	New Obligors

(a)	If, at any time, any entity is required to become an Obligor under this agreement in accordance with clause 23.6(e) (“Obligor coverage test”) (an “New Obligor”), then Hold Co and the Borrower must ensure that the New Obligor:

(i)	becomes an Obligor under this agreement by executing and delivering to the Agent an Accession Deed (Additional Obligor);

(ii)	becomes a party to the Security Trust Deed in the capacity as an Obligor in accordance with the terms of the Security Trust Deed;

(iii)	grants a general security agreement in favour of the Security Trustee, substantially in the form of the General Security Deed; and

(iv)	delivers to the Agent:

(A)	a Verification Certificate signed on behalf of the New Obligor (with relevant annexures); and

(B)	a legal opinion from King & Wood Mallesons in relation to the New Obligor’s entry into the general security agreement and accession to this agreement and the Security Trust Deed.

(b)	Provided that each condition in clause 27.3(a) has been satisfied or waived by the Agent (acting on the instructions of all the Lenders), the Agent will (and will be authorised by each party to this agreement other than Hold Co and the Borrower to) execute the Accession Deed (Additional Obligor) signed by the New Obligor, the Borrower and Hold Co.

(c)	Upon execution of the Accession Deed (Additional Obligor) by the New Obligor, the Borrower, Hold Co and the Agent, the New Obligor will be taken to be a party to this agreement as if it was an Original Obligor and the New Obligor shall assume the rights and the obligations of an Obligor under this agreement and each other party’s rights and obligations under this agreement in relation to the Obligors will include the New Obligor.

(d)	On the date that the Borrower, Hold Co and the New Obligor deliver an Accession Deed (Additional Obligor) to the Agent, the New Obligor and each other Obligor will be deemed to confirm that the Repeating Representations are true and correct in relation to it by reference to the facts and circumstances then existing.

27.4	Resignation of Obligors

(a)	The Borrower and Hold Co may from time to time propose that any other Obligor cease to be an Obligor under this agreement by delivering to the

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	106

Agent an Obligor Resignation Deed signed by the Borrower, Hold Co and the relevant Obligor which will resign.

(b)	Provided that:

(i)	there is no Default or Review Event subsisting or would result from that person ceasing to be an Obligor;

(ii)	there is no payment due from that Obligor under the Finance Documents; and

(iii)	following the Obligor’s resignation, the conditions in clause 23.6(e) (“Obligor coverage test”) will continue to be satisfied,

the Agent will accept and countersign the Obligor Resignation Deed for that resigning Obligor and the resigning Obligor will cease to be an Obligor.

(c)	At the same time as a resigning Obligor ceases to be a party to this agreement, that Obligor will follow the steps and deliver relevant release documents under the Security Trust Deed so that the Obligor ceases to be an Obligor under the Security Trust Deed. The Finance Parties will provide the Security Trustee with all required instructions under the Security Trust Deed to ensure this occurs (including that the Security Trustee be authorised to execute any release documentation in respect of any Security provided by that retiring Obligor and any necessary PPSA filings to remove Security Interests granted by the retiring Obligor from the PPS Register).

28	Relationship between Finance Parties

28.1	Appointment and authority

The Agent agrees to provide agency services to each Lender and the MLAs at the request of the Borrower, and in consideration of the fee set out in the Agency and Security Trustee Fee Letter.

Each Lender and MLA:

(a)	appoints the Agent to act as its agent in connection with the Finance Documents and any transaction under it; and

(b)	irrevocably authorises the Agent to take action on behalf of that Lender or MLA in accordance with this agreement, to exercise its rights, powers and remedies, and comply with its obligations, under Finance Documents and any rights, powers and remedies reasonably incidental to them.

The Agent accepts its appointment to act as the agent of the Lenders and the MLAs in connection with Finance Documents and any transaction under them.

28.2	Scope of Agent’s obligations and duties

Each Lender and MLA acknowledges that:

(a)	the Agent has no obligations except those expressly set out in the Finance Documents;

(b)

except as expressly provided in the Finance Documents, the Agent’s appointment as agent for the Lenders and the MLAs does not mean that it is a trustee for the benefit of, is a partner of, or has a fiduciary duty to,

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	107

or other fiduciary relationship with, any Lender, MLA, the Borrower or other person;

(c)	the Agent’s obligations are solely mechanical and administrative in nature; and

(d)	where the Agent provides services in connection with the administration of any Facility or the Finance Documents such as calculating fees and amounts, keeping records, distributing payments and information and dealing with notices such as utilisation notices, interest period selection notices or rollover notices, it does not provide those services as agent for the Lenders and MLAs but does so as principal, but the remainder of this part applies.

28.3	Role of the MLAs

Except as specifically provided in this agreement, no MLA (in that capacity) has obligations of any kind to any other party under or in connection with this agreement.

28.4	Business with the Obligors

The Agent and the MLAs may accept deposits from, lend money to and generally engage in any kind of banking or other business with any Obligor or its Affiliates.

28.5	Lenders bound by Agent’s actions

Each Lender agrees to be bound by anything properly done or properly not done by the Agent, whether or not on instructions, and whether or not the Lender gave an instruction or approved of the thing done or not done.

28.6	Agent to follow instructions

(a)	Where the Finance Documents require the Agent to follow, or states that the Agent is to act on, the instructions of a Lender, a specified majority of Lenders or all the Lenders, the Agent agrees to ask for instructions from the relevant Lender or all the Lenders, as the case may be, and to follow the instructions given in compliance with the applicable requirement.

(b)	Subject to this clause 28, the Agent agrees to follow any instructions it receives from the Majority Lenders. The Agent need not ask for their instructions but may do so.

(c)	If the Agent does not receive instructions (including after it requests them), it need not act but may do so. If the Agent acts without instructions, it agrees to act in what it considers to be the best interests of the Lenders as a whole.

28.7	How Agent asks for instructions and Lenders give them

Subject at all times to any specific time period prescribed in a Finance Document or other timing considerations under a Finance Document the Agent deems relevant:

(a)	whenever the Agent asks for instructions from a Lender under the Finance Documents, it may specify a period within which the Lender must instruct it. If the Agent specifies a period, the period must be reasonable having regard to the nature and subject matter of the request (but such period shall not exceed 10 Business Days unless the Borrower otherwise consents); and

(b)	the Agent may extend the period under clause 28.7(a) for a particular Lender following a request for an extension of time from the Lender,

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	108

provided the Lender’s request is made in good faith and is made for reasons which are considered reasonable in the circumstances by the Agent (in consultation with the Borrower).

28.8	Failure to respond and Defaulting Finance Party

(a)	Subject to clause 28.8(b), if the Agent asks for instructions from a Lender under the Finance Documents and:

(i)	the Lender does not instruct the Agent:

(A)	within any period the Agent specifies (in accordance with clause 28.7 (“How Agent asks for instructions and Lenders give them”)); or

(B)	if no period of time is specified by the Agent, within 10 Business Days after the date that the Lender has been provided with all information necessary (in the reasonable opinion of the Agent) to make the relevant decision; or

(ii)	the Lender is a Defaulting Finance Party,

then for the purposes of determining whether the required Lenders have or have not approved a matter on which the Agent has sought instructions:

(iii)	the Lender’s Commitments will be taken to be taken to be zero; and

(iv)	when determining whether instructions have been given by the Lenders, each Lender which has not given instructions to the Agent will be disregarded for that purpose.

(b)	Clause 28.8(a) will not apply where the Agent asks for instructions from a Lender in relation to any matter referred to in clauses 28.9(b)(i) to 28.9(b)(viii) (inclusive) (“Restrictions on variations and waivers”).

(c)	The Agent may assume that a Lender is a Defaulting Finance Party if:

(i)	that Lender has notified the Agent that is has become a Defaulting Finance Party; or

(ii)	the relevant officers of the Agent with day-to-day conduct of its role are aware that any of the events or circumstances referred to in the definition of Defaulting Finance Party have occurred in respect of that Lender, unless the Agent has received notice to the contrary from the Lender concerned (together with supporting evidence reasonably required by the Agent) or the Agent is otherwise aware that the Lender has ceased to be a Defaulting Finance Party.

28.9	Restrictions on variations and waivers

(a)	The Agent may only amend, vary or grant a waiver or release in connection with the Finance Documents on behalf of the Finance Parties if:

(i)	the Agent considers that it corrects an obvious or minor error, or is of a formal, technical, or administrative nature only or is

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	109

necessary to allow a transaction which complies with the Finance Documents; or

(ii)	subject to paragraph (b) below, the Majority Lenders and the Borrower provide their consent.

(b)	Notwithstanding anything else in the Finance Documents, the Agent may not amend, vary or grant a waiver or release in connection with the Finance Documents if the variation, waiver or release would:

(i)	increase the obligations of, or change the date, amount, priority or order of any payment to a Finance Party, without the consent of that Finance Party;

(ii)	discharge or release (or agree to discharge or release) any guarantee or Security Interest existing for the benefit of a Finance Party, without the consent of that Finance Party, other than to permit a transaction which complies with the Finance Documents;

(iii)	change the definition of “BBSY”, without the consent of all Lenders;

(iv)	change the Margin or fees applicable to Tranche A1 or Tranche A2, without the consent of all Lenders participating in both Term Loan Facilities;

(v)	change the Margin or fees applicable to Tranche B, without the consent of all Lenders participating in Tranche B;

(vi)	waive any of the Initial Conditions Precedent, without the consent of all Lenders;

(vii)	waive any other conditions precedent to the making of a Utilisation (other than the first Utilisation), without the consent of the Lenders participating in that Utilisation;

(viii)	waive any of the requirements under clauses 27.2 (“Accession of GRail”) or clause 27.3 (“New Obligors”), without the consent of all Lenders;

(ix)	change any requirement for the agreement or instructions of all or a specified majority of Lenders to be obtained, without the consent of each Lender entitled to be counted in determining whether that requirement is satisfied;

(x)	change the definition of “Major Default”, “Major Representation” or “Majority Lenders”, without the consent of all Lenders;

(xi)	change clause 25.1 (“Review Event”) or clause 25.2 (“Consequences of a Review Event”), without the consent of all Lenders; or

(xii)	change this clause 28.9 or clause 46 (“Governing law and jurisdiction”), without the consent of all the Lenders.

(c)	Each Finance Party irrevocably authorises the Agent to effect, on its behalf, any variation, waiver or release permitted by this clause 28.9 and to do anything else the Agent reasonably considers necessary to effect the variation, waiver or release (including signing any power of attorney or other documents in connection with them).

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	110

(d)	Any variation, waiver or release in accordance with this clause 28.9 is binding on all parties.

(e)	Any variation, waiver or release which relates to the rights or obligations of the Agent (in its capacity as such) may not be effected without the consent of the Agent.

28.10	Borrower need not enquire

In respect of anything the Agent does or omits to do under the Finance Documents, the Obligors need not enquire:

(a)	whether the Agent needed to consult or has consulted the Lenders;

(b)	whether the Agent has received relevant instructions under the Finance Documents; or

(c)	about the terms of any instructions.

As between the Agent and the Obligors, all action the Agent takes as Agent is taken to be authorised by the Finance Parties unless the Borrower has actual notice to the contrary.

28.11	Own enquiries about the Obligors

Each other Finance Party acknowledges and confirms to the Agent that it has:

(a)	entered into the Finance Documents to which it is a party;

(b)	made, and will continue to make, its own independent investigation and appraisal of the risks associated with the Finance Documents and the transactions in connection with them (including each Obligor’s business, status and financial condition) based on documents and other information which it considers appropriate;

(c)	made its own independent investigation of whether any Obligor has granted a security interest which competes with any security interest it might have granted to the Finance Parties, or whether any Finance Document or any other agreement, arrangement or transaction relating to them is or contains a security interest for the purposes of the PPSA which is for the benefit of the Finance Parties (either alone or together with any other Finance Party) and whether any such security interest has been or should be perfected under the PPSA;

(d)	made its own assessment and approval of:

(i)	the margin, fees and other returns under the Finance Documents;

(ii)	the legality, validity, priority effectiveness, adequacy or enforceability of the Finance Documents and any other arrangement, agreement or document; and

(iii)	the adequacy, completeness or accuracy of any information provided by the agent, another party or any other person under or in connection with the Finance Documents or the transactions contemplates in the Finance Documents and any other arrangement, agreement or document, without relying on the Agent (in whatever capacity) or any other Finance Party or their Affiliates (or any officers, employees, agents or attorneys of the Agent, any

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	111

Finance Party or any of their Affiliates) or on any representation, warranty or statement made by any of them.

28.12	Agent not obliged to monitor performance or provide information

The Agent has no obligation, either initially or on a continuing basis to:

(a)	keep itself informed, or to inform the other Finance Parties, about any Obligor’s business or financial condition or any Obligor’s performance of its obligations in connection with the Finance Documents;

(b)	provide the Finance Parties with any document or other information about the Obligors (whether coming into its possession before or after financial accommodation is provided under this agreement) except as expressly provided in this agreement; or

(c)	monitor whether a Finance Party is a Defaulting Finance Party.

28.13	No obligations to do “know your customer” checks

Each other Finance Party:

(a)	agrees that the Agent has no obligation to do any “know your customer” or similar checks in connection with any person on behalf of that Finance Party;

(b)	acknowledges to the Agent that it is solely responsible for any “know your customer” and similar checks which it is required to do and that it may not rely on any statement about any know your customer or similar checks made by the Agent; and

(c)	agrees to give the Agent any document or other information that the Agent reasonably requests to enable the Agent to do any “know your customer” and similar checks.

28.14	Information Agent must provide

Promptly after it gives or receives it, the Agent agrees to give each Lender a copy of each document (including any notice or other communication) which the Agent gives to or receives from the Obligors in connection with the Finance Documents, and which the Agent considers material.

28.15	When Agent is aware of a Default or Review Event

(a)	The Agent is taken not to be aware of any fact or information (including any Default or Review Event) until an Authorised Officer of the Agent with responsibility for administration of the transactions contemplated by the Finance Documents has received notice from a Finance Party or an Obligor stating the fact or information (and in the case of a Default or Review Event, describing it as such and giving details of the event).

(b)	If the Agent becomes so aware of a Default or Review Event, it agrees to promptly notify each other Finance Party.

(c)	Until it becomes so aware, the Agent may assume that no Default or Review Event has occurred and that each Obligor is complying with all its obligations in connection with the Finance Documents and need not inquire whether that is, in fact, the case.

28.16	Information received by another division of the Agent

In acting as agent for the Lenders, the Agent is taken to be acting through its agency division which is to be treated as a separate person from any of its other

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	112

divisions or departments. If another division or department receives information, it may be treated as confidential to that division or department and the Agent is taken not to have notice of it.

28.17	Agent to give notices and communications

(a)	The Agent agrees to promptly forward to a party the original or a copy of any document which is delivered to the Agent for that party by any other party.

(b)	If the Agent receives a notice or other communication under the PPSA in connection with a Finance Document which the Agent considers material (such as an amendment demand under section 178 of the PPSA, a request for information under section 275 of the PPSA or a notice in connection with enforcement under Chapter 4 of the PPSA), the Agent agrees to give each Lender a copy promptly after the Agent receives it. The Agent will also promptly notify the Security Trustee.

28.18	Agent not responsible for information

The Agent has no obligation, either initially or on a continuing basis, to:

(a)	review or check any document or information about any Obligor which the Agent gives to the Finance Parties and makes no representation, warranty or statement about the adequacy, accuracy or completeness of any such document or information; or

(b)	update any document or information about an Obligor that the Agent gives to the Finance Parties in connection with the Finance Documents.

28.19	Agent need not act in breach

Despite anything else in the Finance Documents, the Agent need not do, or omit to do, anything if the Agent reasonably believes that doing so would involve a breach of law or duty of confidentiality or any provision of a Finance Document to which the Agent is a party.

28.20	Force majeure

(a)	Despite anything else in the Finance Documents, the Agent need not act (whether or not on instructions from one or more of the Lenders) for as long as it is unable to act due to any cause beyond its control (including war, riot, natural disaster, labour dispute, or law taking effect after the date of this agreement). The Agent agrees to notify the other parties after it determines that it is unable to act.

(b)	The Agent is not responsible to any Lender, any Obligor or any other person for any liability or loss arising from, or any Costs incurred in connection with, it not acting for as long as it is unable to act.

28.21	Exoneration

Except to the extent of its own fraud, gross negligence or Wilful Default, neither the Agent nor any Lender performing a role other than that of Agent or Lender nor any of their Affiliates (nor any of its or its Affiliates’ officers, employees, agents or attorneys) is responsible or liable (whether in tort or otherwise) to any other Finance Party:

(a)	because the Borrower or any other Obligor does not perform its obligations under the Finance Documents;

(b)	for the business or financial condition of the Borrower or any other Obligor;

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	113

(c)	for the adequacy, accuracy or completeness of any document (including any information memorandum or offer document) or other information given to a Finance Party by or at the request of the Borrower or any other Obligor in connection with the Finance Documents;

(d)	for any conduct of any person in connection with a Finance Document, or the transactions in connection with it, being (or claimed to be) misleading or deceptive, or likely to mislead or deceive in any respect (including by omission);

(e)	for the effectiveness, genuineness, validity, enforceability or admissibility in evidence of a Finance Document or any document or transaction in connection with them;

(f)	for acting (or not acting) in accordance with the instructions of a required majority of Lenders or all Lenders, or a specific Lender, as the case may be; or

(g)	for anything done or not done in connection with the Finance Documents by any of them.

28.22	No liability for Lender’s breach

If a Lender does not comply with its obligations under a Finance Document, the Agent is not responsible to any Obligor or any other Finance Party for the non-compliance. However, this does not relieve any other Finance Party or any Obligor of any of their respective obligations.

28.23	Agent’s other activities

(a)	If the Agent is also a Lender, then the parties acknowledge and agree that in its capacity as a Lender it has the same rights and obligations under the Finance Documents as the other Lenders and may exercise those rights and agrees to comply with those obligations independently from its role as agent as if it were not the agent.

(b)	The Agent may:

(i)	engage in any kind of banking, or other business with any Obligor or Beneficiary or any of their Affiliates; and

(ii)	accept fees and other consideration from any Obligor or its Affiliates for services in connection with the Finance Documents or any other business or arrangement.

(c)	The Agent has no obligation to account to any party for any consideration it receives from doing those things. Each party releases the Agent from any obligation it might otherwise have to that party in connection with these matters.

28.24	Agent may delegate

The Agent may employ agents and attorneys and may delegate any of its rights, powers, remedies or obligations in its capacity as agent for the other Finance Parties without notifying any person of the delegation. The Agent agrees to exercise reasonable care in selecting delegates.

28.25	Agent may rely on communications and opinions

The Agent may (in acting in that capacity) rely:

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	114

(a)	on any communication or document it believes in good faith to be genuine and correct and to have been signed or sent by the appropriate person; and

(b)	as to legal, accounting, taxation or other professional matters, on opinions and statements of any legal, accounting, taxation or other professional advisers used by it.

28.26	Notice of assignment or novation

The Agent may treat a Lender as the holder or obligor of the rights and obligations of a Lender for all purposes under the Finance Documents until the Agent signs a Transfer Certificate or receive a notice of assignment satisfactory to the Agent in respect of the Lender.

28.27	Correspondence

Except where expressly provided otherwise (including under the Security Trust Deed):

(a)	all correspondence under or in relation to the Finance Documents between the Lenders on the one hand and the Obligors on the other, will be made through the Agent; and

(b)	each Finance Party and each Obligor, respectively, agree to deal with and through the Agent in accordance with the Finance Documents.

29	Funding of the Agent

29.1	Agent may require funding or security before acting

(a)	If the Agent so requests, each Lender shall indemnify the Agent, within three Business Days of demand, against any Cost, loss or liability incurred by the Agent (other than by reason of the Agent’s fraud, gross negligence or Wilful Default) in acting as Agent on behalf of the Lenders (unless the Agent has otherwise been reimbursed by an Obligor pursuant to a Finance Document).

(b)	The Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any Cost, loss or liability which it may incur in complying with those instructions. The Agent may specify that the security be cash, in which case each Lender must on request pay the Agent.

(c)	The Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

(d)	If a Lender is required to indemnify the Agent or provide cash security in accordance with this clause 29.1, each Lender’s share of that indemnity or cash security will be equal to the proportion its Commitments bear to the Total Commitments at that time (or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero).

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	115

29.2	Lenders may fund other Lenders

If any Lender fails to pay its share of any amount due under clause 29.1 (“Agent may require funding or security before acting”), one or more other Lenders may pay all or part of that share to the Agent. In that case, the non-paying Lender must immediately pay each paying Lender the amount paid by that paying Lender together with interest equal to the rate from time to time certified by the paying Lender to be its cost of funds plus a margin of 2.00% per annum, compounding monthly.

30	Change of Agent

30.1	Retirement

The Agent may retire by giving the Borrower and each Lender at least 20 Business Days’ prior written notice of its intention to do so (and provided that a replacement has been appointed in accordance with this clause 30).

30.2	Removal

After consultation with the Borrower, the Majority Lenders may remove the Agent as Agent by giving the Agent at least 20 Business Days’ prior written notice of their intention to do so, unless at any time the Agent is a Defaulting Finance Party, in which case the Majority Lenders may remove the Agent by giving the Agent at least 5 Business Days’ prior written notice of their intention to do so. The removal of the Agent shall not become effective until a replacement has been appointed in accordance with this clause 30.

30.3	FATCA retirement

The Agent agrees to retire in accordance with clause 30.1 (“Retirement”) (and, to the extent applicable, agrees to use reasonable endeavours to appoint a replacement Agent under clause 30.4(b) (“Permitted replacements”)) if on or after the date which is 3 months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either:

(a)	the Agent fails to respond to a request under clause 17.7 (“FATCA information”) and the Borrower or a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;

(b)	the information supplied by the Agent under clause 17.7 (“FATCA information”) indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or

(c)	the Agent notifies the Borrower and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date,

and (in each case) the Borrower or a Lender reasonably believes that a party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and the Borrower or that Lender, by notice to the Agent, requires it to resign. The retirement of the Agent shall not become effective until a replacement has been appointed in accordance with this clause 30.

30.4	Permitted replacements

The new Agent must be:

(a)	a Lender or an Affiliate of a Lender or a reputable and experienced bank or financial institution, in either case nominated by the Majority Lenders; or

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	116

(b)	if the Majority Lenders have not nominated a new Agent by the end of the notice period for the retirement or removal of the Agent, a reputable and experienced bank or financial institution nominated by the outgoing Agent.

In addition, the new Agent must be approved by the Borrower (such approval not to be unreasonably withheld or delayed).

30.5	How the change takes effect

With effect from the effective date specified in the relevant retirement and appointment document:

(a)	the new Agent assumes the obligations of the Agent and is bound by the terms of this agreement;

(b)	the new Agent and each other party to this agreement will have the same rights and obligations among themselves as they would have had if the new Agent had been party to this agreement in the capacity as Agent on the date of this agreement; and

(c)	the outgoing Agent is discharged from any further obligation under this agreement. This discharge does not prejudice any accrued right or obligation.

The outgoing Agent and the new Agent must, at the same time as required under this agreement, also take all steps (including execution of relevant documentation) required under the Security Trust Deed in order to ensure that the outgoing Agent ceases to be party to the Security Trust Deed and the new Agent becomes a party to the Security Trust Deed, in the capacity as Agent.

30.6	Outgoing Agent’s obligations

The outgoing Agent agrees to sign documents (including a relevant retirement and appointment document) and do anything else necessary or appropriate to achieve its retirement and the appointment of the new Agent in accordance with clause 30.5 (“How the change takes effect”).

30.7	Costs of changing Agent

Everything the outgoing Agent is required to do under this clause 30 is at the Borrower’s expense except that if the Agent retires pursuant to clause 30.1 (“Retirement”) or 30.3 (“FATCA retirement”) or is removed due to it being a Defaulting Finance Party, it is at the outgoing Agent’s own expense.

30.8	Agent must notify appointment

The new Agent agrees to notify the Borrower and the Lenders promptly after its appointment as Agent becomes effective.

Part 8 Public Offer

31	Public Offer

31.1	Representations, warranties and undertakings

Hold Co represents and warrants that:

(a)	invitations were made prior to the date of this agreement on behalf of the Borrower to become a Lender under this agreement to at least ten

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	117

parties, each of whom, as at the date the relevant invitation was made, Hold Co’s relevant officers involved in the transaction on a day to day basis believed carried on the business of providing finance or investing or dealing in securities in the course of operating in financial markets, for the purposes of Section 128F(3A)(a)(i) of the Tax Act, and each of whom has been disclosed to the Borrower;

(b)	at least 10 of the parties to whom the invitations referred to in clause 31.1(a) were made were not, as at the date the invitations were made, to the knowledge of the relevant officers of Hold Co involved in the transaction, Associates of any of the others of those 10 offerees; and

(c)	none of the offers or invitations referred to in clause 31.1(a) were made to parties whom its relevant officers involved in the transaction on a day to day basis are aware are Offshore Associates of the Borrower.

31.2	Borrower’s confirmation

The Borrower confirms that none of the potential offerees whose names were disclosed to it by Hold Co before the date of this agreement were known or suspected by it to be an Offshore Associate of the Borrower or an Associate of any other such offeree.

31.3	Lenders’ representations and warranties

Each Original Lender represents and warrants that, if it received an invitation under clause 31.1(a) (“Arranger’s representations, warranties and undertakings”), at the time it received the invitation it was carrying on the business of providing finance, or investing or dealing in securities, in the course of operating in financial markets.

31.4	Information

Each Lender will provide to the Borrower when reasonably requested by the Borrower any factual information in its possession or which it is reasonably able to provide to assist the Borrower to demonstrate (based upon tax advice received by the Borrower) that section 128F of the Tax Act has been satisfied where to do so will not, in the Lender’s reasonable opinion, breach any law or regulation or any duty of confidence.

Part 9 Finance Parties and sharing provisions

32	Conduct of business by the Finance Parties

No provision of this agreement will:

(a)	interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	118

33	Sharing among the Finance Parties

33.1	Payments to Finance Parties

(a)	If, prior to the Enforcement Date, a Finance Party (a “Recovering Finance Party”) receives or recovers (including by combination of accounts or set off) any amount from an Obligor other than in accordance with clause 34 (“Payment mechanics”) and applies that amount to a payment due under the Finance Documents then:

(i)	the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery to the Agent;

(ii)	the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with clause 34 (“Payment mechanics”), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

(iii)	the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the “Sharing Payment”) equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with clause 34.6 (“Partial payments”).

(b)	Clause 33.1(a):

(i)	shall not apply from (and including) the Enforcement Date, at which time all amounts shall be distributed in accordance with the Security Trust Deed;

(ii)	shall not apply to any amount received or recovered by an Issuing Bank and applied by it towards any amount then payable to it by way of the provision of cash cover (which has been provided to the Issuing Bank in accordance with the Finance Documents) or otherwise in respect of a Letter of Credit at any time when receipts and recoveries by the Finance Parties are sufficient to discharge all amounts then due and payable under the Finance Documents; and

(iii)	shall apply to any amount received or recovered by an Issuing Bank and applied by it towards any amount then payable to it by way of the provision of cash cover or otherwise in respect of a Letter of Credit at any time when receipts and recoveries by the Finance Parties are not sufficient to discharge all amounts then due and payable under the Finance Documents.

33.2	Redistribution of payments

The Agent shall treat the Sharing Payment as if it had been paid by the relevant Obligor and distribute it between the Finance Parties (other than the Recovering Finance Party) (the “Sharing Finance Parties”) in accordance with clause 34.6 (“Partial payments”) towards the obligations of that Obligor to the Sharing Finance Parties.

33.3	Recovering Finance Party’s rights

(a)	Unless clause 33.3(b) applies:

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	119

(i)	the receipt or recovery of an amount referred to in clause 33.1 (“Payments to Finance Parties”) will be taken to have been a payment for the account of the Agent and not to the Recovering Finance Party for its own account, and the liability of the relevant Obligor to the Recovering Finance Party will only be reduced to the extent of any distribution retained by the Recovering Finance Party under clause 33.1(a)(iii) (“Payments to Finance Parties”); and

(ii)	(without limiting sub-paragraph (i) above) the relevant Obligor from whom the amount was received or recovered shall indemnify the Recovering Finance Party against a payment under clause 33.1(a)(iii) (“Payments to Finance Parties”) to the extent that (despite sub-paragraph (i)) its liability has been discharged by the recovery or payment.

(b)	Where:

(i)	the amount referred to in clause 33.1 (“Payments to Finance Parties”) was received or recovered otherwise than by payment (for example, set off); and

(ii)	the relevant Obligor, or the person from whom the receipt or recovery is made, is insolvent at the time of the receipt or recovery, or at the time of the payment to the Agent, or becomes insolvent as a result of the receipt or recovery, then the following will apply so that the Finance Parties have the same rights and obligations as if the money had been paid by the relevant Obligor to the Agent for the account of the Finance Parties and distributed accordingly:

(iii)	each other Finance Party will assign to the Recovering Finance Party an amount of the debt owed by the relevant Obligor to that Finance Party under the Finance Documents equal to the amount received by that Finance Party under clause 33.1(b) (“Payments to Finance Parties”);

(iv)	the Recovering Finance Party will be entitled to all rights (including interest and voting rights) under the Finance Documents in respect of the debt so assigned; and

(v)	that assignment will take effect automatically on payment of the Sharing Payment by the Agent to the other Finance Party.

33.4	Reversal of distribution

If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

(a)	each Sharing Finance Party shall, upon request of the Agent, pay to the Agent for the account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay) (the “Redistributed Amount”);

(b)

as between the relevant Obligor and each relevant Sharing Finance Party, an amount equal to the relevant Redistributed Amount will be treated as not having been paid by that Obligor and the relevant Obligor

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	120

shall indemnify the Sharing Finance Party against a payment under clause 33.4(a) to the extent that the relevant Obligor’s liability has been discharged by the recovery or payment; and

(c)	to the extent necessary, any debt assigned under clause 33.3(b) (“Recovering Finance Party’s rights”) will be reassigned.

33.5	Exceptions

(a)	This clause 33 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim (or right of proof in an administration) against the relevant Obligor.

(b)	A Recovering Finance Party is not obliged to share with any other Finance Party any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

(i)	it notified that other Finance Party of the legal or arbitration proceedings; and

(ii)	that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

Part 10 Administration

34	Payment mechanics

34.1	Payments to the Agent

(a)	On each date on which an Obligor or a Lender is required to make a payment under a Finance Document, that Obligor or Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time in immediately available funds or if agreed by the Agent in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b)	Unless otherwise specified in the Finance Documents, payment shall be made to such account at the city of the Agent with such bank as the Agent specifies.

(c)	Unless otherwise specified in the Finance Documents, payment by an Obligor to the Agent (or as the Agent directs) for the account of a Finance Party will, when that amount is received by the Agent or the person to whom the Agent has directed that payment should be made, satisfy the Obligor’s obligations to make that payment.

34.2	Distributions by the Agent

Each payment received by the Agent under the Finance Documents for another party shall, subject to clauses 34.3 (“Distributions to an Obligor”) and 34.4 (“Clawback and pre-funding”) be made available by the Agent as soon as practicable after receipt to the party entitled to receive payment in accordance with this agreement (in the case of a Lender, for the account of its Facility Office), to such account as that party may notify to the Agent by not less than five Business Days’ notice with a bank specified by that party in Australia.

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	121

34.3	Distributions to an Obligor

The Agent may (with the consent of the Obligor or in accordance with clause 37 (“Set-off”)) apply any amount received by it for that Obligor in or towards payment (on the date and in the currency and funds of receipt) of any amount due from that Obligor under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

34.4	Clawback and pre-funding

(a)	Where a sum is to be paid by a party (the “Payer”) to the Agent under the Finance Documents for another party, the Agent is not obliged to pay that sum to that other party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b)	Unless clause 34.4(c) applies, if the Agent pays an amount to another party and it proves to be the case that the Agent had not actually received that amount, then the party to whom that amount (or the proceeds of any related exchange contract) was paid by the Agent shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent, calculated by the Agent to reflect its cost of funds.

(c)	If the Agent is willing to make available amounts for the account of the Borrower before receiving funds from the Lenders then if and to the extent that the Agent does so but it proves to be the case that it does not then receive funds from a Lender in respect of a sum which it paid to the Borrower:

(i)	the Agent shall notify the Borrower of that Lender’s identity and the Borrower shall on demand refund it to the Agent; and

(ii)	the Lender who should have made those funds available or, if that Lender fails to do so, the Borrower, shall on demand pay to the Agent the amount (as certified by the Agent) which will indemnify the Agent against any funding cost incurred by it as a result of paying out that sum before receiving those funds from that Lender.

(d)	The Payer will still remain liable to make the assumed payment, but until the other party does repay the Agent under clause 34.4(b), the Payer’s liability will be to the Agent in the Agent’s own right.

34.5	Agent as a Defaulting Finance Party

(a)	If, at any time, the Agent becomes Defaulting Finance Party, a party which is required to make a payment under the Finance Documents to the Agent for the account of other parties under Clause 34.1 (“Payments to the Agent”) may instead, on the due date for payment, either pay that amount direct to the required payee or pay that amount to an interest-bearing account held in the name of the payer and designated as a trust account for the benefit of the payee or payees with a bank in Australia rated at least A- (S&P) or A3 (Moody’s) or a comparable rating from an internationally recognised credit rating agency.

(b)	All interest accrued on the trust account will be for the benefit of the beneficiaries of that trust account pro rata to their respective entitlements.

(c)	A party which has made a payment under clause 34.5(a) shall be discharged of the relevant payment obligation under the Finance

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	122

Documents and shall not take any credit risk with respect to the amounts in the trust account.

(d)	Promptly upon the appointment of a successor Agent under Clause 30.2 (“Removal”), each party which has made a payment to a trust account under clause 34.5(a) shall give all requisite instructions to the bank to transfer the amount (together with any accrued interest) to the successor Agent for distribution under clause 34.2 (“Distributions by the Agent”).

34.6	Partial payments

Prior to the Enforcement Date, if the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by an Obligor under the Finance Documents, the Agent shall apply that payment towards the obligations of that Obligor under the Finance Documents in the following order:

(a)	first, to itself for any amounts due to it in connection with its role as Agent under the Finance Documents;

(b)	secondly, in or towards payment pro rata of all amounts (including interest) payable by the Obligor to Lenders in respect of amounts or security paid or provided by the Lenders to the Agent in place of another Lender under clauses 29 (“Funding of the Agent”);

(c)	thirdly, to each Lender in or towards payment pro rata of any accrued interest, fees or commission due but unpaid under this agreement;

(d)	fourthly, to each Lender in or towards payment pro rata of any principal due but unpaid under this agreement; and

(e)	fifthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

The Agent may only vary the order set out in paragraphs (a) to (e) (inclusive) above with the prior written consent of all Lenders.

Paragraphs (a) and (b) above will override any appropriation made by an Obligor.

From (and including) the Enforcement Date, all amounts shall be distributed in accordance with the Security Trust Deed.

34.7	No set-off by Obligors

All payments to be made by an Obligor under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

34.8	Business Days

(a)	Any payment under the Finance Documents which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any principal or Unpaid Sum under this agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	123

34.9	Currency of account

(a)	Subject to this Clause 34.9, the Base Currency is the currency of account and payment for any sum due from an Obligor under any Finance Document.

(b)	Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(c)	Any amount expressed to be payable in a currency other than the Base Currency shall be paid in that other currency.

35	Anti-money laundering and sanctions

(a)	Each Obligor agrees that a Finance Party may delay, block or refuse to process any transaction without incurring any liability if a Finance Party knows or suspects that the transaction or the application of its proceeds may:

(i)	breach any AML/CTF Laws;

(ii)	allow the imposition of any penalty on that Finance Party or its Affiliates under any AML/CTF Laws;

(iii)	involve any Sanctioned Person; or

(iv)	directly or indirectly involve the proceeds of, or be applied for the purposes of, conduct which is unlawful in Australia or any other country,

including where the transaction or the application of its proceeds involves any entity or activity the subject of any applicable sanctions in any jurisdiction binding on the Finance Party or its Affiliate, or the direct or indirect proceeds of unlawful activity (each an “Illegal Transaction”).

(b)	If:

(i)	an Obligor becomes a Sanctioned Person or an interest in an Obligor is transferred to a Sanctioned Person; and

(ii)	in each case, as a consequence a Finance Party’s continued Commitment and participation in financial accommodation under the Facilities would cause the Finance Party to breach a Sanction,

the Finance Party may by notice to the Borrower and the Agent:

(iii)	terminate its Commitment; and

(iv)	direct the Borrower to prepay its participation in any financial accommodation, together with all interest and other affected amounts owing under the Finance Documents,

but, in each case, only to the extent that doing so will remedy its breach of Sanction or ensure that it does not breach the relevant Sanction.

The Borrower must make the prepayment on the later of the last day of the Interest Period for each Utilisation affected occurring after receipt of the notice referred to in paragraph (b) above or 30 days after receipt of that notice, or if earlier, the latest day on which the prepayment can be made without the relevant breach of Sanction arising.

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	124

(c)	Each Obligor undertakes to exercise its rights and perform its obligations under the Finance Documents in accordance with all applicable laws or regulations relating to AML/CTF Laws or Sanctions.

(d)	Each Obligor must provide all information to a Finance Party which the Finance Party reasonably requires in order to comply with any AML/CTF Laws, manage its money-laundering, terrorism financing or economic and trade sanctions risk or to comply with any laws or regulations in Australia, any other country or any other jurisdiction binding on a Finance Party.

(e)	Each Obligor:

(i)	agrees that a Finance Party may disclose any information concerning the Obligor to any law enforcement, regulatory agency or court where required by any AML/CTF Law; and

(ii)	releases each Finance Party from any claim Obligor would otherwise have against that Finance Party in respect of any disclosure under sub-paragraph (i) above.

(f)	Each Obligor represents and warrants that:

(i)	it is acting on its own behalf in entering into any Finance Document; and

(ii)	it is not a Sanctioned Person.

(g)	Each Obligor declares and undertakes to each Finance Party that:

(i)	to the best of its knowledge, information and belief, having made due enquiry, the processing of any transaction by the Finance Party in accordance with the Obligor’s instructions will not breach any AML/CTF Laws or Sanctions or involve an Illegal Transaction;

(ii)	it will not (directly or indirectly) use the proceeds of the Facilities or any other transaction contemplated by this agreement, or lend, contribute or otherwise make available such proceeds to any person:

(A)	to fund any activities or business of or with any person, or in any country or territory, that is, or whose government is, at the time of such funding a Sanctioned Person or the subject of Sanctions; or

(B)	in any other manner that would result in a violation of Sanctions by any person or result in any person becoming a Sanctioned Person;

(iii)	it will not engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or breaches or attempts to breach, directly or indirectly, any Sanctions; and

(iv)	it will not fund all or part of any payment in connection with a Finance Document out of proceeds derived from business or transactions with a Sanctioned Person, or from any action which is in breach of any Sanctions.

(h)	In this clause 35:

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	125

AML/CTF Laws means the Anti-Money Laundering and Counter Terrorism Financing Act 2006 (Cth) and any other anti-money laundering, ant-bribery, ant-corruption or counter-terrorism financing laws or regulations of any country including any laws or regulations imposing ‘know your customer’ or other identification checks or procedures, that apply to a Finance Party, in any jurisdiction, in connection with the Finance Documents.

Sanctioned Person means any person (natural, corporate or governmental) who is owned or controlled by persons that are a designated target of any Sanctions or is otherwise a subject of Sanctions (including as a result of being (a) owned or controlled directly or indirectly by any person which is a designated target of Sanctions, or (b) located, organised under the laws of, or a citizen or resident of, any country or territory that is, or whose government is, subject to general or country-wide Sanctions).

Sanctions means any economic or financial sanctions, trade embargoes or similar measures enacted, administered or enforced by any of the following (or by any agency of any of the following):

(i)	Australia;

(ii)	the United Nations;

(iii)	the United States of America;

(iv)	the European Union or any present or future member state thereof;

(v)	the United Kingdom;

(vi)	Hong Kong;

(vii)	the French Republic;

(viii)	Singapore;

(ix)	Japan;

(x)	the Republic of Korea; or

(xi)	New Zealand.

36	KYC

Each Lender and Obligor shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of another Finance Party) in order for the Agent to carry out and be satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

37	Set-off

If an Event of Default is continuing, a Finance Party may, but need not, set off any matured obligation due from an Obligor under this agreement (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	126

currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

Part 11 General

38	Notices and communications

38.1	Communications in writing

Any communication or document to be made or delivered under or in connection with this agreement:

(a)	must be in writing;

(b)	must be signed by an authorised signatory of the sender (directly or with a facsimile signature), subject to clause 38.6 (“Email communication”) and clause 38.7 (“Reliance”), and

(c)	unless otherwise stated, may be made or delivered by fax, by letter or by email.

38.2	Addresses

The address, email address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each party for any communication or document to be made or delivered under or in connection with this agreement is:

(a)	in the case of the Agent, that identified with its name in the Details;

(b)	in the case of each Original Lender, the Borrower and each other Original Obligor, that specified in schedule 1 (“Original Obligors”) or schedule 2 (“Original Lenders”) (as applicable); or

(c)	in the case of each other Lender or Obligor, that notified in writing to the Agent on or prior to the date on which it becomes a party to this agreement,

or any substitute address, fax number, email address or department or officer as the party may notify to the Agent (or the Agent may notify to the other parties, as applicable) by not less than five Business Days’ notice.

38.3	Delivery

(a)	Any communication or document to be made or delivered by one party to another under or in connection with this agreement will be taken to be effective or delivered:

(i)	if by way of fax, when the sender receives a successful transmission report, unless the recipient informs the sender that it has not been received in legible form by any means within two hours after:

(A)	receipt, if in business hours in the city of the recipient; or

(B)	if not, the next opening of business in the city of the recipient; or

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	127

(ii)	if by way of letter or any physical communication, when it has been left at the relevant address or five Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address; or

(iii)	if by way of email, as specified in clause 38.6 (“Email communication”),

and, in the case of a communication, if a particular department or officer is specified as part of its address details provided under clause 38.2 (“Addresses”), if addressed to that department or officer.

(b)	All communication to or from an Obligor under this agreement must be sent through the Agent.

(c)	Any communication or document made or delivered to the Borrower in accordance with this clause 38 will be deemed to have been made or delivered to each of the Obligors.

(d)	A communication by fax or email after business hours in the city of the recipient will be taken not to have been received until the next opening of business in the city of the recipient.

38.4	Notification of address, fax number, email address

Promptly upon receipt of notification of (or any change in) an address, fax number or email address of an Obligor or upon changing its own address, fax number or email address, the Agent shall notify the other parties.

38.5	Communications if Agent is a Defaulting Finance Party

If and for so long as the Agent is a Defaulting Finance Party, the parties may, instead of communicating with each other through the Agent, communicate with each other directly and all the provisions of this agreement or another Finance Document which require communications as between an Obligor and the Lenders to be made or notices to be given to or by the Agent (on behalf of the Lenders) are varied so that communications may be made and notices given to or by the relevant parties directly.

38.6	Email communication

Any communication or document under or in connection with this agreement may be made by or attached to an email and will be effective or delivered only:

(a)	in the case of a notice to the Agent of a Review Event or a Default, when actually opened in legible format by the Agent;

(b)	in all other cases, on the first to occur of the following:

(i)	when it is dispatched by the sender to each of the email addresses specified by the recipient, unless for each of the addresses, the sender receives an automatic notification that the e-mail has not been received (other than an out of office greeting for the named addressee) and it receives the notification before 2 hours after the last to occur (for all addresses) of:

(A)	dispatch if in business hours in the city of the address; or

(B)	if not, the next opening of business in such city;

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	128

(ii)	the sender receiving a message from the intended recipient’s information system confirming delivery of the email; and

(iii)	the email being available to be read at one of the email addresses specified by the sender; and

(c)	the email is in an appropriate and commonly used format, and any attached file is a pdf, jpeg, tiff or other appropriate and commonly used format.

38.7	Reliance

Any communication or document sent under this clause 38 can be relied on by the recipient if the recipient reasonably believes it to be genuine and it bears what appears to be the signature (original or facsimile or email) of an authorised signatory of the sender (without the need for further enquiry or confirmation).

38.8	English language

(a)	Any notice or other communication given under or in connection with this agreement must be in English.

(b)	All other documents provided under or in connection with this agreement must be:

(i)	in English; or

(ii)	if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

39	Calculations and certificates

39.1	Accounts

In any litigation or arbitration proceedings arising out of or in connection with this agreement, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

39.2	Certificates and determinations

Any certification or determination by a Finance Party of a rate or amount under this agreement is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

39.3	Day count convention

Any interest, commission or fee accruing under this agreement will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 365 days.

40	Partial invalidity

If, at any time, any provision of this agreement is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	129

41	Remedies and waivers

No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under this agreement shall operate as a waiver of any such right or remedy or constitute an election to affirm any of this agreement. No election to affirm this agreement on the part of any Finance Party shall be effective unless it is in writing. No single or partial exercise of any right or remedy shall prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this agreement are cumulative and not exclusive of any rights or remedies provided by law.

42	Confidentiality

42.1	Confidential information

Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by clause 42.2 (“Disclosure of Confidential Information”), and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.

42.2	Disclosure of Confidential Information

Any Finance Party may disclose:

(a)	to any of its Affiliates and any Connected Person of that Finance Party or its Affiliates, such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information, except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;

(b)	to any person:

(i)	to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Agent and, in each case, to any of that person’s Affiliates or any of its or its Affiliates’ Connected Persons;

(ii)	with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Obligors and to any of that person’s Affiliates or any of its or its Affiliates’ Connected Persons;

(iii)	appointed by any Finance Party or by a person to whom sub-paragraph (i) or (ii) above applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf (including, without limitation, any Authorised Officer of a Finance Party);

(iv)	who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in sub-paragraph (i) or (ii) above;

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	130

(v)	to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation (except this paragraph does not permit the disclosure of any information under section 275(4) of the PPSA unless section 275(7) of the PPSA applies);

(vi)	to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes (except this paragraph does not permit the disclosure of any information under section 275(4) of the PPSA unless section 275(7) of the PPSA applies);

(vii)	to whom or for whose benefit that Finance Party charges, assigns or otherwise creates a Security Interest (or may do so) pursuant to clause 26.6 (“Security over Lenders’ rights”);

(viii)	who is a party to this agreement; or

(ix)	with the prior written consent of the Borrower,

in each case, such Confidential Information as that Finance Party shall consider appropriate, provided that:

(x)	in the case of any Confidential Information which a Finance Party proposes to disclose to any person referred to in sub-paragraphs (i), (ii), (iii) or (iv) above, the person to whom the Confidential Information is to be given is:

(A)	informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information; and

(B)	must be subject to professional obligations to maintain the confidentiality of the information disclosed or, if not, must first enter into a binding confidentiality agreement (in a form reasonably acceptable to the Borrower) with the disclosing Finance Party;

(xi)	in the case of any Confidential Information which a Finance Party proposes to disclose to any person referred to in sub-paragraphs (b)(v), (b)(vi), (b)(vii) or (b)(ix) above, the person to whom the Confidential Information is to be given is informed is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information, except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances; and

(c)	to any person appointed by that Finance Party or by a person to whom sub-paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c), provided that the service provider to whom the Confidential Information is to be given has entered into a binding confidentiality agreement (in a form reasonably acceptable to the Borrower) with the disclosing Finance Party.

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	131

42.3	Privacy

(a)	If the Agent receives a request from a Finance Party, the Agent will provide a privacy notice (in the form recommended by the Asia Pacific Loan Market Association (Australian Branch) or as otherwise directed by a Finance Party) to a representative of the officers of an Obligor whose personal information has been collected on behalf of the Finance Parties, which details the manner in which personal information collected in connection with this agreement may be used and disclosed by the Finance Parties.

(b)	To the extent that any information relating to an Obligor of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, this agreement comprises personal information of any officer, director or employee of an Obligor, each Finance Party agrees to hold that personal information in accordance with the Australian Privacy Principles.

42.4	Continuing obligations

The obligations in this clause 42 are continuing and, in particular, shall survive and remain binding on each Finance Party for a period of 12 months from the earlier of:

(a)	the date on which all amounts payable by the Obligors under or in connection with this agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and

(b)	the date on which such Finance Party otherwise ceases to be a Finance Party.

42.5	Entire agreement

This clause 42 constitutes the entire agreement between the Obligors and the Finance Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information and supersedes any previous agreement, whether express or implied, regarding Confidential Information.

42.6	Inside information

Each Finance Party acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.

42.7	Notification of disclosure

Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Borrower upon becoming aware that Confidential Information has been disclosed in breach of this clause 42.

43	Counterparts

This agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this agreement.

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	132

44	Indemnities and reimbursement

All indemnities and reimbursement obligations (and any other payment obligations of any Obligor) in this agreement are continuing and survive termination of this agreement, repayment of the Utilisations and cancellation or expiry of the Commitments.

45	Code of Banking Practice

The Code of Banking Practice does not apply to this agreement and the transactions under it.

46	Governing law and jurisdiction

(a)	The law in force in New South Wales governs this agreement. To the extent permitted by law, the law of the Commonwealth as it applies in that jurisdiction governs a security interest provided for under this agreement.

(b)	The parties submit to the exclusive jurisdiction of the courts of New South Wales (including a dispute relating to the existence, validity or termination of this agreement) (a “Dispute”). The parties agree that the courts of New South Wales are the most appropriate and convenient courts to settle Disputes and accordingly no such party will argue to the contrary.

(c)	This clause 46 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

47	Contractual recognition of Bail-in

Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the parties, each party acknowledges and accepts that any liability of any party to any other party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)	any Bail-In Action in relation to any such liability, including (without limitation):

(i)	a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii)	a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii)	a cancellation of any such liability; and

(b)	a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.

EXECUTED as an agreement

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	133

Project Monty - Syndicated Facility Agreement

Schedule 1 – Original Obligors

Name	Address and notice details
GWI Acquisitions Pty Ltd	ACN	615 317 130

	Address	Level 3, 33 Richmond Road, Keswick SA 5035

	Fax	+61 8 8343 5454

	Telephone	+61 8 8343 5455

	Email	mmorris@gwrr.com

	Attention	Chief Financial Officer, GWA

Genesee & Wyoming Australia Pty Ltd	ABN	17 079 444 296

	Address	Level 3, 33 Richmond Road, Keswick SA 5035

	Fax	+61 8 8343 5454

	Telephone	+61 8 8343 5455

	Email	mmorris@gwrr.com

	Attention	Chief Financial Officer, GWA

GWI Holdings No.2 Pty Ltd	ABN	53 132 989 998

	Address	Level 3, 33 Richmond Road, Keswick SA 5035

	Fax	+61 8 8343 5454

	Telephone	+61 8 8343 5455

	Email	mmorris@gwrr.com

	Attention	Chief Financial Officer, GWA

GWI Holdings Pty Ltd	ABN	37 094 819 806

	Address	Level 3, 33 Richmond Road, Keswick SA 5035

	Fax	+61 8 8343 5454

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	134

	Telephone	+61 8 8343 5455

	Email	mmorris@gwrr.com

	Attention	Chief Financial Officer, GWA

Genesee & Wyoming Australia Eastern Pty Ltd	ABN	68 142 367 280

	Address	Level 3, 33 Richmond Road, Keswick SA 5035

	Fax	+61 8 8343 5454

	Telephone	+61 8 8343 5455

	Email	mmorris@gwrr.com

	Attention	Chief Financial Officer, GWA

GWA (North) Pty Ltd	ABN	92 144 081 774

	Address	Level 3, 33 Richmond Road, Keswick SA 5035

	Fax	+61 8 8343 5454

	Telephone	+61 8 8343 5455

	Email	mmorris@gwrr.com

	Attention	Chief Financial Officer, GWA

SA Rail Pty Limited	ABN	55 077 946 340

	Address	Level 3, 33 Richmond Road, Keswick SA 5035

	Fax	+61 8 8343 5454

	Telephone	+61 8 8343 5455

	Email	mmorris@gwrr.com

	Attention	Chief Financial Officer, GWA

Viper Line Pty Limited	ABN	63 092 437 691

	Address	Level 3, 33 Richmond Road, Keswick SA 5035

	Fax	+61 8 8343 5454

	Telephone	+61 8 8343 5455

	Email	mmorris@gwrr.com

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	135

	Attention	Chief Financial Officer, GWA

Freightliner Australia Pty Ltd	ABN	51 122 522 123

	Address	Level 3, 33 Richmond Road, Keswick SA 5035

	Fax	+61 8 8343 5454

	Telephone	+61 8 8343 5455

	Email	mmorris@gwrr.com

	Attention	Chief Financial Officer, GWA

FLA Coal Services Pty Ltd	ABN	38 137 483 240

	Address	Level 3, 33 Richmond Road, Keswick SA 5035

	Fax	+61 8 8343 5454

	Telephone	+61 8 8343 5455

	Email	mmorris@gwrr.com

	Attention	Chief Financial Officer, GWA

Freightliner Australia Coal Haulage Pty Ltd	ABN	46 137 483 713

	Address	Level 3, 33 Richmond Road, Keswick SA 5035

	Fax	+61 8 8343 5454

	Telephone	+61 8 8343 5455

	Email	mmorris@gwrr.com

	Attention	Chief Financial Officer, GWA

ARG Sell Down No1 Pty. Limited	ABN	65 096 337 861

	Address	Level 3, 33 Richmond Road, Keswick SA 5035

	Fax	+61 8 8343 5454

	Telephone	+61 8 8343 5455

	Email	mmorris@gwrr.com

	Attention	Chief Financial Officer, GWA

GWA Northern Pty Ltd	ABN	49 092 437 628

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	136

Address	Level 3, 33 Richmond Road, Keswick SA 5035

Fax	+61 8 8343 5454

Telephone	+61 8 8343 5455

Email	mmorris@gwrr.com

Attention	Chief Financial Officer, GWA

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	137

Project Monty - Syndicated Facility Agreement

Schedule 2 – Original Lenders and MLAs

Part A – Original Lenders and MLAs

Name	Address and notice details
Australia and New Zealand Banking Group Limited	ABN	11 005 357 522

	Address	Level 12, 100 Queen Street, Melbourne VIC 3000

	Fax	+61 3 8523 4543

	Telephone	+61 3 8655 6645

	Email	Chandana.Perera@anz.com

	Attention	Chandana Perera, Director, Project and Export Finance

Bank of America, N.A. Australian Branch	ABN	51 064 874 531

	Address	Level 19, 120 Collins Street, Melbourne VIC 3000

	Fax	+61 3 9659 2831

	Telephone	+61 3 9659 2363

	Email	Michael.senyard@baml.com

	Attention	Michael Senyard – Director Corporate Banking

BNP Paribas	ABN	23 000 000 117

	Address	Level 5, 60 Castlereagh Street, Sydney NSW 2000

For credit matters:

	Fax	+61 2 9619 6107

	Telephone	+61 2 9619 6435 / +61 2 9216 8633

	Email	Justin.chan- sew@au.bnpparibas.com / Janie.Shi@au.bnpparibas.com

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	138

Name	Address and notice details
	Attention	Justin Chan-Sew / Janie Shi

For operational matters:

	Fax	+61 2 9006 9063

	Email	bnppops@au.bnpparibas.com

	Copy to	louise.xie@au.bnpparibas.com / kazue.moreland@au.bnpparibas.com

	Attention	Louise Xie/Kazue Moreland

Citibank, N.A. Sydney Branch	ABN	34 072 814 058

	Address	Level 23, 2 Park Street, Sydney NSW 2000

	Fax	+61 2 8225 5201 / +61 2 8225 5111

	Telephone	+61 2 8225 4610 / +61 2 8225 2615

	Email	Brian1.Nash@citi.com / au.loanoperations@citi.com

	Attention	Brian Nash / Mary Winata

Commonwealth Bank of Australia	ABN	48 123 123 124

For credit matters:

	Address	Level 22, Tower 1, 201 Sussex St, Sydney, NSW 2000

	Telephone	+61 2 9303 8250 / +61 2 9117 1301

	Email	Alaster.Long@cba.com.au / Maryrose.Estacio@cba.com.au

	Attention	Alaster Long / Maryrose Estacio

For operational matters:

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	139

Name	Address and notice details
	Address	Level 9, 101 George St, Parramatta, NSW 2150 / Level 22, Tower 1, 201 Sussex St, Sydney, NSW 2000

	Fax	1300 857 262 / 02 9118 6655

	Telephone	1800 115 891 / 1300 881 394

	Email	corplend@cba.com.au / iblending@cba.com.au

	Attention	Institutional Banking Loan Administration / Institutional Loan Management Group

JPMorgan Chase Bank, N.A.	ABN	43 074 112 011

For credit matters:

	Address	Level 18, 85 Castlereagh Street, Sydney NSW 2000

	Fax	+61 2 9003 8158

	Telephone	+61 2 9003 8250 / +1 203 944 8424

	Email	CB.Intl.Aust-NZ.Team@jpmorgan.com / Scott.Farquhar@jpmorgan.com

	Attention	Scott Farquhar

For operational matters:

	Telephone	+91 80 679 05450

	Email	asia.loan.operations@jpmorgan.com

	Copy to	CB.Intl.Aust-NZ.Team@jpmorgan.com

National Australia Bank Limited	ABN	12 004 044 937
	Address	Level 32, 500 Bourke St, Melbourne 3000

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	140

Name	Address and notice details
	Fax	+61 3 8641 0560

	Telephone	+61 3 8634 2950 / +61 3 8697 9003

	Email	Fabian.fuentes@nab.com.au / Fred.truong@nab.com.au

	Attention	Fabian Fuentes / Fred Truong

Sumitomo Mitsui Banking Corporation	ARBN	114 053 459

	Address	Level 35, The Chifley Tower, 2 Chifley Square, Sydney NSW 2000

	Fax	+61 2 9376 1863

	Telephone	+61 2 9376 1882

	Email	tarek_elrakshy@au.smbc.co.jp

	Attention	Tarek El-Rakshy, Senior Vice President

The Bank of Tokyo-Mitsubishi UFJ, Ltd.	ABN	75 103 418 882

	Address	Level 26, 1 Macquarie Place, Sydney NSW 2000

For operational matters:

	Fax	+61 2 9296 1309

	Telephone	+61 2 9296 1372 / +61 2 9296 1196

	Email	loans@au.mufg.jp / tim_kapadia@au.mufg.jp / rui_yang@mufg.jp

	Attention	Tim Kapadia / Rui Yang

For credit matters:

	Address	Level 22, 600 Bourke Street, Melbourne VIC 3000

	Telephone	+61 3 9602 8923 / +61 3 9602 8930

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	141

Name	Address and notice details
	Email	hoa_huynh@au.mufg.jp / david_marriner@au.mufg.jp

	Attention	Hoa Huynh / David Marriner

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	142

Part B – Commitments

Original Lender	Tranche A1 Commitment (A$)	Tranche A2 Commitment (A$)	Tranche B Commitment (A$)	Total Commitments (Lender) (A$)
Australia and New Zealand Banking Group Limited	$20,724,600	$89,275,400	$25,000,000	$135,000,000
Bank of America, N.A. Australian Branch	$7,536,200	$32,463,800	Nil	$40,000,000
BNP Paribas	$12,246,500	$52,753,500	Nil	$65,000,000
Citibank, N.A. Sydney Branch	$7,536,200	$32,463,800	Nil	$40,000,000
Commonwealth Bank of Australia	$20,724,600	$89,275,400	Nil	$110,000,000
JPMorgan Chase Bank, N.A.	$7,536,200	$32,463,800	Nil	$40,000,000

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	143

Original Lender	Tranche A1 Commitment (A$)	Tranche A2 Commitment (A$)	Tranche B Commitment (A$)	Total Commitments (Lender) (A$)
National Australia Bank Limited	$20,724,600	$89,275,400	$25,000,000	$135,000,000
Sumitomo Mitsui Banking Corporation	$20,724,600	$89,275,400	Nil	$110,000,000
The Bank of Tokyo-Mitsubishi UFJ, Ltd.	$12,246,500	$52,753,500	Nil	$65,000,000

Total Commitments (A$)	$130,000,000	$560,000,000	$50,000,000	$740,000,000

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	144

Project Monty - Syndicated Facility Agreement

Schedule 3 – Utilisation Notice

Part A – Form of Utilisation Notice (Loans)

To:    [insert] (ABN [INSERT]) (“Agent”)

Attention:

[Date]

Utilisation Notice – Project Monty - Syndicated Facility Agreement between GWI Acquisitions Pty Ltd (ACN 615 317 130) (“Borrower”), the Agent and the Lenders defined therein dated [•] 2016 (“Syndicated Facility Agreement”)

Under clause 5 (“Utilisations - Loans”) of the Syndicated Facility Agreement, the Borrower gives notice as follows.

1	[Utilisation under [Tranche A1]/[Tranche A2]/[Tranche B]

[The Borrower wishes to borrow a Loan under [insert Facility].

(a)	The requested Utilisation Date is [•].

(b)	The amount of the proposed Loan is A$[•] (or, if less, the Available Facility).

(c)	The requested first Interest Period is [•].

(d)	[The proposed Loan is to be paid to:

Account number	[•]

Account name	[•]

Bank	[•]

Branch	[•]

BSB	[•]]

OR

[This Loan is to be made in [whole][part] for the purpose of refinancing [identify maturing Tranche B Loan]

2	Representations and warranties

The Borrower represents and warrants that:

(a)	the Repeating Representations are correct and not misleading on the date of this notice and will be correct and not misleading on the requested Utilisation Date; and

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	145

(b)	[no Default or Review Event is continuing or would result from the issue of the Loan] [Note: Retain wording for the issue of a new Loan];

(c)	[no Event of Default is continuing or would result from the issue of the Letter of Credit] [Note: Retain wording for a Rollover Loan].

3	Interpretation

Terms not otherwise defined in this notice have the meaning given in the Syndicated Facility Agreement (including by incorporation). Clause 1.2 (“Interpretation”) of the Syndicated Facility Agreement applies to this notice.

[Name of person] being

an Authorised Officer of

GWI Acquisitions Pty Ltd (ACN 615 317 130)

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	146

Part B – Form of Utilisation Notice (Letter of Credit)

To:	[insert] (ABN [INSERT]) (“Agent”)

Copy to:	[insert Issuing Bank]

Attention:	[Insert]

[Date]

Utilisation Notice – Project Monty - Syndicated Facility Agreement between GWI Acquisitions Pty Ltd (ACN 615 317 130) (“Borrower”), the Agent and the Lenders defined therein dated [•] 2016 (“Syndicated Facility Agreement”)

Under clause 6 (“Utilisations – Letters of Credit”) of the Syndicated Facility Agreement, the Borrower gives notice as follows.

1	[Issue of Letter of Credit/Renewal/Replacement of Letter of Credit]

We wish to arrange for [a Letter of Credit to be issued][an existing Letter of Credit to be renewed/replaced] by [insert name of Issuing Bank ] (“Issuing Bank”) under Tranche B on the following terms:

Proposed Utilisation Date:	[•] (or, if that is not a Business Day, the next Business Day)

Amount	[•] (or, if less, the Available Facility under Tranche B)

Issued in connection with:	[insert description of the underlying contract pursuant to which the LC is required to be issued]

[Details of existing Letter of Credit]:	[insert relevant details, e.g. as LC number]

Beneficiary of the Letter of Credit:	[Note: If LC is being renewed or replaced, the Beneficiary should remain unchanged]

Delivery instructions	[insert specific requirements (if any) of the Beneficiary of the LC]

Expiry Date of the requested Letter of Credit:	[•]

2	Representations and warranties

The Borrower represents and warrants that:

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	147

(a)	the Repeating Representations are correct and not misleading on the date of this notice and will be correct and not misleading on the requested Utilisation Date;

(b)	[no Default or Review Event is continuing or would result from the issue of the Letter of Credit] [Note: Retain wording for the issue of a new Letter of Credit];

(c)	[no Event of Default is continuing or would result from the issue of the Letter of Credit] [[Note: Retain wording for the renewal or replacement of an existing Letter of Credit].

3	[Expiry Date

The Borrower acknowledges and agrees, in respect of the requested Letter of Credit which has [no expiry date][an expiry date falling after the Maturity Date for Tranche B] that clause 6.9 (“Letter of Credit which does not expire before the Maturity Date for Tranche B”) of the Syndicated Facility Agreement will apply to the extent that the requested Letter of Credit has not been repaid or prepaid.]

4	Interpretation

Terms not otherwise defined in this notice have the meaning given in the Syndicated Facility Agreement (including by incorporation). Clause 1.2 (“Interpretation”) of the Syndicated Facility Agreement applies to this notice.

[Name of person] being

an Authorised Officer of

GWI Acquisitions Pty Ltd (ACN 615 317 130)

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	148

Project Monty - Syndicated Facility Agreement

Schedule 4 – Interest Period Selection Notice

To:	[insert name and ABN] (“Agent”)

Attention:	[insert]

[Date]

Interest Period Selection Notice – Project Monty Syndicated Facility Agreement between GWI Acquisitions Pty Ltd (ACN 615 317 130) (“Borrower”), the Agent and the Lenders defined therein dated [•] 2016 (“Syndicated Facility Agreement”)

Under clause 11.2 (“Notification of Interest Periods”) of the Syndicated Facility Agreement, the Borrower gives notice as follows.

1	Interest Period Selection

The Borrower selects the following Interest Periods for the following Loans.

Loan	Utilisation Date	New Interest Period [1]
[insert details]	[insert details]

Each Interest Period begins on the day when the current Interest Period for the relevant Loan ends.

2	[Consolidation of Loans

The Borrower notifies the Agent that the following Tranche B Loans should be consolidated into, and treated as, a single Tranche B Loan in accordance with clause 11.4 (“Consolidation of Loans”) of the Agreement.] [Note: Delete if not applicable]

3	Representations and warranties

The Borrower confirms that the Repeating Representations are correct and not misleading on the date of this notice and that each will be correct and not misleading on the next Interest Payment Date.

4	Interpretation

Terms not otherwise defined in this notice have the meaning given in the Syndicated Facility Agreement (including by incorporation). Clause 1.2 (“Interpretation”) of the Syndicated Facility Agreement applies to this notice.

[Name of person] being

an Authorised Officer of

GWI Acquisitions Pty Ltd (ACN 615 317 130)

1	Must be an Interest Period set out in clause 11.2 (“Notification of Interest Period”).

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	149

Project Monty - Syndicated Facility Agreement

Schedule 5 – Form of Transfer Certificate

PROJECT MONTY – TRANSFER CERTIFICATE

To:	[insert] (the “Agent”)

From:	[The Existing Lender] (the “Existing Lender”) and [The New Lender] (the “New Lender”)

Project Monty Syndicated Facility Agreement between GWI Acquisitions Pty Ltd

(ACN 615 317 130) (“Borrower”), the Agent and the Lenders defined therein dated

[•] 2016 (“Syndicated Facility Agreement”)

1.	We refer to the Syndicated Facility Agreement. This is a Transfer Certificate. Terms defined in the Syndicated Facility Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate. Clause references as (unless otherwise specified) to the Syndicated Facility Agreement.

2.	We refer to clause 26.4 (“Procedure for novation”) of the Syndicated Facility Agreement:

(a)	The Existing Lender and the New Lender agree to the Existing Lender and the New Lender novating [all/the part] of the Existing Lender’s Commitment referred to in the Schedule with effect from and including the Transfer Date in accordance with clause 26.4 (“Procedure for novation”) and corresponding rights and obligations;

(b)	The proposed Transfer Date is [insert];

(c)	To the extent permitted by law, the Existing Lender assigns to the New Lender all rights of action that it may have to the extent they relate to its Commitment and its corresponding rights and obligations and all sums provided under or in connection with the Commitment; and

(d)	The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of clause 38.2 (“Addresses”) are set out in the Schedule.

3.	The New Lender expressly acknowledges the matters set out in clause 26.3 (“Limitation of responsibility of Existing Lenders”).

4.	This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

5.	This Transfer Certificate is governed by the laws of New South Wales.

6.	This Transfer Certificate has been entered into on the date stated below, being the date this Transfer Certificate is executed by the Agent.

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	150

7.	This Transfer Certificate may be executed in counterpart and each signed counterpart taken together will constitute one instrument.

THE SCHEDULE

Commitment/rights and obligations to be transferred

[insert relevant details]

[Facility Office address, fax and phone number, email address and attention details for notices and account details for payments,]

This Transfer Certificate is [executed as a deed and] accepted by the Agent and the Transfer Date is confirmed as [insert date].

[insert execution blocks for the Existing Lender, New Lender and Agent]

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	151

Project Monty - Syndicated Facility Agreement

Schedule 6 – Initial Conditions Precedent

Each of the following in form and substance satisfactory to the Agent (acting on the instructions of all Lenders):

(a)	(Verification Certificate) A duly executed Verification Certificate from each Obligor, dated not earlier than 5 days before Financial Close, provided to the Agent together with each relevant annexure thereto.

(b)	(Equity) Evidence that on or before Financial Close, the ratio of (i) Finance Debt under the Term Loan Facilities (assuming the Term Loan Facilities are fully drawn) to (ii) payments for the subscription for shares and/or units in the relevant Obligors and/or Subordinated Debt does not exceed 45:55.

(c)	(Authorisations) A copy of each Major Authorisation and each other material Authorisation required by the Obligors in connection with the entry into and performance of the transactions contemplated by any Transaction Document or for the validity and enforceability of any Transaction Document, and evidence that each is in full force and effect.

(d)	(Completion of Transaction) Evidence that:

(i)	the Transaction will, simultaneously with Financial Close, be completed in accordance with the Share Sale Agreement; and

(ii)	there has been:

(A)	no waiver of any condition precedent or condition subsequent (where such waiver of condition subsequent has or would reasonably likely to have an adverse effect on the interests of the Lenders) set out in;

(B)	no waiver or material amendment of any completion step set out in; or

(C)	no material amendment of,

the Share Sale Agreement without the Agent’s approval (not to be unreasonably withheld or delayed, acting on the instructions of all Lenders) and all conditions precedent not waived have been or will be satisfied on or before Financial Close.

(e)	(Finance Documents) Duly executed counterparts of each of the Finance Documents which:

(i)	have been duly stamped or, if the Agent (acting on the instructions of the Lenders) permits, sufficient same day funds to meet all liabilities of Taxes on or in respect of them or evidence that they are not liable to stamp duty; and

(ii)	are in registrable form, together with all fully executed documents and other things necessary to effect registration of them in all relevant jurisdictions.

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	152

(f)	(Executed documents) A copy of the duly executed Share Sale Agreement and each Material Contract.

(g)	(Security) Evidence that each Security which is to be granted at Financial Close or immediately after has been registered on the PPSR.

(h)	(Title Documents) All documents and evidence of title to the Secured Property including:

(i)	share certificates for the Obligors and a certified copy of the share registers for each Obligor; and

(ii)	executed transfer forms in blank in respect of the shares and units the subject of the Security,

and evidence that the relevant constituent documents do not restrict transfers of shares on enforcement.

(i)	(Legal opinions) Opinions addressed to the Beneficiaries from time to time from:

(i)	Clifford Chance in relation to the Finance Documents;

(ii)	Allens in relation to the Borrower’s entry into the Share Sale Agreement and GRail’s entry into the Rail Haulage Agreement; and

(iii)	HWL Ebsworth in relation to the Freight Terminal Mortgage.

(j)	(Fees) Evidence that the Borrower has paid (or will cause to be paid) all fees, costs and expenses due and payable to the Beneficiaries (and its advisers and consultants) on or before the first Utilisation Date.

(k)	(Financial Model) Delivery of the audited Financial Model.

(l)	(Searches) Results of searches of the Obligors and GRail at ASIC and on the PPSR.

(m)	(Funds Flow Statement) Delivery of the Funds Flow Statement.

(n)	(Insurance) Evidence that all insurances required in accordance with clause 23.5(d) (“Insurance”) are in full force and effect, including customary loss payee/interested party/additional insured notations in favour of the Security Trustee on such policies.

(o)	(Permitted Financial Indebtedness and Permitted Security Interest) Evidence that after Financial Close, the only Finance Debt will be Permitted Financial Indebtedness and the only Security Interest will be a Permitted Security Interest.

(p)	(Regulatory approval) If required, all regulatory, competition and FIRB approvals have been obtained in relation to the Transaction.

(q)	(KYC) Any “Know Your Customer” information in respect of the Obligors to the extent necessary to comply or manage compliance with anti-money laundering and counter-terrorism legislation, economic and trade sanctions risk, or any Lender’s internal policies (being a policy which is not specifically targeted at the Obligors) in relation to “Know Your Customer” or any laws or regulations in Australia or other jurisdictions applying to a transaction under the Finance Documents.

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	153

(r)	(Updated due diligence) Delivery of updates (if any) to the Due Diligence Reports (as defined in the Mandate, Commitment and Fee Letter) provided to the Original Lenders on or before the Bid Date.

(s)	(Group Structure Diagram) Delivery to the Agent of a group structure diagram, certified by 2 directors of Hold Co, showing (1) the details of the Obligors immediately prior to completion of the Transaction on the date of Financial Close and (2) the details of the Obligors after Financial Close and the accession to this agreement of GRail upon satisfaction of the conditions under clause 27.2 (“Accession of GRail”).

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	154

Project Monty - Syndicated Facility Agreement

Schedule 7 – Tranche A1 Repayment Schedule

Tranche A1 Repayment Date	Tranche A1 Repayment Instalment (A$)
31 March 2017	$4,500,000
30 June 2017	$4,500,000
30 September 2017	$4,500,000
31 December 2017	$4,500,000
31 March 2018	$5,437,500
30 June 2018	$5,437,500
30 September 2018	$5,437,500
31 December 2018	$5,437,500
31 March 2019	$5,437,500
30 June 2019	$5,437,500
30 September 2019	$5,437,500
31 December 2019	$5,437,500
31 March 2020	$8,562,500
30 June 2020	$8,562,500
30 September 2020	$8,562,500
31 December 2020	$8,562,500
31 March 2021	$8,562,500
30 June 2021	$8,562,500
30 September 2021	$8,562,500
The date that is 5 years after the date of Financial Close	$8,562,500

© King & Wood Mallesons 22099350_4	Project Monty - Syndicated Facility Agreement	155

Project Monty - Syndicated Facility Agreement

Schedule 8 – Form of Accession Deed (Additional Obligor)

PROJECT MONTY SYNDICATED FACILITY AGREEMENT – ACCESSION DEED

(ADDITIONAL OBLIGOR)

To:	[insert] (the “Agent”)

From:	[GRail / other Additional Obligor] (the “Additional Obligor”), GWI Holdings No.2 Pty Ltd (ABN 53 132 989 998) (“Hold Co”) and GWI Acquisitions Pty Ltd (ACN 615 317 130) (“Borrower”)

Project Monty Syndicated Facility Agreement between GWI Acquisitions Pty Ltd

(ACN 615 317 130) (“Borrower”), the Agent and the Lenders defined therein dated

[•] 2016 (“Syndicated Facility Agreement”)

1.	We refer to the Syndicated Facility Agreement. This is an Accession Deed (Additional Obligor). Terms defined in the Syndicated Facility Agreement have the same meaning in this document unless given a different meaning herein.

2.	From the date that the Agent executes this document, the Additional Obligor agrees to become an Additional Obligor and to be bound by the terms of the Syndicated Facility Agreement as an Additional Obligor pursuant to clause [27.2 (“Accession of GRail”) / 27.3 (“New Obligors”)] of the Syndicated Facility Agreement. The Additional Obligor is a company duly incorporated under the laws of [name of relevant jurisdiction].

3.	The Additional Obligor acknowledges and agrees to each of the matters set out in clause [27.2 (“Accession of GRail”) / 27.3 (“New Obligors”)] of the Syndicated Facility Agreement and the Additional Obligor, Hold Co and the Borrower each confirm to the Agent that each of the conditions under clause [27.2(a) (“Accession of GRail”) / 27.3(a) (“New Obligors”)] of the Syndicated Facility Agreement have been, or will be on the date of this Accession Deed (Additional Obligor), satisfied.

4.	The Additional Obligor’s details for the purposes clause 38.2 (“Addresses”) of the Syndicated Facility Agreement are as follows:

Name and ABN/ACN/ARBN:

Address:

Fax No:

Telephone:

Email:

Attention:

5.	This Accession Deed (Additional Obligor) is a Finance Document and is governed by the laws of New South Wales.

6.	This Accession Deed (Additional Obligor) may be executed in counterpart and each signed counterpart taken together will constitute a single instrument.

Executed as a deed

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	156

[Insert execution blocks for all parties]

Dated: [to be inserted by the Agent]

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	157

Project Monty - Syndicated Facility Agreement

Schedule 9 – Form of Obligor Resignation Deed

PROJECT MONTY SYNDICATED FACILITY AGREEMENT – OBLIGOR

RESIGNATION DEED

To:	[insert] (the “Agent”)

From:	[resigning Obligor] (the “Retiring Obligor”), GWI Holdings No.2 Pty Ltd (ABN 53 132 989 998) (“Hold Co”) and GWI Acquisitions Pty Ltd (ACN 615 317 130) (“Borrower”)

Dated:

Project Monty Syndicated Facility Agreement between GWI Acquisitions Pty Ltd

(ACN 615 317 130) (“Borrower”), the Agent and the Lenders defined therein dated

[•] 2016 (“Syndicated Facility Agreement”)

1.	We refer to the Syndicated Facility Agreement. This is a Obligor Resignation Deed. Terms defined in the Syndicated Facility Agreement have the same meaning in this document unless given a different meaning herein.

2.	Pursuant to clause 27.4 (“Resignation of Obligors”) of the Syndicated Facility Agreement, we request that from the date the Agent executes this document, the Retiring Obligor be released from its obligations as an Obligor under the Syndicated Facility Agreement.

3.	Pursuant to clause 27.4(b) (“Resignation of Obligors”) of the Syndicated Facility Agreement, we confirm that:

(a)	there is no Default or Review Event subsisting or would result from the Retiring Obligor ceasing to be an Obligor;

(b)	there is no payment due from the Retiring Obligor under the Finance Documents; and

(c)	following the Retiring Obligor’s release, the conditions in clause 23.6(e) (“Obligor coverage test”) of the Syndicated Facility Agreement will continue to be satisfied.

4.	This Obligor Resignation Deed is governed by the laws of New South Wales.

5.	This Obligor Resignation Deed may be executed in counterpart and each signed counterpart taken together will constitute a single instrument.

Executed as a deed

[Insert execution blocks for all parties]

Dated: [to be inserted by the Agent]

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	158

Project Monty - Syndicated Facility Agreement

Schedule 10 – Form of Compliance Certificate

PROJECT MONTY – COMPLIANCE CERTIFICATE

To:	[insert] (the “Agent”)

From:	GWI Acquisitions Pty Ltd (ACN 615 317 130) (“Borrower”)

Dated:

Project Monty Syndicated Facility Agreement between GWI Acquisitions Pty Ltd

(ACN 615 317 130) (“Borrower”), the Agent and the Lenders defined therein dated

[•] 2016 (“Syndicated Facility Agreement”)

1.	We refer to the Syndicated Facility Agreement. This is a Compliance Certificate in respect of the Calculation Date falling on [31 March/30 June/30 September/31 December] [insert year].

2.	Terms defined in the Syndicated Facility Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

3.	We confirm that:

(a)	in respect of the Calculation Date to which this Compliance Certificate relates:

(i)	the Leverage Ratio is [insert]; and

(ii)	the DSCR is [insert];

(b)	the Financial Covenants [have/not] been met;

(c)	no Default or Review Event is continuing[; and

(d)	a Clean Down Period occurred between [insert dates].]

4.	Calculations evidencing the Leverage Ratio and the DSCR are attached to this Compliance Certificate.

Signed:
	Authorised Officer and CFO,	Authorised Officer,
	GWI Acquisitions Pty Ltd (ACN 615 317 130)	GWI Acquisitions Pty Ltd (ACN 615 317 130)

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	159

Project Monty - Syndicated Facility Agreement

Schedule 11 – Form of Letter of Credit

Part A – Form of Letter of Credit

[insert date]

To:	[insert beneficiary’s name#]

Address:	[insert beneficiary’s address]

We #insert name and ABN/ACN/ARBN of Issuing Bank# (“Financier”) issue an irrevocable Standby Letter of Credit on the following terms:

Irrevocable Standby Letter of Credit No. #insert#

dated #insert#

Applicant:	#insert name of Applicant#

Beneficiary:	#insert name of beneficiary#

Original amount:	A$#insert maximum liability amount#

Expiry Date:	#insert expiry date or “Not applicable”#

By demand on:	the Financier in person, by letter via registered mail or via authenticated SWIFT message and must be received in legible form to the Financier at its address and by a particular department or officer (if any) as follows (or such other address in Victoria as may be notified in writing from time to time by the Financier to the Beneficiary):

Financier Address for a demand to be made in person or by registered mail:
Name: [insert]
Address: [insert]
Fax: [insert]
E-mail: [insert]
Reference: [insert]

Issuing Bank SWIFT Details for a demand to be made by SWIFT:
Swift Code: [insert]
SWIFT CODE: [insert]
Reference: [insert]

With a copy of all demands electronically by e-mail to:
E-mail: [insert]

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	160

Payable at:	Sight.

Enfaced:	Drawn under Irrevocable Standby Letter of Credit No. #insert# dated #insert#.

Issued in connection with:	#insert details of underlying agreement# (“Agreement”)

To claim under this Letter of Credit, the following items must be presented to the Financier at its address stated above on or before the Expiry Date:

(a)	a demand drawn and enfaced as stated above; and

(b)	a certificate signed by 2 directors or a director and secretary of the Beneficiary or under the seal of the Beneficiary which must:

(i)	state that the demand is presented under Letter of Credit No. #insert# dated #insert#; and

(ii)	state that there has been a failure to pay in full or in part an amount due under the Agreement; and

(iii)	state the amount which has not been paid (“Default Sum”); and

(iv)	state that the Beneficiary has demanded payment of the Default Sum from the Applicant and that the Applicant has not met the demand; and

(v)	request the Financier to pay to the Beneficiary the lesser of the Default Sum or the current amount of this Letter of Credit.

If the Beneficiary requires same day value on the day of presentation, the items must be presented by [3.00 pm #Sydney# time].

[Partial drawings are not permitted.]

[Partial drawings are permitted. The original amount of this Letter of Credit automatically reduces by the amount of all drawings under this Letter of Credit.]

This Letter of Credit is subject to the International Standby Practices – ISP 98 International Chamber of Commerce Brochure No. 590, or any subsequent revision of it.

The Financier agrees with the Beneficiary that demands drawn under and in compliance with the terms of this Letter of Credit will be paid on presentation in person to the Financier at the address set out above, without reference to the Applicant (even if the Applicant has given the Financier notice not to pay any money) and without regard to the performance or non-performance of the Applicant or Beneficiary under the terms of the Agreement. .

The Financier need not make a payment under this Letter of Credit if, as a result, the total of all payments made by it under this Letter of Credit would exceed the original amount of this Letter of Credit.

The Financier does not have to do anything under this Letter of Credit if it considers that doing so would breach any anti-money laundering, counter-terrorism financing or economic or trade sanction laws or regulations.

This Letter of Credit is personal to the Beneficiary. It cannot assign, transfer, charge or otherwise deal with its rights under this Letter of Credit and the Financier will not recognise any purported assignment, transfer, charge or dealing.

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	161

Notwithstanding anything stated in this Letter of Credit, the Financier has the right to terminate the Letter of Credit at any time by paying, without being required to do so, the Beneficiary the maximum amount that may be demanded under this Letter of Credit at that time.

This Letter of Credit is governed by the laws of [INSERT]. The Financier and the Beneficiary (on acceptance of this Letter of Credit) submit to the non-exclusive jurisdiction of the courts of that place.

For and on behalf of #name of Financier#

#insert signing clause for Financier

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	162

Part B – Form of Bank Guarantee

Bank Guarantee

Details

Date

Beneficiary	Name	#insert Beneficiary’s name#

	ABN/ACN/ ARBN	#insert#

	Address	#insert beneficiary’s address#

Financier	Name	#insert Issuing Bank’s details#

	ABN/ACN/ ARBN	#insert#

	Address	#insert Financier’s address#

Company	Name	#insert Company’s name#

	ABN/ACN/ ARBN	#insert#

	Address	#insert Company’s address#

Instrument Number	#insert instrument number#

Maximum Amount	A$#insert maximum amount that may be claimed under the guarantee#

Agreement	#insert name of agreement#

Date	#insert date#

Expiry Date	#insert latest date a claim may be made under the guarantee or “Not applicable”#

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	163

1	Guarantee

The Financier irrevocably agrees to pay on demand from the Beneficiary complying with this guarantee an amount or amounts not exceeding the Maximum Amount in total.

2	Demands

Any demand under this guarantee must be:

(a)	in writing;

(b)	signed by 2 directors or a director and secretary of the Beneficiary or under the seal of the Beneficiary; and

(c)	presented in person at the Financier, by letter via registered mail or via authenticated SWIFT message and must be received in legible form to the Financier at its address and by a particular department or officer (if any) as follows (or such other address in Victoria as may be notified in writing from time to time by the Financier to the Beneficiary):

Financier Address for a demand to be made in person or by registered mail:

Name: [insert]

Address: [insert]

Fax: [insert]

E-mail: [insert]

Reference: [insert]

Issuing Bank SWIFT Details for a demand to be made by SWIFT:

Swift Code: [insert]

SWIFT CODE: [insert]

Reference: [insert]

With a copy of all demands electronically by e-mail to:

E-mail: [insert]

3	Payments

The Financier agrees to make any payment under this guarantee without set-off or counterclaim, and without reference to the Company. This applies:

(a)	even if the Company or any other person has asked the Financier not to make payment; and

(b)	irrespective of the performance or non-performance by the Company or the Beneficiary of the Agreement.

If the Financier makes a payment for an amount less than the Maximum Amount, the Financier agrees to issue to the Beneficiary a replacement guarantee for the balance of the Maximum Amount.

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	164

4	Cancellation

4.1	Cancellation by Beneficiary

This guarantee is cancelled if the guarantee is returned to the Financier together with an irrevocable confirmation from the Beneficiary to the Financier that it will not make or continue any claim under the guarantee after it has been returned.

4.2	Expiry

If this guarantee has an Expiry Date, this guarantee expires at #insert time eg 4.00 pm (Melbourne time) on the Expiry Date (unless it has been cancelled earlier).

4.3	Paying the Beneficiary

The Financier may at any time, without being required to do so, pay the Beneficiary the Maximum Amount or, after having made a part payment of the Maximum Amount, the balance outstanding or any lesser amount that the Beneficiary may require, and thereupon this guarantee expires.

5	Dealing with rights

The Beneficiary may not assign or otherwise deal with its rights under this guarantee or allow any interest in them to arise or be varied, in each case, without the Financier’s written consent.

6	[More than one Beneficiary

If 2 or more persons are named as the Beneficiary, this guarantee is for the benefit of them jointly. A demand under this guarantee by any one or more of them is taken to be a demand by both or all of them jointly. If the Financier makes a payment to any one or more of them under this guarantee, the payment discharges this guarantee to the extent of the amount paid.] [Note: Delete if not applicable]

7	Anti-money laundering and sanctions

The Financier does not have to do anything under this guarantee if it considers that doing so would breach any anti-money laundering, counter-terrorism financing or economic or trade sanctions laws or regulations.

8	Uniform Rules for Demand Guarantees

This guarantee is subject to the Uniform Rules for Demand Guarantees 2010 Revision, Publication No. 758.

9	Governing law and jurisdiction

The law in force in [INSERT] governs this guarantee.

The Financier and the Beneficiary (on acceptance of this guarantee) submit to the non-exclusive jurisdiction of the courts of that place. To the extent permitted by law, the law of the Commonwealth as it applies in that jurisdiction governs a security interest provided for under this guarantee.

For and on behalf of #name of Financier#

#insert signing clause for Financier#

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	165

Project Monty - Syndicated Facility Agreement

Schedule 12 – Form of Verification Certificate

PROJECT MONTY – VERIFICATION CERTIFICATE

To:	[insert name and ABN of Agent] (“Agent”)

From:	[insert name and ABN of each Obligor delivering the certificate]

([each an] “Obligor”)

Dated:	[insert]

Dear Sirs,

Project Monty Syndicated Facility Agreement between GWI Acquisitions Pty Ltd

(ACN 615 317 130) (“Borrower”), each Obligor, the Agent and the Lenders defined therein dated [•] 2016 (“Syndicated Facility Agreement”)

1	I refer to the Syndicated Facility Agreement. Terms used in the Syndicated Facility Agreement have the same meaning in this Verification Certificate unless otherwise defined herein.

2	I am a Director of [the][each] Obligor and the confirmations and certifications given in this Verification Certificate are provided solely in my capacity as a Director of [the][each] Obligor.

3	Attached to this Verification Certificate and marked Annexure “A” is a copy of the certificate of incorporation of [the][each] Obligor.

4	Attached to this Verification Certificate and marked Annexure “B” is a copy of the constitution of [the][each] Obligor.

5	Attached to this Verification Certificate and marked Annexure “C” is a copy of the extract [Minutes of a meeting of the Board of Directors][circulating Directors’ resolutions] of [the][each] Obligor.

6	[Attached to this Verification Certificate and marked Annexure “D” is a copy of the extract resolution of the members of [insert relevant Obligors]]

7	[Attached to this Verification Certificate and marked Annexure “E” is a copy of each Major Authorisation and other material Authorisation required by [the][each] Obligor in connection with the entry into and performance transactions contemplated by the Transaction Documents or for the validity and enforceability of the Transaction Documents, being:

(i)	each SA Ground Lease;

(ii)	the AustralAsia Railway Project Concession Deed;

(iii)	the rail accreditation; and

(iv)	the ARTC Access Agreement.][Note: Include in relevant Obligor certificate which is party to these documents]

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	166

8	[The Borrower confirms as follows:

(i)	the Transaction will, simultaneously with Financial Close, be completed in accordance with the Share Sale Agreement; and

(ii)	there has been:

(A)	no waiver or any condition precedent or condition subsequent (where such waiver of condition subsequent has or would reasonably be likely to have an adverse effect on the interests of the Lenders) set out in;

(B)	no waiver or material amendment of any completion step set out in; or

(C)	no material amendment of,

the Share Sale Agreement without the Agent’s approval and all conditions precedent not waived have been or will be satisfied on Financial Close.] [Note: Include in the Borrower’s Verification Certificate]

9	Attached to this Verification Certificate and marked “Annexure F” are the specimen signatures of those persons appointed by the Directors of [the][each] Obligor as an Authorised Officer (and whose appointment remains in full force and effect on the date of this certificate).

10	[Each][The] Obligor is solvent.

11	Each confirmation given in this Verification Certificate is correct as at the date of this certificate. Each document annexed to this Verification Certificate is true, correct and up-to-date and remains in full force and effect as at the date of this certificate.

Signed by:

Name:

Director of [list each Obligor to whom the certificate relates]

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	167

Project Monty - Syndicated Facility Agreement

Schedule 13 – Excluded Contracts

1	Rolling Stock Maintenance Agreement between Freightliner Australia Pty Ltd (“Freightliner”) and Downer EDI Rail Pty Ltd dated on or around 1 July 2015.

2	Equipment Lease Agreement between CIMC Rolling Stock Australia Pty Ltd (CARS) and Freightliner dated 26 February 2014.

3	Amended and Restated Rail Haulage Agreement between OneSteel Manufacturing Pty Limited (OneSteel), GWA and Arrium Limited (Guarantor) dated 17 July 2012.

4	Plant Hire Contract between Swietelsky CPB Rail Joint Venture (SCRJV) and Freightliner dated 6 April 2016.

5	Riverina Intermodal Freight and Logistics Hub Exclusivity Agreement between Council of the City of Wagga Wagga and GWA dated 18 November 2015.

6	Rail Haulage Services Agreement (Wee Waa Facility) between Freightliner and Namoi Cotton Alliance (unincorporated joint venture of Louis Dreyfus Commodities Melbourne JVP Pty Ltd and Namcott Marketing Pty Ltd) originally dated 1 July 2009, as amended and restated.

7	Standing Offer for Hook and Pull Services Agreement between Australian Rail Track Corporation Ltd (ARTC) and Freightliner dated 16 June 2016.

8	RailCorp Track Access Agreement between Rail Corporation New South Wales (“RailCorp”) and GWA as the ‘Rail Operator’ dated 27 June 2013 (as amended).

9	RailCorp Track Access Agreement between RailCorp and Freightliner as the ‘Rail Operator’ dated 19 June 2015.

10	Licence Agreement for Exclusive Management between Australian Rail Track Corporation Limited (“ARTC”) and GWA dated 10 November 2000.

11	Licence Agreement (Goods Sidings) between ARTC and GWA dated 1 June 2004.

12	Rail Management Agreement between Flinders Ports Pty Limited (ACN 097 377 172) (“Flinders Ports”) and GWA dated 12 January 2012.

13	Port Adelaide Bulk Precinct Rail Access Agreement between Flinders Ports and GWA dated 11 January 2012, as amended on 17 September 2012.

14	Each SA Ground Lease.

15	Memorandum of Underlease between Coffey Corporate Pty Ltd and GWA (‘Keswick Office Lease’).

16	Lease from Overland Consolidated Pty Limited (as landlord) to Freightliner (as tenant) dated 22 August 2008 (“Pymble Office Lease”).

17	Sandgate Depot Lease from Peter Di Prinzio and Rita Di Prinzio (together, the Landlord) to Freightliner Australia Coal Haulage Pty Ltd.

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	168

18	Whyalla Lease between One Steel Manufacturing Pty Ltd (as landlord) and GWA.

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	169

Project Monty - Syndicated Facility Agreement

Schedule 14 – Approved Lenders

Part A – Banks

Agricultural Bank of China
Aozora Bank Ltd
Bank of America
Bank of China
Bank of Communications
Bank of Montreal
Bank of Nova Scotia Limited
Bank of Taiwan
BBVA
Bendigo and Adelaide Bank
BNP Paribas
The Bank of Tokyo-Mitsubishi UFJ, Ltd.
Business Development Bank of Canada
Caisse Centrale Desjardins
Cathay United
Chang Hwa Commercial Bank
China Construction Bank
China Development Bank
CIBC
Citigroup
Commerzbank
Credit Agricole CIB
Crédit Industriel et Commercial
CTBC Bank
DBS Bank Ltd
Deutsche Bank AG
Development Bank of Japan
DZ Bank
Erste Bank
Export Finance & Insurance Corporation
Hua Nan Commercial Bank
HSBC
HSH Nordbank
Industrial & Commercial Bank of China Ltd
ING Bank
Intesa
Investec Australia Limited
JP Morgan Chase & Co
Korea Development Bank
Korea Exchange Bank
Land Bank of Taiwan
Lloyds TSB
Mega International Commercial Bank
Mitsubishi UFJ Trust and Banking
Mizuho

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	170

National Australia Bank Limited
National Bank of Canada
Natixis
Nord / LB
Norinchukin
Overseas-Chinese Banking Corporation Limited (OCBC)
Rabobank
Royal Bank of Scotland
Royal Bank of Canada
Shinhan
Shinsei
SMTB
State Bank India
Sumitomo Mitsui Banking Corporation
Societe Generale
Standard Chartered Bank
Taiwan Cooperative Bank
The Norinchukin Bank
Toronto-Dominion Bank
United Overseas Bank Limited
Westpac Banking Corporation
Woori Bank

Part B – Funds, insurance companies and investment banks

Accident Compensation Corporation NZ
AMP
Australian Super
Blackrock
CARE Super Pty Limited
Challenger Limited
Hastings Funds Management
Industry Funds Management
HESTA Super Fund
Metrics Credit Partners Pty Ltd
REST Retail Employees Superannuation Trust
UniSuper Limited
Victorian Fund Management Corporation
Zurich Insurance
UBS
Westbourne Capital

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	171

Project Monty - Syndicated Facility Agreement

Signing page

DATED:    28 November 2016

BORROWER AND EACH OTHER ORIGINAL OBLIGOR

EXECUTED by GWI ACQUISITIONS	)
PTY LTD in accordance with section	)
127(1) of the Corporations Act 2001)
(Cth) by authority of its directors:	)
)
Signature of Gregory Pauline	)	Signature of Michael Morris
)
Signature of director	)	Signature of director~~/company secretary*~~
	)	*delete whichever is not applicable
GREGORY PAULINE	)
)
Name of director (block letters))		MICHAEL MORRIS Name of director~~/company secretary*~~
)
)
	)	(block letters)
	)	*delete whichever is not applicable

EXECUTED by GENESEE &	)
WYOMING AUSTRALIA PTY LTD in	)
accordance with section 127(1) of the	)
Corporations Act 2001 (Cth) by	)
authority of its directors:	)
	)	Signature of Michael Morris
Signature of Gregory Pauline	)
	)	Signature of ~~director/~~company secretary~~*~~
Signature of director	)	*delete whichever is not applicable
)
GREGORY PAULINE	)
	)	MICHAEL MORRIS
Name of director (block letters)
Name of ~~director/~~company secretary~~*~~
(block letters)
*delete whichever is not applicable

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	172

EXECUTED by GWI HOLDINGS NO.2)
PTY LTD in accordance with section	)
127(1) of the Corporations Act 2001)
(Cth) by authority of its directors:	)
)
)
Signature of Gregory Pauline	)	Signature of Michael Morris
Signature of director	)	Signature of director~~/company secretary*~~
	)	*delete whichever is not applicable
)
GREGORY PAULINE	)
Name of director (block letters))		MICHAEL MORRIS
Name of director~~/company secretary*~~
(block letters)
*delete whichever is not applicable

EXECUTED by GWI HOLDINGS PTY	)
LTD in accordance with section 127(1))
of the Corporations Act 2001 (Cth) by	)
authority of its directors:	)
)
)
Signature of Gregory Pauline	)	Signature of Michael Morris
Signature of director	)	Signature of director~~/company secretary*~~
	)	*delete whichever is not applicable
)
GREGORY PAULINE	)
Name of director (block letters))		MICHAEL MORRIS
Name of director~~/company secretary*~~
(block letters)
*delete whichever is not applicable

EXECUTED by GENESEE &	)
WYOMING AUSTRALIA EASTERN	)
PTY LTD in accordance with section	)
127(1) of the Corporations Act 2001)
(Cth) by authority of its directors:	)
)
)
Signature of Gregory Pauline	)	Signature of Michael Morris
Signature of director	)	Signature of director~~/company secretary*~~
	)	*delete whichever is not applicable
)
GREGORY PAULINE	)
Name of director (block letters)		MICHAEL MORRIS
Name of director~~/company secretary*~~
(block letters)
*delete whichever is not applicable

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	173

EXECUTED by GWA (NORTH) PTY	)
LTD in accordance with section 127(1))
of the Corporations Act 2001 (Cth) by	)
authority of its directors:	)
)
)
Signature of Gregory Pauline	)	Signature of Michael Morris
Signature of director	)	Signature of director~~/company secretary*~~
	)	*delete whichever is not applicable
)
GREGORY PAULINE	)
Name of director (block letters))		MICHAEL MORRIS
Name of director~~/company secretary*~~
(block letters)
*delete whichever is not applicable

EXECUTED by SA RAIL PTY LIMITED	)
in accordance with section 127(1) of	)
the Corporations Act 2001 (Cth) by	)
authority of its directors:	)
)
)
Signature of Gregory Pauline	)	Signature of Michael Morris
Signature of director	)	Signature of director~~/company secretary*~~
	)	*delete whichever is not applicable
)
GREGORY PAULINE	)
Name of director (block letters))		MICHAEL MORRIS
Name of director~~/company secretary*~~
(block letters)
*delete whichever is not applicable

EXECUTED by VIPER LINE PTY LTD	)
in accordance with section 127(1) of	)
the Corporations Act 2001 (Cth) by	)
authority of its directors:	)
)
)
Signature of Gregory Pauline	)	Signature of Michael Morris
Signature of director	)	Signature of director~~/company secretary*~~
	)	*delete whichever is not applicable
)
GREGORY PAULINE	)
Name of director (block letters))		MICHAEL MORRIS
Name of director~~/company secretary*~~
(block letters)
*delete whichever is not applicable

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	174

EXECUTED by FREIGHTLINER	)
AUSTRALIA PTY LTD in accordance	)
with section 127(1) of the Corporations	)
Act 2001 (Cth) by authority of its	)
directors:	)
)
)
Signature of Gregory Pauline	)	Signature of Nalin Weerakoon
Signature of director	)	Signature of director~~/company secretary*~~
	)	*delete whichever is not applicable
GREGORY PAULINE	)
)
Name of director (block letters)		NALIN WEERAKOON
Name of director~~/company secretary*~~
(block letters)
*delete whichever is not applicable
EXECUTED by FLA COAL SERVICES	)
PTY LTD in accordance with section	)
127(1) of the Corporations Act 2001)
(Cth) by authority of its directors:	)
)
)
Signature of Gregory Pauline	)	Signature of Nalin Weerakoon
Signature of director	)	Signature of director~~/company secretary*~~
	)	*delete whichever is not applicable
)
Gregory Pauline	)
Name of director (block letters))		NALIN WEERAKOON
Name of director~~/company secretary*~~
(block letters)
*delete whichever is not applicable

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	175

EXECUTED by FREIGHTLINER	)
AUSTRALIA COAL HAULAGE PTY	)
LTD in accordance with section 127(1))
of the Corporations Act 2001 (Cth) by	)
authority of its directors:	)
)
)
Signature of Gregory Pauline	)	Signature of Nalin Weerakoon
Signature of director	)	Signature of director~~/company secretary*~~*
	)	*delete whichever is not applicable
GREGORY PAULINE	)
)
Name of director (block letters)		NALIN WEERAKOON
Name of director~~/company secretary*~~
(block letters)
*delete whichever is not applicable
EXECUTED by ARG SELL DOWN	)
NO1 PTY. LIMITED in accordance with	)
section 127(1) of the Corporations Act	)
2001 (Cth) by authority of its directors:	)
)
)
Signature of Gregory Pauline	)	Signature of Michael Morris
Signature of director	)	Signature of director~~/company secretary*~~
	)	*delete whichever is not applicable
)
GREGORY PAULINE	)
Name of director (block letters))		MICHAEL MORRIS
Name of director~~/company secretary*~~
(block letters)
*delete whichever is not applicable

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	176

EXECUTED by GWA NORTHERN	)
PTY LTD in accordance with section	)
127(1) of the Corporations Act 2001)
(Cth) by authority of its directors:	)
)
)
Signature of Gregory Pauline	)	Signature of Michael Morris
Signature of director	)	Signature of director~~/company secretary*~~
	)	*delete whichever is not applicable
)
GREGORY PAULINE	)
Name of director (block letters))		MICHAEL MORRIS
Name of director~~/company secretary*~~
(block letters)
*delete whichever is not applicable

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	177

AGENT

SIGNED by Linda Juster	)
)
as attorney for NATIONAL	)
AUSTRALIA BANK LIMITED under	)
power of attorney dated 1 March 2007)
)
)
in the presence of:	)	Signature of Linda Juster
	)	By executing this document the
	)	attorney states that the attorney has
Signature of Jack Handford	)	received no notice of revocation of the
Signature of witness	)	power of attorney
)
JACK HANDFORD
Name of witness (block letters)

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	178

ORIGINAL LENDERS AND MLAs

SIGNED by Michelle Sichlau	)
)
)
as attorney for AUSTRALIA AND NEW	)
ZEALAND BANKING GROUP	)
LIMITED under power of attorney dated	)
)
17 April 2015)
)
in the presence of:	)	Signature of Michelle Sichlau
	)	By executing this document the
	)	attorney states that the attorney has
Signature of Elizabeth Athanassios	)	received no notice of revocation of the
Signature of witness	)	power of attorney
)
ELIZABETH ATHANASSIOS
Name of witness (block letters)

SIGNED by Michael Senyard	)
)
)
as attorney for and on behalf of BANK	)
OF AMERICA, N.A. AUSTRALIAN	)
BRANCH in the presence of:	)
)
)
Signature of William Lo	)
Signature of witness	)	Signature of Michael Senyard
	)	By executing this document the
	)	attorney states that the attorney has
WILLIAM LO	)	received no notice of revocation of the
Name of witness (block letters))		power of attorney
)

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	179

SIGNED by	)
)
Chris Ruffa, Managing Director	)
)
and	)
)
Monica Mikhail, Legal Counsel	)
)
as authorised signatories for BNP	)
PARIBAS in the presence of:	)
)
	)	Signature of Chris Ruffa
Signature of Elizabeth Athanassios	)	By executing this document the
Signature of witness	)	authorised signatory states that the
	)	attorney has received no notice of
	)	revocation of the power of attorney
ELIZABETH ATHANASSIOS	)
Name of witness (block letters))
)
)
	)	Signature of Monica Mikhail
	)	By executing this document the
Signature of Alexander Sorgese	)	authorised signatory states that the
Signature of witness	)	attorney has received no notice of
	)	revocation of the power of attorney
ALEXANDER SORGESE
Name of witness (block letters)

SIGNED by Roderick Hill, Managing	)
Director	)
)
and	)
)
Lachlan Tracey, Director	)
)
as authorised signatories for and on	)
behalf of CITIBANK, N.A. SYDNEY	)
BRANCH in the presence of:	)
)
	)	Signature of Roderick Hill
Signature of Chad Bochan	)	By executing this document the
Signature of witness	)	authorised signatory states that the
	)	attorney has received no notice of
CHAD BOCHAN	)	revocation of the power of attorney
)
Name of witness (block letters))
)
)
	)	Signature of Lachlan Tracey
Signature of Chad Bochan	)	By executing this document the
Signature of witness	)	authorised signatory states that the
	)	attorney has received no notice of
CHAD BOCHAN	)	revocation of the power of attorney
Name of witness (block letters)

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	180

SIGNED for and on behalf of
COMMONWEALTH BANK OF
AUSTRALIA by its attorney under
power of attorney in the presence of:

Signature of Alaster Long
By executing this document the attorney
Signature of Chad Bochan		states that the attorney has received no
Signature of witness		notice of revocation of the power of
attorney

CHAD BOCHAN
Name of witness (block letters)		ALASTER LONG
Name of attorney (print)

EXECUTIVE DIRECTOR
Title of attorney (print)

24 June 2013
Date of power of attorney

SIGNED for and on behalf of	)
JPMORGAN CHASE BANK, N.A.	)
in the presence of:	)
	)	Signature of Carolyn Hely
	)	By executing this document the
	)	authorised signatory states that the
Signature of Elizabeth Athanassios	)	attorney has received no notice of
Signature of witness	)	revocation of the power of attorney
)
)
ELIZABETH ATHANASSIOS	)	Name: CAROLYN HELY
Name of witness (block letters))

)
	)	Title: EXECUTIVE DIRECTOR
)

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	181

SIGNED by Richard Wheeler	)
)
)
as attorney for NATIONAL	)
AUSTRALIA BANK LIMITED under	)
power of attorney dated 1 March 2007)
)
)
in the presence of:	)
	)	Signature of Richard Wheeler
	)	By executing this document the
Signature of Elizabeth Athanassios	)	attorney states that the attorney has
Signature of witness	)	received no notice of revocation of the
	)	power of attorney
ELIZABETH ATHANASSIOS	)
Name of witness (block letters)

SIGNED by Tarek El-Rakshy, Head of	)
Energy & Infrastructure Project Finance	)
Australia	)
)
as attorney for SUMITOMO MITSUI	)
BANKING CORPORATION under	)
power of attorney dated 18 April 2016)
)
)
in the presence of:	)	Signature of Tarek El-Rakshy
	)	By executing this document the
	)	attorney states that the attorney has
Signature of Brett Ruitenberg	)	received no notice of revocation of the
Signature of witness	)	power of attorney
)

BRETT RUITENBERG
Name of witness (block letters)

SIGNED by Drew Riethmvlier	)
)
)
as attorney for THE BANK OF	)
TOKYO-MITSUBISHI UFJ, LTD. under	)
power of attorney dated 2 November	)
2016)
)
)
in the presence of:	)	Signature of Drew Riethmvlier
	)	By executing this document the
	)	attorney states that the attorney has
Signature of Hoa Huynh	)	received no notice of revocation of the
Signature of witness	)	power of attorney
)

Hoa Huynh
Name of witness (block letters)

© King & Wood Mallesons 30808466(1)_project monty - sfa - conformed copy (2).docx	Project Monty - Syndicated Facility Agreement	182